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EXHIBIT 10.18

ANDOVER, MASSACHUSETTS

LEASE

LANDLORD:	100 MINUTEMAN LIMITED PARTNERSHIP, a Massachusetts Limited Partnership
TENANT:	PICTURETEL CORPORATION, a Delaware Corporation
DATE:	October 10, 1995

TABLE OF CONTENTS

1.	BASIC LEASE PROVISIONS	1
2.	CONSTRUCTION OF PREMISES	3
3.	POSSESSION AND SURRENDER OF PREMISES	3
4.	TERM; CANCELLATION OPTION	3
5.	RENT	4
6.	TAXES	4
7.	OPERATING COSTS	5
8.	INSURANCE	6
9.	MONTHLY PAYMENT OF TAXES AND OPERATING COSTS; AUDITS	8
10.	UTILITIES AND LANDLORD'S SERVICES	9
11.	USE OF PREMISES	9
12.	MAINTENANCE AND REPAIRS	10
13.	ALTERATIONS	11
14.	INDEMNITY; SATISFACTION OF REMEDIES	12
15.	PARKING	14
16.	DAMAGE OR DESTRUCTION	14
17.	CONDEMNATION	16
18.	ASSIGNMENT AND SUBLETTING	17
19.	MORTGAGEE PROTECTION; UNPERMITTED FINANCING; LANDLORD'S LOAN DEFAULTS	21
20.	ESTOPPEL CERTIFICATES; FINANCIAL STATEMENTS	23
21.	DEFAULT	23
22.	REMEDIES FOR DEFAULT	24
23.	[SEE EXHIBIT "F"]	25
24.	GENERAL PROVISIONS	25
25.	HAZARDOUS SUBSTANCES	32
SIGNATURE PAGE		34

EXHIBIT LIST

"A"	Project Site Plan
"B"	Premises
"C"	Workletter
"CC"	PictureTel Initial Information
"D"	Base Rent
"E"	Rules and Regulations
"F"	Bankruptcy Provisions
"G"	Landlord's Services
"H"	Unamortized Cost Schedule
"I"	[INTENTIONALLY OMITTED]
"J"	Forms of Estoppel Certificate and Subordination, Non-disturbance and Attornment Agreement
"K"	Map
"L"	LC Note
"M"	Section 8.15 of Construction Loan Agreement
Addendum	#1	—	Rooftop Communications Equipment
Addendum	#2	—	Expansion Options
Addendum	#3	—	Net Proceeds
Addendum	#4	—	Purchase Options
Addendum	#5	—	Right of First Offer to Purchase
Addendum	#6	—	[INTENTIONALLY OMITTED]
Addendum	#7	—	Budget Savings (with Schedule 7AAA attached)

i

LEASE

        THIS INDENTURE OF LEASE, dated as of October 10, 1995 is between 100 MINUTEMAN LIMITED PARTNERSHIP, a Massachusetts limited partnership ("Landlord"), and PICTURETEL CORPORATION, a Delaware corporation ("Tenant").

        Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord on the following terms and conditions:

        1.    BASIC LEASE PROVISIONS.

          1.1    Summary.

        (a)  Occupancy Date: With respect to each Phase, when Landlord's Work for that particular Phase is deemed to be substantially completed (as described in Article 2) or Tenant occupies that Phase, whichever is earlier.

      (aa)  "Commencement Date": The later of: July 1, 1996; or the last Occupancy Date.

        (b)  Term: The term of this Lease will begin on the first Occupancy Date and will end eighteen (18) Lease Years after the Commencement Date, unless extended or terminated earlier per this Lease.

        (c)  Premises: The land located in Andover, Massachusetts, legally described in Exhibit "B," the Building, and all other improvements on the land.

      (cc)  1776 Premises: The property adjacent to the Premises owned by 1776 Limited Partnership or its successors.

        (d)  Building: The existing structure on the land designated as the "Building" in Exhibit "A," as it may be changed, enlarged or improved in the future pursuant to Landlord's Work or otherwise.

      (dd)  Phase: The parties initially contemplate that Landlord's Work for the Building generally will be subdivided into four (4) different areas, each of which may have a different Occupancy Date due to the differing nature of Landlord's Work necessary to meet the requirements of the users who ultimately will occupy those different areas (e.g., the majority of administrative, financing and marketing functions in one area, the majority of engineering and research and development functions in another area, and the majority of light manufacturing functions in a third area). Each of these separate areas is called a "Phase." The parties acknowledge that these areas may change during Landlord's Work, and that performing Landlord's Work in Phases and/or getting separate Certificates of Occupancy for each Phase may be impractical or unlawful.

        (e)  Base Rent: (see Exhibit "D").

          (f)  Tenant's Percentage: Tenant's Percentage for each Phase will be a fraction, expressed as a percentage, determined by dividing the rentable area of that Phase by the rentable area of the entire Building as if Landlord's Work was completed. If the rentable area of the entire Building is not known when a particular Phase is completed, then the rentable area of the Building shall be based on Landlord's reasonable determination at the time, with a retroactive adjustment when the rentable area of the Building is determined. Notwithstanding anything to contrary, the rentable area shall be determined in each case by Landlord's architect or representative in a consistent fashion, and upon the occurrence of the Occupancy Date for all of the Phases, Tenant's Percentage shall be 100%.

        (g)  Letter of Credit: (See Section 24.17).

        (h)  Use of Premises: For general office purposes, engineering, research and development, light manufacturing, demonstration of video teleconferencing systems, training rooms, customer demonstrations, repairs, distribution and warehousing, and uses incidental thereto.

          (i)  Notice to Tenant Prior to First Occupancy Date:

    PictureTel Corporation
    The Tower at Northwoods
    222 Rosewood Drive
    Danvers, Massachusetts 01923
    Attn: Chief Financial Officer

    With a Copy to:

    PictureTel Corporation
    The Tower at Northwoods
    222 Rosewood Drive
    Danvers, Massachusetts 01923
    Attn: Vice President, Human Resources

          (j)  Notice to Landlord:

    c/o Brickstone Properties, Inc.
    300 Brickstone Square
    Andover, Massachusetts 01810
    Attn: Martin Spagat

    With a Copy to:

    c/o U.S. Managers Realty, Inc.
    433 North Camden Drive, Suite 960
    Beverly Hills, CA 90210
    Attn: John G. Baker, Esq.

        (k)  Guarantor: N/A.

          (l)  Tenant's Broker: Avalon Partners, Inc.

        (m)  Certain Other Defined Terms: [See Section 24.18]

If there is a conflict between this summary and the rest of this Lease, the rest of this Lease will control.

          1.2    Site Plan.    Exhibit "A" is the general site plan of the land, the Building and the other principal improvements that are now part of the Premises. The parties acknowledge and agree that the site plan may change as a result of Landlord's Work, and so the parties agree that Landlord will have the right to substitute for Exhibit "A" another general site plan, if necessary, to depict the Premises more accurately upon such substantial completion.

          1.3    Premises.    Subject to and in accordance with the terms and limitations in this Lease (including any regarding prior notice, entry and the non-disturbance of Tenant's business), Landlord reserves the right to install, maintain, repair and replace Systems and Equipment within or serving the Building or the rest of the Premises or otherwise modify the Premises in emergencies or in order to comply with its obligations or exercise its rights under this Lease or to comply with Laws or insurance requirements or to protect health, safety or property or to provide access and parking and associated improvements for the 1776 Premises in accordance with easements to be granted to 1776 Limited Partnership (the "1776 Easements"), and in so doing Landlord will endeavor to not interrupt Tenant's uses of the Premises or the services Landlord is required to provide under this Lease more than reasonably necessary. Landlord will not otherwise have the right to materially modify the Premises unless it obtains Tenant's approval, which will not be unreasonably withheld or delayed.

        2.    CONSTRUCTION OF PREMISES.

        Landlord will perform "Landlord's Work" and Tenant will perform "Tenant's Work" (if any) as described in the Workletter attached as Exhibit "C." The good faith written certification by Landlord's architect of the substantial completion of Landlord's Work and the issuance of a temporary or final certificate of occupancy by the Town of Andover will be binding on the parties as to the date of substantial completion for each Phase. Except for Tenant delays and force majeure, Landlord will diligently attempt to substantially complete Landlord's Work on or before July 1, 1996. Landlord's Work for each Phase will be deemed substantially completed even if Landlord has not completed "punch list" or other minor items, as long as Landlord agrees to complete these items diligently. Tenant's final punch list for each Phase will be submitted to Landlord within fifteen (15) days after Landlord notifies Tenant that Landlord's Work is substantially completed. Subject to scheduling requirements for the completion of Landlord's Work, Tenant's contractors may have access to the Premises prior to the completion of Landlord's Work as described in Exhibit "C," and to the extent that conflicts with the scheduling for Landlord's Work can reasonably be avoided, Landlord and its contractors will attempt to cooperate reasonably with Tenant's contractors so that Tenant's Work can be completed in a timely manner.

        3.    POSSESSION AND SURRENDER OF PREMISES.

        When this Lease terminates, Tenant will remove from the Premises all of its signs, movable trade fixtures and equipment, inventory and other personal property, whether owned by Tenant or its Affiliates ("Tenant's Property"). Tenant's Property remaining more than five (5) business days after delivery of written notice from Landlord after such termination will be deemed abandoned and Landlord may keep, sell, destroy or dispose of it without any Liabilities to Tenant or its Affiliates. Tenant will repair all damage and surrender the Premises broom clean and in good order, condition and repair, reasonable wear and tear, damage by fire and casualty and taking by eminent domain excepted.

        4.    TERM; CANCELLATION OPTION.

        (a)  This Lease is effective as of the date first set forth above, and the term begins on the first Occupancy Date for a Phase and ends eighteen (18) Lease Years after the Commencement Date, unless terminated earlier or extended in accordance with this Lease. A "Lease Year" is a period of twelve (12) consecutive calendar months during the Lease term, starting with the Commencement Date. However, the first Lease Year is the first twelve (12) full calendar months plus the partial month (if any) after the Commencement Date if the Commencement Date is not the first day of the month, and the last Lease Year may be less than twelve (12) months. In addition to the rent payable for the first Lease Year, Tenant will pay rent for the partial calendar month (if any) after the Commencement Date. Within ten (10) days after Landlord's request in each instance, Tenant will execute an agreement confirming the Occupancy Date for each Phase and/or the Commencement Date. Tenant's failure to execute such an agreement will not affect the actual Occupancy Date for a Phase or the actual Commencement Date.

        (b)  Subject to the terms hereof, and provided that Tenant is not then in default, Tenant will have the right (the "Cancellation Option") to cancel and terminate this Lease as of the end of the tenth (10th) Lease Year (the "New Termination Date") if and only if Tenant delivers to Landlord at least twelve (12) months prior to the New Termination Date: an unconditional written notice of termination; and, together with such notice, Ten Million and No/100 Dollars ($10,000,000.00) in good and clear funds as a cancellation fee (the "Cancellation Fee"). Time is of the essence, and notwithstanding anything to the contrary, if for any reason this notice and payment are not made as and when required, or if before the valid exercise of the Cancellation Option a Purchase Option or an Extension Option or the Purchase Election under Addendum #5 has been exercised or the Lease Term is extended pursuant to the specific terms in this Lease or Tenant or any of its Related Entities has entered into any agreements or exercised any rights to lease additional space in a new building or buildings, or an enlargement of the Building after completion of Landlord's Work, totalling more than 50,000 square feet to be constructed on the Premises or the 1776 Premises or to purchase or otherwise acquire all or any portion of the Premises or the 1776 Premises or any interest in Landlord, or if Tenant or any of its Related Entities leases any portion of the 1776 Premises or exercises any rights it may have to cause 1776 Limited Partnership to construct any buildings on the 1776 Premises, at Landlord's election the Cancellation Option will terminate and be null and void. Subject to the foregoing, if the Cancellation Option is validly exercised, this Lease will terminate and expire as of the New Termination Date, and Tenant will continue to pay all rent and perform all of its obligations through and until the New Termination Date. The termination of this Lease will not relieve Tenant from Liabilities for any of its defaults, nor will the termination extinguish Liabilities for any indemnities or for any other obligations that survive pursuant to the terms of this Lease.

        (c)  If Tenant or any of its Related Entities ever leases any portion of the 1776 Premises from 1776 Limited Partnership, then, if necessary, the initial term of this Lease automatically shall be deemed extended (but not shortened) so that the initial term of this Lease and the initial term of Tenant's lease with 1776 Limited Partnership will be co-terminous.

        5.    RENT.

        (a)  For each Phase, Tenant will pay the base rent as shown in Exhibit "D" in equal monthly installments in advance beginning on the later of July 1, 1996 or the Occupancy Date for that Phase, and thereafter on the first day of each month during the term (except as otherwise shown in Exhibit "D"), prorated for any portion of a month. The term "rent" includes base rent, additional rent and all other amounts to be paid by Tenant under this Lease, whether or not specifically described as rent. All rent will be paid without demand, deduction, counterclaim or offset of any type (except as may be specifically provided otherwise elsewhere in this Lease) in lawful U.S. legal tender at 433 North Camden Drive, Suite 960, Beverly Hills, California 90210, Attn: Accounting Dept., or to such other person or place as Landlord may from time to time designate. Notwithstanding the foregoing, if and for so long as there is a mortgage loan encumbering the Premises or a loan that is secured by the Letter of Credit, at the written request of Tenant Landlord and Tenant will establish a collection account for the receipt and disbursement of base rent. In such event, Tenant will pay the base rent as and when required each month into this collection account, and the collection agent promptly will disburse from such amount an amount sufficient to pay debt service and any other amounts owed to the mortgage lender and the lender of the loan secured by the Letter of Credit, with the balance being disbursed first to Tenant (but only if and to the extent necessary to pay current debt service to Tenant under the LC Note per Section 24.17(f) if any amounts are then owed under the LC Note) and then to Landlord. The collection agent and the terms of this collection account will be subject to the mutual written approval of Landlord and Tenant, which approval will be based on customary terms for such agreements and will not be unreasonably withheld or delayed.

        (b)  If Tenant provides and continues to provide the Letter of Credit in accordance with Section 24.17 and otherwise does not default under this Lease, within thirty (30) days after payment by Tenant and delivery to Landlord of an invoice therefor and reasonable evidence of Tenant's payment (but not earlier than the date that Tenant pays its first full month of base rent under this Lease), Landlord either will reimburse to Tenant, or credit against rent owed by Tenant, the actual amounts paid by Tenant to the issuer of the Letter of Credit for such issuance, up to an annual amount equal to one percent (1%) of the face amount of the Letter of Credit from time to time.

        6.    TAXES.

          6.1    Definition of Taxes.    "Taxes" means all taxes, assessments, levies, charges and fees imposed against, for or in connection with all or any portion of: the Premises; the use, ownership, leasing, occupancy, operation, management, repair, maintenance, demolition or improvement of the Premises; the amount of, or Landlord's right to receive or the receipt of, rent, profit or income from the Premises (but specifically excluding Landlord's net income taxes); improvements, utilities and services, whether because of special assessment districts or otherwise; the value of Landlord's interest in the Premises; and fixtures, equipment and other real or personal property used in connection with the Premises. Taxes also include, without limitation, license fees, sales, use, capital and value-added taxes, penalties (but only if Tenant does not pay its share of Taxes as and when required), interest and costs incurred in contesting taxes, and any charges or taxes in addition to, in substitution or in lieu of, partially or totally, any taxes or charges previously included within this definition, including taxes or charges completely unforeseen by the parties and collected from whatever source. Taxes do not include: Landlord's federal or state net income, franchise, excise, inheritance, gift or estate taxes, and any deed stamps or documentary or transfer taxes payable upon the Transfer of the Premises to any of Landlord's Control Affiliates.

          6.2    Payment of Taxes.    Subject to and in accordance with Article 9, starting as of the first Occupancy Date for a Phase and continuing thereafter during the term, Tenant will pay Tenant's Percentage of Taxes directly to Landlord as additional rent within fifteen (15) days after receipt of Landlord's bill. Taxes that are assessed during the term of this Lease and also cover any periods prior to or after the term of this Lease will be appropriately prorated.

          6.3    Tenant's Taxes.    Tenant will pay all taxes assessments, license fees and charges levied, assessed or imposed on Tenant, Tenant's business operations and Tenant's Property, and Tenant will indemnify and hold Landlord and its Affiliates harmless from any Liabilities in connection therewith or in connection with any non-payment thereof.

          6.4    Contest.    Tenant will have the right to contest the amount or validity of any Taxes with the appropriate governmental authorities, provided that: Tenant pays all Taxes when due and complies with all applicable rules, regulations and other Laws in connection with such contest; Tenant pays all costs and expenses in connection with such contest and neither Landlord nor the Premises will, as a result of such contest or any nonpayment of Taxes, become subject to any cost, loss, claim, liability, lien or encumbrance of any type. Tenant will indemnify and hold Landlord and its Affiliates harmless from any Liabilities in connection with any such contest or any nonpayment of Taxes. Landlord also will have the right to contest Taxes. A prorata share of any refund of Taxes obtained, net of all bona fide costs and expenses incurred in connection with the contest resulting in such refund, shall be refunded to Tenant in proportion to the amount of the Taxes paid by Tenant to which such refund relates.

        7.    OPERATING COSTS.

          7.1    Definition of Operating Costs.

        (a)  "Operating Costs" are all costs and expenses incurred in connection with the Premises and for its ownership, operation, management, maintenance, repair, restoration and replacement, including, without limitation, costs for: services, costs and utilities not otherwise directly paid or reimbursed by Tenant; materials, supplies and equipment; premiums for Landlord's insurance policies and deductibles thereunder; wages and payroll, including bonuses, fringe benefits, workers compensation and payroll taxes (but excluding the foregoing payable to Landlord's partner or chief executive charged with the operation and management of the Premises, currently Martin Spagat); professional and consulting fees; management fees at the rate of 3.5% of all scheduled base rent, Taxes and Operating Costs payable by Tenant (without giving effect to any abatements or reductions) and utilities and services payable by Tenant (other than those payable by Tenant directly to third-party providers), or at prevailing rates, whichever is greater, or if no managing agent is retained, an amount in lieu thereof not in excess of the greater of the foregoing amounts; complying with any Laws and insurance requirements; environmental matters, including, without limitation, costs of investigations, disclosures, preventive measures, remediation, disposal, audits, monitoring, maintenance and responsive actions; roadway maintenance;

costs payable in connection with any easements that benefit or burden the Premises; capital expenditures (excluding those incurred for repairs or rebuilding resulting from a casualty, but including an amount thereof equal to any deductibles under Landlord's casualty insurance policies); an annual audit of Landlord's books and records relating to the Premises and the preparation of Landlord's annual financial statements (but not its tax returns); and snowplowing and landscaping. Operating Costs do not include: Taxes; depreciation of the Premises structures and improvements; Landlord's loan or ground lease payments (including principal payments); costs of negotiating and enforcing leases; brokerage commissions; costs of any items otherwise includable in Operating Costs to the extent that they are reimbursed under warranties or by insurance proceeds or condemnation awards; costs for Landlord's California corporate office; costs of Landlord's Work; and costs directly paid or specifically reimbursed by Tenant (other than by an allocation of Operating Costs).

        (b)  Subject to the other terms and conditions of this Lease, until the end of the ninth (9th) Lease Year, Operating Costs also will not include, and Landlord will be responsible at its cost for, the replacement of the Building's roof and major structural members (as opposed to the cost of the repair and maintenance thereof, which will be included as part of Operating Costs), unless such replacement is required due to the acts or omissions of Tenant or its Affiliates, in which case Tenant will be solely responsible for all costs in connection therewith.

        (c)  If Tenant validly exercises its Cancellation Option, then the terms set forth in Section 7.1(b) above will continue until the New Termination Date. If Tenant does not validly exercise its Cancellation Option, then the costs for such replacement will be included as part of Operating Costs starting as of the beginning of the tenth (10th) Lease Year and ending as of the beginning of the seventeenth (17th) Lease Year.

        (d)  If the first Extension Option is exercised, or Tenant otherwise agrees to extend the Lease term or the Lease term is otherwise deemed to have been extended pursuant to the specific terms of this Lease, or if Tenant or any of its Related Entities has entered into any agreements or exercised any rights to lease additional space in a new building or buildings, or an enlargement of the Building after completion of Landlord's Work, totalling more than 50,000 feet to be constructed on the Premises or to purchase or otherwise acquire all or any portion of the Premises or any interest in Landlord, then the cost for such replacement will be included as part of Operating Costs for the seventeenth (17th) and eighteenth (18th) Lease Years and thereafter if this Lease is extended. If none of the events described in the preceding sentence occur, then the terms of Section 7.1(b) again will apply during the seventeenth (17th) and eighteenth (18th) Lease Years.

          7.2    Payment of Operating Costs.    Subject to and in accordance with Article 9, starting as of the first Occupancy Date for a Phase and continuing thereafter during the term, Tenant will pay Tenant's Percentage of Operating Costs to Landlord as additional rent within thirty (30) days after receipt of Landlord's bills.

        8.    INSURANCE.

          8.1    Tenant's Insurance.

        (a)  Tenant will maintain during the term:

          (i)    Commercial general liability insurance (Broad Form CGL, or if this insurance is not then commercially available, the closest equivalent), with contractual liability (including indemnities made by Tenant in this Lease), cross-liability endorsements (or the equivalent) and fire legal liability endorsements, and automobile liability insurance. The amount of this insurance will be at least $10 Million combined single limit for each occurrence, with a deductible not to exceed $10,000.00. If this policy includes a "general aggregate" limit, the limit will be at least two (2) times the combined single limit per occurrence.

          (ii)  "All risk" casualty insurance (or if this insurance is not then commercially available, the closest equivalent), covering all of Tenant's Property and all Alterations made by or for the benefit of Tenant (excluding Landlord's Work). This insurance will be for full replacement cost (which may be subject to standard exclusions in such policies).

          (iii)  Employer's liability insurance of not less than $1,000,000.00, and worker's compensation insurance in statutory limits.

        (b)  Tenant's commercial general liability policy must: name Landlord and the following parties as additional insureds: Landlord and its general partners, Landlord's Mortgagees, and the property managers; be written on an "occurrence" basis; be from insurers licensed to do business in Massachusetts and who also maintain a Best's rating of at least A+; and state with respect to both liability and casualty policies that the insurers will not cancel, fail to renew or modify the coverage without first giving Landlord at least thirty (30) days prior written notice (provided, however, that notice of modification will not be required with respect to modifications which neither reduce the policy limits or materially restrict or reduce the coverage provided by a policy). No more than once every five (5) years during the term, upon Landlord's written request the limits of Tenant's insurance policies shall be increased to amounts as reasonably determined by Landlord based upon customary practices of other prudent landlords.

        (c)  Tenant will supply copies of each paid-up policy or a certificate from the insurer certifying that the policy has been issued and complies with all of the terms of this Article. This insurance must be in effect and the policies or certificates delivered to Landlord on or before the first Occupancy Date for a Phase, or on or before the date that Tenant or its contractors or representatives first enter the Premises, whichever is earlier, and renewals provided not less than thirty (30) days before the expiration of the coverage. Landlord always may inspect and copy any of the policies.

          8.2    Landlord's Insurance.

        (a)  Landlord will maintain during the Lease term the following insurance policies (or if any of them are not commercially available, the closest equivalents): an "all risk" casualty insurance policy for the full replacement cost (or the highest amount not in excess thereof that is reasonably commercially available) of the Building (which may be subject to standard exclusions in such policies and to exclusion for foundations and footings), rental loss insurance providing coverage for two (2) years (or the longest period not in excess thereof that is reasonably commercially available) of base rent and estimated Taxes and Operating Costs, commercial general liability insurance (Broad Form CGL) of at least $10 Million combined single limit for each occurrence, with a deductible not to exceed $10,000.00, and other insurance policies with commercially reasonable carriers in such amounts, with such deductibles and providing protection against such perils as Landlord determines to be necessary in its reasonable discretion. All losses on all policies maintained pursuant to this Article will be settled in Landlord's name (or as otherwise designated by Landlord) and proceeds will belong and be paid to Landlord except if and to the extent specifically set forth in Addendum #3 and Addendum #4 or by reference in Addendum #5. Landlord makes no representations or warranties as to the adequacy of any insurance to protect Landlord's or Tenant's interests. Upon Tenant's written request, Landlord will provide Tenant with certificates of Landlord's insurance.

        (b)  Tenant and its Affiliates will not undertake, fail to undertake or permit any acts or omissions which will increase the cost of, violate, void or make voidable all or any portion of any insurance policies maintained by Landlord, unless Landlord gives its specific written consent and Tenant pays all increased costs to Landlord on demand.

          8.3    Waiver of Subrogation.

          Landlord shall cause each casualty insurance policy required to be carried under this Lease (or actually carried by Landlord) to be written in such a manner as to provide that the insurer waives all right of recovery by way of subrogation against Tenant in connection with any loss or damage covered by that policy, even if such loss or damage may have been caused by the act, omission, negligence or strict liability of Tenant, its subtenants or assignees or any of their officers, directors, agents, employees, contractors, licensees, invitees or suppliers. Tenant shall cause each casualty insurance policy required to be carried by Tenant under this Lease (or actually carried by Tenant) to be written in such a manner as to provide that the insurer waives all right of recovery by way of subrogation against Landlord and any other additional insureds in connection with any loss or damage covered by that policy, even if such loss or damage may have been caused by the act, omission, negligence or strict liability of Landlord or the additional insureds or their respective general or limited partners, officers, directors, agents, employees, contractors, licensees, invitees, suppliers, successors or assigns and neither party shall be liable to the other for any loss or damage to the property of the other party caused by fire or any of the casualties covered by the casualty insurance policies required to be maintained under this Lease (or actually maintained) by the other party even if such loss or damage is caused by the party or any of the other persons or entities described above in this clause and even if the cost of the loss or damage is below the deductible amount on the applicable policy or policies maintained.

        9.    MONTHLY PAYMENT OF TAXES AND OPERATING COSTS; AUDITS.

          9.1    Monthly Payments.    At any time and from time to time, and subject to later change, Landlord may elect to have Tenant pay its share of Taxes and Operating Costs (or either of them) in monthly installments, in advance on the first of each month, based on amounts reasonably estimated by Landlord (as revised from time to time). If these estimated monthly payments are required, after the end of each tax fiscal year, Lease Year or other relevant periods selected by Landlord, Landlord will deliver to Tenant a statement of the actual amounts due for the period. Any additional amounts due from Tenant will be payable as additional rent within thirty (30) days (fifteen [15] days for Taxes) after receipt of Landlord's statement, and any overpayment by Tenant will be refunded by Landlord or deducted from the next monthly installments due for that particular payment category. At any time or from time to time, Landlord may deliver a bill to Tenant for Tenant's share of Taxes and Operating Costs (or either of them), and Tenant will pay the amount due to Landlord as additional rent within thirty (30) days (fifteen [15] days for Taxes) after receipt of Landlord's bill. Tenant will receive a credit for any estimated monthly payments already paid by Tenant for the period covered by that bill.

          9.2    Tenant's Audit of Taxes and Operating Costs.    Upon Tenant's written request in each instance, Landlord will furnish Tenant reasonable backup information for its itemized statements. During the Lease term (and after the Lease term, but within ninety (90) days after Landlord's last invoice to Tenant), and upon at least fourteen (14) days' prior written notice to Landlord, not more than once in each calendar year Tenant may audit Landlord's records of Taxes and Operating Costs for the prior calendar year in order to verify the accuracy of the Taxes and Operating Costs charged to Tenant. Such audit will be conducted only during regular business hours where Landlord maintains its records (which Landlord agrees will be in Massachusetts or California) and Tenant will deliver a copy of the results of the audit to Landlord within fifteen (15) days after receipt by Tenant. All audits will be conducted at Tenant's cost and expense and no subtenant will have the right to conduct an audit, and no assignee will have the right to conduct an audit for any period when the assignee was not in possession of the Premises.

          9.3    Landlord's Audit.    In addition to providing the information described in Addendum #3, Landlord shall arrange for an annual audit to be made of its books and records relating to this Lease (including with respect to Net Proceeds under Addendum #3). Landlord shall deliver a copy of this annual audit to Tenant within ten (10) days after it is received in final form by Landlord. Tenant shall have the right, at its sole cost and expense, at any time during the term of this Lease and for six (6) months thereafter, to consult with Landlord's auditors regarding such audit. If the results of an annual audit made by Landlord's auditors show an underpayment or overpayment with respect to Net Proceeds, the shortfall or the excess, as applicable, will be paid or refunded within thirty (30) days after the final results of such audit have been delivered to Landlord and Tenant.

        10.    UTILITIES AND LANDLORD'S SERVICES.

        (a)  Landlord will initially be responsible for bringing utility services (including electricity and hot and cold running water) to the Building to the extent provided as part of Landlord's Work in Exhibit "C." Beginning as of the Occupancy Date for each Phase, Tenant will pay when due to the furnishing parties all fees and costs associated with utilities and communication services provided to or for the benefit of Tenant or the Premises for that Phase, including, without limitation, electricity, water, sewer, gas, heat, telephone, trash and waste removal and disposal, and all other utilities and services provided, whether or not separately metered. If and to the extent that an Occupancy Date has occurred for a Phase but Landlord's Work is continuing with respect to other Phases, if necessary there shall be reasonable proration between Landlord and Tenant of utilities and services consumed for Landlord's Work, so that Landlord bears the cost for such utilities and services. If utilities and services payable by Tenant are not charged to Tenant directly by a public utility, Tenant will pay the charges therefor (as determined by meter or submeter, or if there is no meter or submeter as reasonably determined by Landlord) directly to Landlord as additional rent, either monthly when base rent is due, or within fifteen (15) days after receipt of Landlord's bill, at Landlord's option. Landlord will not be responsible for any Liabilities incurred by Tenant or Tenant's Affiliates nor may Tenant abate rent, terminate this Lease or pursue any other right or remedy against Landlord or Landlord's Affiliates, as a result of any termination or malfunction of any utilities or systems except as specifically provided otherwise in this Lease, although this will not be deemed to limit in any way Landlord's repair and maintenance obligations under Section 12.1 or its repair and/or restoration obligations under Articles 16 and 17 if and to the extent applicable.

        (b)  During the Lease term, Landlord shall provide the services ("Landlord's Services") set forth in Exhibit "G."

        (c)  Tenant shall have access to the Premises 365 days per year, 24 hours per day, unless and to the extent that and for as long as such access is prevented by reason of casualties, emergencies, force majeure or by reason of necessary maintenance or repairs.

        11.    USE OF PREMISES.

        Tenant will use the Premises for the purposes described in Section 1.1(h), but for no other purpose. Tenant will:

        (a)  Not permit any objectionable or unreasonable noises, vibrations, odors or fumes in or to emanate from the Premises, nor commit or permit any waste, improper, immoral or offensive use of the Premises, any public or private nuisance or anything that disturbs the quiet enjoyment of neighboring owners or tenants. All deliveries and pickups must be conducted at reasonable times and in a reasonable manner. All trash and waste products must be stored, discharged, processed and removed in a reasonable manner and in compliance with applicable Laws and so as not to be visible to neighboring owners or tenants or create any health or fire hazard.

        (b)  [INTENTIONALLY OMITTED]

        (c)  Not: permit any coin or token operated vending, pinball, gaming or other mechanical devices on the Premises, except for telephones and vending machines solely for use by Tenant's employees and its business invitees; permit governmental or quasi-governmental agencies to occupy the Premises; use or operate the Premises for retail sales to the general public or as a messenger, answering or employment service, doctors' offices, for banking or mortgage broker or mortgage banking purposes

(but a credit union of not more than 1,800 square feet serving only Tenant's employees will not be deemed excluded by this clause), a restaurant or food-service facility (other than for Tenant's employees and its business invitees), a school or educational institution (although training and demonstration rooms for Tenant's employees and customers are permitted), or living or sleeping quarters; store, sell or distribute obscene, lewd or pornographic materials or engage in related businesses in or from the Premises; or conduct any auction, distress, fire, bankruptcy or going-out-of- business sale (except that Tenant may conduct such a sale once each calendar year in the Premises of its equipment and products, provided that each such sale is in accordance with applicable Laws and lasts no more than three (3) days).

        (d)  Comply with: Laws and insurance requirements affecting the Premises or any use and occupancy thereof, including, without limitation, making required alterations to the Premises; and Landlord's rules and regulations and reasonable changes to those rules and regulations made by Landlord from time to time (provided that such reasonable changes are not materially more adverse to Tenant than the current rules and regulations). Tenant will, at its expense, obtain and maintain all licenses, approvals and variances necessary to conduct its business and occupy the Premises (other than the initial temporary or final Certificates of Occupancy to be obtained in connection with Landlord's Work, but none of those licenses, permits or variances will be binding on or in any way affect or restrict Landlord or the Premises itself.

        (e)  If it wishes, install exterior signage on the Building as well as a limited number of monument signs, which shall be subject to compliance with applicable Laws and Landlord's approval as to size, location, materials and design, which approval shall not be unreasonably withheld. Subject to compliance with applicable Laws, Tenant may install such interior signage as it may deem necessary or advisable. Tenant will be responsible for the maintenance and repair of its signage, and on or before the expiration of the term, it will remove its signage and repair any damage to Landlord's reasonable satisfaction.

        (f)    During the Lease term, unless Tenant's right to possession is terminated pursuant to this Lease, Tenant and its employees will have access to the Premises twenty-four (24) hours per day, three hundred sixty-five (365) days per year, subject to emergencies, force majeure and necessary repairs, maintenance or construction.

        12.    MAINTENANCE AND REPAIRS.

          12.1    Landlord's Obligations.    Landlord will repair and maintain: the roadways, sidewalks, parking lot and loading docks of the Premises, and provide snow plowing and landscaping for the Premises; the roof, any elevators, the structural elements of the Building (including structural elements of the columns, stairwells, foundations, floors and exterior walls of the Building, but not the interior surfaces of any walls, floors or ceilings); the plumbing Systems and Equipment, but excluding any specialty plumbing Systems and Equipment for Tenant's engineering, research and development or manufacturing processes or any kitchen appliances or cafeteria equipment or installations; the base building HVAC system (but excluding any special systems, such as special computer-room cooling systems, etc.); the exterior windows and exterior glass of the Premises (except as provided in Section 12.2 below); and the base building life safety and sprinkler systems, and the base building electrical system (but excluding for example Tenant's own security system and any special or above-standard systems, such as special computer-room systems, etc.) All of the foregoing will be performed in a manner generally similar to the repair and maintenance activities customarily undertaken by prudent owners of property similar to the Building. However, subject to the terms in Section 8.3 of this Lease regarding casualties and waivers of claims for damage, Tenant will be responsible for all repairs and maintenance resulting from Tenant's Alterations or the negligent or intentional acts or omissions of Tenant or its Affiliates. Landlord will make its repairs within a reasonable time following Tenant's notification that the repairs are required and once begun will proceed diligently with such repairs. Landlord's obligations are subject to the provisions of Articles 16 and 17 and the rest of this Lease. If requested by Tenant, Landlord will provide a full-time or part-time building engineer on-site on the Premises to help supervise and perform Landlord's repair, maintenance and service obligations, and all costs for such personnel shall be deemed to part of Operating Costs.

          12.2    Tenant's Obligations.    Except for Landlord's obligations in Section 12.1, Tenant will maintain and repair the Building and the Systems and Equipment serving the Building in a first-class manner, provide its own janitorial service and keep the Building in good order and condition, including, without limitation, Tenant's Property, all doors, windows (but only to the extent of breakage or damage caused by Tenant or its Affiliates), window treatments, wall coverings, floor coverings, non-structural portions of the ceiling, floor and walls, and Tenant's Alterations (unless otherwise requested by Landlord), reasonable wear and tear and damage by fire and casualty excepted. Landlord will reasonably cooperate with Tenant to enforce any warranties that Landlord may receive in connection with any equipment that Tenant is required to maintain.

        13.    ALTERATIONS.

          13.1    Landlord's Consent.    "Alterations" means Tenant's alterations, additions, improvements, remodeling, repainting, decorations or other changes (not including the tenant improvements made as part of Landlord's Work). Tenant may make nonstructural Alterations to the interior of the Building without Landlord's consent provided that Tenant complies with this Article and the rest of this Lease and the Alterations do not: affect the windows or the exterior of the Building; increase any mezzanine areas of the Building; adversely affect the strength, structural integrity or load-bearing capacity of any portion of the Building; or adversely affect the Systems and Equipment in the Building. All other Alterations require Landlord's prior written consent, which may be withheld arbitrarily. Whether or not Landlord's consent is required, Alterations are subject to the rest of this Article.

          13.2    Notice.    Tenant will notify Landlord at least fifteen (15) days before beginning any Alterations (other than the initial Tenant's Work for each Phase). Together with Tenant's notice, or if notice is not required then prior to beginning the Alterations, Tenant will give Landlord copies of the necessary permits and approvals and, if Landlord deems it necessary in its arbitrary discretion, plans and specifications for the Alterations (but not for minor, non-structural Alterations such as wall coverings, wall hangings, built-in cabinetry, movable partitions, carpeting and painting). Landlord's review or approval of Tenant's plans and specifications is solely for Landlord's benefit and will not be considered a representation or warranty to Tenant as to safety, adequacy, efficiency, compliance with Laws or any other matter, or a waiver of any of Tenant's obligations. Except for items of Tenant's Property, and unless otherwise specifically agreed by Landlord in writing in response to Tenant's specific written request in each instance with respect to each Alteration, at the end of this Lease all Alterations will be removed and the Premises restored to its condition prior to the Alterations, unless otherwise requested in writing by Landlord prior to the end of this Lease, in which case they will be surrendered with the Premises at the end of this Lease and will be deemed to be Landlord's property (except for moveable partitions, which will remain Tenant's Property).

          13.3    Compliance with Laws.    Alterations will comply in all respects with this Lease and applicable Laws and insurance requirements. Alterations will be done in a first-class manner, using first quality materials, and so as not to interfere with Landlord or other tenants in the Premises, cause labor disputes, disharmony or delay, or impose any Liabilities on Landlord. Alterations will be performed only by experienced, licensed and bonded contractors and subcontractors approved in writing by Landlord (except that Tenant need not obtain Landlord's approval for contractors who perform a non-structural Alteration with an aggregate cost of less than $100,000.00). Tenant will cause its contractors and subcontractors to carry workmen's compensation insurance in statutory limits, and commercial general liability insurance (Broad Form CGL, or if such insurance is not then commercially available, the closest equivalent) in an amount not less than $1,000,000.00 or such higher amount as then may be customarily demanded by prudent landlords, and such liability insurance shall contain cross-liability endorsements or the equivalent (if Landlord is to be named as an additional insured hereunder) and automobile liability insurance in the same amount, and if such work is reasonably estimated to cost more than $75,000.00 in any instance, Landlord and its general partners, Landlord's Mortgagees and the property managers shall be named as additional insureds on such policies.

          13.4    Liens.    Tenant will pay when due all claims for labor, materials and services claimed to be furnished for Tenant or Tenant's Affiliates or for their benefit and keep the Building and the Premises free from all liens, security interests and encumbrances based on or arising from such claims ("Liens"). Tenant will indemnify Landlord for, and hold Landlord harmless from, all Liens, the removal of all Liens and any related actions or proceedings, and all Liabilities incurred by Landlord in connection therewith. NOTICE IS HEREBY GIVEN TO ALL PERSONS FURNISHING LABOR OR MATERIALS TO TENANT THAT NO MECHANICS', MATERIALMENS' OR OTHER LIENS SOUGHT ON THE PREMISES WILL IN ANY MANNER AFFECT LANDLORD'S RIGHT, TITLE OR INTEREST.

        14.    INDEMNITY; SATISFACTION OF REMEDIES.

          14.1    Indemnification.    Notwithstanding Section 24.11 or any other provision of this Lease, but subject to the next sentence, Tenant will not be required to indemnify Landlord for or hold it harmless from Liabilities if and to the extent that they arise directly from Landlord's negligence or willful misconduct or the negligence or willful misconduct of Landlord's employees, agents, contractors and subcontractors (if and to the extent that those contractors and subcontractors are performing work under contracts or agreements with Landlord). Notwithstanding anything to the contrary, for all purposes in connection with this Lease and the Premises, Landlord and its employees, agents, contractors and subcontractors and their respective Affiliates never will be deemed to have been negligent or to have engaged in willful misconduct because of any failure to properly supervise Tenant or Tenant's Affiliates or to prevent, discover, disclose, correct or cure any acts or omissions of Tenant or Tenant's Affiliates. Except as otherwise specifically provided in Section 8.3, Tenant will indemnify Landlord for and hold Landlord harmless from Liabilities arising from or in connection with: acts or omissions of Tenant and its Affiliates on, about or in connection with the Premises, and/or agreements or alleged agreements involving Tenant and any third parties, and/or the conduct of Tenant's business; Tenant's breach of or default under this Lease; and claims by Tenant's Affiliates or persons other than Tenant if Landlord declines to consent to any act, event or document requiring Landlord's consent under this Lease (but, subject to the terms of this Lease, this will not prevent Tenant from bringing an action against Landlord if Landlord declines to consent if Landlord is required to consent by the terms of this Lease or if Landlord's decision not to consent is unreasonable where Landlord is required to be reasonable).

          14.2    Damage to Persons or Property.    Subject to the rest of this Section and the rest of this Lease, Landlord will be liable for injuries to persons and damages to property to the extent caused by its own negligence or willful misconduct or the negligence or willful misconduct of Landlord's employees, agents, contractors and subcontractors (if and to the extent that those contractors and subcontractors are performing work under contracts or agreements with Landlord), but Landlord will not be liable for any special, indirect, consequential, punitive or similar damages (including, without limitation, any loss of use or revenue by Tenant or any other person) under any circumstances, or for any Liabilities arising from or in connection with: acts or omissions of Tenant, any third parties, or their Affiliates, including, without limitation, burglary, vandalism, theft, or criminal or illegal activity; explosion, fire, steam, electricity, water, gas, rain, pollution, contamination, hazardous substances, motor vehicles or any casualties; breakage, cracking, leakage, malfunction, obstruction or other defects in Systems and Equipment or the roof, walls, floors, surfaces or structure, or of any services or utilities; any work, demolition, maintenance or repairs permitted under this Lease; any exercise of Landlord's rights under any Laws or under this Lease, including any entry by Landlord or its Affiliates on the Premises and/or the Building as permitted by and in accordance with this Lease; any loss of or damage to Tenant's Property; or the requirements of any Laws or any of the matters described in Section 24.5. Tenant waives all claims against Landlord in connection therewith, but the foregoing is not meant to imply that Tenant will be liable therefor, or be required to indemnify Landlord against any loss, damage or liability incurred by Landlord as a result thereof, unless such liability or indemnity is otherwise provided for by the terms of this Lease, nor to release Landlord from its repair and maintenance obligations under Section 12.1 or Landlord's obligations to repair and/or restore in Articles 16 and 17 if and to the extent applicable. Tenant also waives any Laws or rights that would permit Tenant to terminate this Lease, perform repairs or maintenance in lieu of Landlord (or on Landlord's behalf), or offset or withhold any amounts due because of damage to or destruction of the Premises, any repairs or maintenance, or for any other reason (unless specifically permitted in this Lease [for example, in Section 14.4 below]). This exculpation of Landlord and all of Tenant's waivers in this Lease will apply to all of Tenant's Affiliates to the greatest extent possible.

          14.3    Satisfaction of Remedies.    Notwithstanding anything in this Lease or elsewhere to the contrary: Tenant will look solely to Landlord's interest in the Premises and, subject to the terms of this Lease, Landlord's interest in liability insurance proceeds, casualty insurance proceeds and eminent domain awards if and to the extent that such proceeds or awards are not paid to or retained by Landlord's Mortgagees or applied in accordance with this Lease, to satisfy any claims, rights or remedies, and Landlord and its partners and their respective Affiliates, at every level of ownership and interest, have no personal or individual liability of any type, whether for breach of this Lease or otherwise, their assets will not be subject to lien or levy of any type, nor will they be named individually in any suits, actions or proceedings of any type.

          14.4    Tenant's Self Help.

        (a)  Tenant shall have the right, but not the obligation, to perform an obligation that Landlord is otherwise required to perform under this Lease (the "Right of Self Help") under the circumstances set forth below:

            (i)  If Landlord fails to perform such obligation as and when required under this Lease, such failure materially interferes with Tenant's business activities in the Premises, and such failure continues without cure for thirty (30) days after a subsequent written notice from Tenant to Landlord (but if more than thirty (30) days are reasonably required to cure, Landlord will be deemed to have cured if it promptly begins to cure within the thirty (30)-day period and then diligently completes the cure as soon as reasonably possible), and Tenant provides an additional notice to Landlord and Landlord's Mortgagees that it intends to perform such obligation and Landlord and Landlord Mortgagees fail to perform such obligation within a reasonable time after receiving Tenant's notice of its intention to so perform.

          (ii)  If the failure to perform such obligation would result in an emergency condition if not remedied promptly (i.e., an imminent and substantial risk of significant additional property damage, or personal injury or death) and Landlord fails to perform such obligation within a reasonable period of time after receiving Tenant's notice of such emergency condition and Tenant's intention to exercise the Right of Self Help (and in such case Tenant shall exercise its Right of Self Help only if and to the extent reasonably necessary to remedy the emergency condition, and as soon as there no longer is an emergency condition, Tenant shall not have the right to continue to exercise the Right of Self Help pursuant to this Subsection (ii)).

(See Section 3 of Addendum #3, which addresses Tenant's recovery of the reasonable costs and expenses incurred by Tenant in exercising its Right of Self Help.)

        15.    PARKING.

        All parking areas on the Premises shall be available to Tenant and its Affiliates (the current parking areas are shown in Exhibit "A"). Except for Tenant's share of Taxes and Operating Costs associated with the parking areas, Tenant will not be charged for parking. If necessary in Landlord's reasonable judgement to protect property, permit adequate security, prevent unauthorized use or entry, increase safety or promote the orderly or efficient flow of traffic, Landlord may: change signs, lanes and the direction of traffic within the parking areas; change, eliminate or add parking spaces or areas devoted to parking (provided that Tenant's parking is not reduced); allow parking with a validation, valet, sticker or other system; promulgate reasonable rules and regulations that do not materially adversely affect any of Tenant's parking rights; and take any other actions deemed necessary by Landlord, as long as such actions conform with this Lease.

        16.    DAMAGE OR DESTRUCTION.

          16.1    Repairs.    Subject to the rest of this Article and the rest of this Lease, Landlord will repair damage to the Premises and the Building caused by fire or other casualties to the extent insured against under standard "all risk" casualty policies. However, Landlord is not obligated to repair damage for which Landlord has no liability if and to the extent specifically so provided under other provisions of this Section or the rest of this Lease or to undertake repairs unless insurance proceeds are available, spend more than the net insurance proceeds it actually receives and is permitted to retain for any repair or replacement ("Landlord's Insurance Proceeds") (except if and to the extent that Tenant agrees in writing to advance, and in fact advances as needed, all costs in such repairs), or repair or replace any damage to Tenant's Work, Tenant's Property or any Alterations (except to the extent that damage to such Alterations is covered by Landlord's casualty insurance policy). Except as may otherwise be required by then applicable Laws or as provided in this Lease, Landlord will attempt to restore the damaged portions to their prior condition. Landlord will proceed diligently to complete repairs within a reasonable time after receiving notice of the damage, required approvals, building permits and licenses and the insurance proceeds payable on account of the damage, all of which Landlord will pursue diligently, but in no event will this diligent pursuit be deemed to require any legal action by or on behalf of Landlord, except if and to the extent that Tenant agrees in writing to advance, and in fact advances as needed, all costs in connection with such legal action and such legal action does not result in any Liabilities to Landlord.

          16.2    Election to Terminate.    Landlord has the option either to (a) repair the casualty damage, or (b) terminate this Lease by delivering written notice within ninety (90) days after the damage occurs, if: (i) the damage occurs during the last two (2) years of the term, as the term already may have been extended pursuant to this Lease, and in Landlord's reasonable determination the repairs would take more than one hundred fifty (150) days or one-third (1/3) of the remaining term, whichever is less, to complete (unless Tenant validly exercises a previously unexercised Extension Option in accordance with this Lease within thirty (30) days after receipt of written notice from Landlord that Landlord intends to terminate this Lease in accordance with this Subsection (i) or unless Tenant within such 30-day period agrees in writing to advance, and in fact advances as needed, all costs in excess of Landlord's Insurance Proceeds in order to complete such repairs); or (ii) Tenant is in default; or (iii) in Landlord's reasonable judgement the repairs would take more than two (2) years from the date of the damage to complete or cost more than the insurance proceeds that are reasonably likely to be made available as a result of such casualty (unless within thirty (30) days after receipt of written notice from Landlord that it intends to terminate this Lease in accordance with this Subsection (iii) Tenant agrees in writing to advance, and in fact advances as needed, all costs in excess of Landlord's Insurance Proceeds in order to complete such repairs; or (iv) Tenant already has exercised the Cancellation Option; or (v) if the damage occurs during the eighth (8th) or ninth (9th) Lease Year and in Landlord's reasonable determination the repairs would take more than one hundred fifty (150) days or 1/3 of the remaining period until the end of the ninth (9th) Lease Year, whichever is less, to complete, and within thirty (30) days after Landlord's written request, Tenant fails to deliver to Landlord an unconditional and irrevocable written waiver of any rights to exercise the Cancellation Option, or Tenant agrees to advance and in fact advances as needed, all costs in excess of Landlord Insurance Proceeds in order to complete such repairs.

          Tenant also has the right to terminate this Lease for such damage if: (x) the damage denies Tenant access to the Premises, or causes more than thirty percent (30%) of Tenant's parking spaces to become unusable (and Landlord cannot replace those lost spaces reasonably promptly and in reasonable proximity to the Premises, whether by the use of valet parking, or otherwise), or causes at least 85% of the useable area of the Building to become entirely untenantable, Landlord elects or is required under this Lease to repair the damage, and except for delays for which Tenant is responsible under this Lease, Landlord fails to substantially complete the repairs it is required to make (or restore access or restore or replace parking spaces, as applicable) within two (2) years after the damage occurs, Tenant delivers its written termination notice to Landlord within fifteen (15) days after the end of Landlord's two (2)-year repair period and Landlord fails to substantially complete those repairs (or restore access or restore or replace parking spaces, as applicable) within sixty (60) days after receiving such notice. If Landlord's repairs are deemed to be substantially completed (or Landlord has restored access or restored or replaced parking spaces, as applicable) within this sixty (60)-day period, Tenant's termination notice will be null and void and this Lease will continue in existence; or (y) the damage denies Tenant access to the Premises, or causes more than thirty percent (30%) of Tenant's parking spaces to become unusable (and Landlord cannot replace those lost spaces reasonably promptly and in reasonable proximity to the Premises, whether by the use of valet parking, or otherwise) or causes at least 85% of the useable area of the Building to become entirely untenantable, Landlord notifies Tenant specifically and in writing that the repairs that Landlord is required to make probably will take longer than two (2) years to substantially complete (or that Landlord cannot restore access or restore or replace parking spaces, as applicable, within two (2) years) and Tenant delivers to Landlord a written termination notice within fifteen (15) days after receiving Landlord's notice; or (z) the damage occurs during the last two (2) years of the term (as it may have been extended) and the damage denies Tenant access to the Premises, or causes more than thirty percent (30%) of Tenant's parking spaces to become unusable (and Landlord cannot restore or replace those lost spaces reasonably promptly and in reasonable proximity to the Premises, whether by the use of valet parking, or otherwise) or causes at least 85% of the useable area of the Building to become entirely untenantable, Landlord notifies Tenant specifically and in writing that the repairs that Landlord is required to make probably will take longer than one hundred fifty (150) days or one-third (1/3) of the remaining period until the expiration of the term, whichever is less, to substantially complete (or that Landlord cannot restore access or restore or replace parking spaces, as applicable, within such period) and Tenant delivers to Landlord a written termination notice within fifteen (15) days after receiving Landlord's notice.

          16.3    Abatement of Rent.    If the Building or any portion thereof is damaged by casualty so that it is untenantable for more than two (2) consecutive business days, base rent and Taxes and Operating Costs will abate in proportion to the degree to which Tenant's use of the Premises is impaired, as reasonably determined by Landlord, from the date of the damage until Landlord has substantially completed the repairs it is required to make and gives Tenant access to the Premises, or Tenant reoccupies or can reoccupy the damaged part of the Premises, whichever is earlier. The abatement of base rent, Taxes and Operating Costs will not exceed the net amount of rental loss insurance collected by Landlord for or by reason of such casualty. The abatement of base rent, Taxes and Operating Costs described above is Tenant's sole remedy and compensation in connection with any damage, destruction or repairs, except for Tenant's right to terminate as permitted in this Article, or unless Landlord willfully fails to attempt to complete with diligence the repairs it is required or elects to make.

          16.4    Consequences of Termination.    If this Lease is terminated per this Article 16 or Article 17 but Tenant holds over in the Premises, then despite the second to last sentence of Section 24.1, the most recent annual base rent will not be doubled, and any abatement of rent that applied prior to the termination will continue to apply to the same extent and for the same period that it would have absent the termination. However, the rest of Section 24.1 will continue to apply. Notwithstanding anything to the contrary, after a termination of this Lease per this Article 16 or Article 17: Tenant shall remove Tenant's Property from the Premises as quickly as reasonably practicable, but in any event within sixty (60) days after such termination; Tenant assumes all risk of loss and/or damage to Tenant's Property from any source, and waives against Landlord and its Affiliates all Liabilities in connection therewith; Tenant shall cooperate with Landlord at Tenant's expense to minimize any interference with Landlord's activities on the Premises; and upon Landlord's request, Tenant shall immediately remove (or relocate to an unaffected part of the Building, if any, or the Premises) the items of Tenant's Property specified by Landlord if, in Landlord's good faith belief, such removal or relocation is necessary to avoid the risk of additional damage, injury or death or to comply with applicable Laws, and if Tenant does not so remove or relocate those items of Tenant's Property as so required, those items shall be deemed abandoned by Tenant and Landlord shall have all of the rights set forth in the second sentence of Article 3.

          16.5    Reconstruction Costs.    "Reconstruction Costs" means the costs advanced by Tenant, if any, to perform Landlord's repairs up to the same level of fit and finish that existed immediately prior to the casualty damage if and to the extent that Tenant specifically has been granted the right in this Article 16 to advance such costs. Reconstruction Costs shall not include any costs to repair or replace Tenant's Work, Tenant's Property or any Alterations, nor any advances that are subsequently repaid to Tenant (whether by insurance or otherwise).

        17.    CONDEMNATION.

        (a)  If all or substantially all of the Premises is condemned, taken or appropriated by any public or quasi-public authority under the power of eminent domain, police power or otherwise, or if there is a conveyance in lieu thereof ("Condemned" or a "Condemnation"), this Lease will terminate as of the day before the Condemnation.

        (b)  If more than twenty-five percent (25%) of the usable area of the Building is Condemned, either Landlord or Tenant may terminate this Lease as of the day prior thereto by delivering written notice to the other within fifteen (15) days after the Condemnation. Tenant also will have the right to terminate this Lease subject to the terms of and in the manner described in Section (16.2 (x), (y) and (z) if the Condemnation denies Tenant access to the Building or effectively renders the Building untenantable in the same manner, to the same extent and for the same periods as a casualty as described in those Sections, or at least thirty percent (30%) of Tenant's parking spaces are Condemned and are not restored or replaced by Landlord and the ratio of the number of Tenant's parking spaces Condemned compared to the rentable area of the Building Condemned at the same time (if any) is materially greater than the ratio of Tenant's total initial parking spaces compared to the initial rentable area of the Building, in each case effective as of the date of Condemnation.

        (c)  If part of the Premises is Condemned and this Lease is not terminated, Landlord will make the necessary repairs so that, to the extent reasonably possible, the remaining part of the Premises will be a complete architectural unit. Otherwise, Landlord's restoration will be conducted as described in Section 16.1, except that Landlord will not be required to begin repairs until a reasonable time after it receives any necessary approvals, building permits and licenses and substantially all of the proceeds of any awards granted for the Condemnation, and then will proceed diligently with the repairs. As of the date of Condemnation, base rent, Taxes and Operating Costs will abate in proportion to the area of the Building Condemned.

        Except for Tenant's rights to receive its share of Net Proceeds as set forth in Addendum #3, all proceeds, income, rent, awards and interest in connection with any Condemnation will belong to Landlord, whether awarded as compensation for diminution of value to the leasehold improvements, or the unexpired portion of this Lease, or otherwise. Except for Tenant's right to receive Net Proceeds as set forth in Addendum #3, Tenant waives all claims against Landlord and the condemning authority with respect thereto, and in connection with a Condemnation, but nothing in this Section prevents Tenant from bringing a separate action against the condemning authority for moving costs or for lost goodwill (as long as this separate action does not diminish Landlord's recovery).

        18.    ASSIGNMENT AND SUBLETTING.

          18.1    Landlord's Consent Required.    Tenant will not, and does not have the right or power to, voluntarily, involuntarily or by operation of any Laws, sell, convey, mortgage, subject to a security interest, license, assign, sublet or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or the Premises, or allow anyone other than Tenant's employees (or employees of Tenant's current or future joint venturers or development partners who are temporarily working on joint projects with Tenant and who will not, in the aggregate, occupy more than 25,000 square feet of space in the Building) to occupy the Building or the Premises (singularly or collectively, "Transfer"), without in each instance first obtaining Landlord's prior written consent (unless Landlord's consent specifically is not required per Section 18.5(c)) and complying with this Article and any attempt to do so without this consent (which may be withheld arbitrarily unless otherwise specifically set forth in this Article) and compliance will be null and void and a default, unless otherwise specifically elected by Landlord in writing.

          18.2    Notice.    Tenant will notify Landlord in writing at least thirty (30) days before any proposed or pending Transfer (or as soon as reasonably possible in the case of the Transfer pursuant to Section 18.5 (c) if thirty (30)-day advance notice is not possible, but in any case before such a Transfer) and will deliver to Landlord such information as Landlord may reasonably request in connection with the proposed or pending Transfer and the proposed Transferee, including, without limitation, a copy of the final executed Transfer documents, current financial statements prepared or reviewed by an independent certified public accountant, a current Dun & Bradstreet report (if available) and other reasonably available financial information about and banking references for the proposed Transferee, and information as to the type of business and business history of the proposed Transferee. All of this information must be certified as true and correct by a senior, responsible officer of the party providing the information. The financial information received by Landlord from the Transferee will be treated as confidential information, unless the information is otherwise publicly available or is obtained by Landlord from other sources, and in any event Landlord may disclose it to Landlord's lenders, attorneys, accountants, prospective purchasers and their agents, to be treated by them as confidential to the same extent as by Landlord.

          18.3    Reasonable Consent.    Landlord will not unreasonably withhold or delay its consent to an assignment or sublease by Tenant. Landlord may withhold its consent to any hypothecation, assignment for security purposes or other Transfer arbitrarily and in its sole discretion. Tenant agrees that Landlord's withholding of consent to a proposed sublease or assignment will be deemed reasonable if Tenant is in default or any of the other material terms and conditions of this Article have not been complied with, or if any of the following conditions are not satisfied: (a) the subtenant or assignee will use the Building and the Premises only for the uses permitted in Section

  1.1(h) and otherwise in accordance with this Lease, and the business and reputation of the subtenant or assignee are reasonably acceptable to Landlord and Landlord' Mortgagees (and Landlord's Mortgagees will not unreasonably withhold or delay their consent); (b) the subtenant or assignee is reputable and creditworthy and has the independent financial ability to perform its obligations under its assignment or sublease without undue financial burden in Landlord's reasonable judgment (which reasonable judgment shall be deemed satisfied if the subtenant or assignee has a net worth, credit rating and financial capability at least equal to Tenant's when Tenant executed this Lease), and it is not then subject to any bankruptcy or reorganization plan, proceeding or order, and no receiver is managing its affairs or assets; and (c) there will be no more than an aggregate of six (6) subleases of the Premises at any one time. These conditions are not exclusive and Landlord may consider other factors deemed to be relevant in determining if Landlord should grant or reasonably withhold its consent.

          18.4    No Release of Tenant.    Whether or not Landlord consents, no Transfer will release or alter any of the Transferor's or Tenant's Liabilities hereunder, including, without limitation, the joint and several obligations of the Transferor and Tenant to pay rent and perform all of Tenant's other obligations under this Lease, except that, provided that there is then no default by Tenant under this Lease, but notwithstanding any other provisions of this Lease to the contrary, an assignor will be released (a "Released Assignor") from further obligations under this Lease as of the date that the following conditions are satisfied:

            (i)  There is a valid assignment of this Lease by the assignor in accordance with the terms of this Article to an assignee who has a net worth, Moody's or Standard & Poor's credit rating and financial capability at least equal to those possessed by PictureTel Corporation when PictureTel Corporation executed this Lease or equal to those possessed by the assignor just prior to the assignment (whichever are better), or the assignor validly assigns this Lease to and merges into or consolidates with a Permitted Assignee and thereby ceases to exist. PictureTel Corporation's, credit rating as of the date of its execution of this Lease is deemed to be Baa2 (Moody's) and BBB (Standard & Poor's).

          (ii)  The assignee (including a Permitted Assignee) unconditionally assumes in writing for Landlord's benefit this Lease and all of the assignor's and Tenant's Liabilities including, without limitation, those that arose prior to the assignment, and notwithstanding any other provision of this Lease, upon such assignment and assumption the assignor shall have no further obligations under this Lease and may cease its existence without any violation of any provision of this Lease.

  The acceptance of rent by Landlord from any person other than Tenant is not a waiver by Landlord. Consent to one Transfer will not be deemed to be consent to any subsequent Transfer. If Tenant or any Transferee defaults under this Lease, Landlord may proceed directly against the Transferee and/or against Tenant and/or against the Transferor without proceeding or exhausting its remedies against the other. After any assignment, or after sublease(s) aggregating more than fifty percent (50%) of the area of the Building with an initial term (including options) of at least seventy-five percent (75%) of the remaining term of this Lease at the time of such Transfer, Landlord may consent in its arbitrary discretion to subsequent Transfers of or amendments to this Lease without notifying Tenant or any other person, without obtaining consent thereto, and without relieving Tenant or a Transferor of its Liabilities under this Lease (as it may be amended), provided that unless Tenant or a Transferor consents in writing, Tenant or such Transferor (as applicable), will not become liable by reason of any such Transfer or amendment to the extent of any increase in Tenant's or such Transferor's (as applicable) aggregate obligations and liabilities under this Lease as set forth in such Transfer or amendments, or for increases in the scope of any indemnities owed to Landlord (e.g., an additional act or omission requiring indemnification, as opposed to an increase in the potential liability under an existing indemnity), or for any increase in the Lease term, except for: (a) Extension Options exercised pursuant to and in accordance with

  Addendum #2 hereto or otherwise agreed to by Tenant or Transferor (as applicable); or (b) other extensions agreed to by a Transferee, in each case if such other extension is permitted in accordance with the terms of a written agreement between Tenant or the transferor and such Transferee, provided that within thirty (30) days after such extension has been entered into Tenant receives notice, or in fact otherwise becomes aware, that such extension has been entered into. Subject to the following, but notwithstanding anything else to the contrary, Tenant and a Transferor will not be relieved of any Liabilities under this Lease if and to the extent that Landlord grants or consents to any waivers under this Lease to or for the benefit of any Transferee (but if, prior to a breach by Tenant or any Transferee, Landlord waives in writing the performance by the Transferee of any obligation that Tenant otherwise would be required to perform under this Lease, that waiver also shall apply with respect to Tenant [or such Transferor, as applicable]). Landlord's waivers with respect to a Transferee will not affect the rights (if any) of Tenant or the Transferor (as applicable) against the Transferee for any breach of this Lease or any assignment, sublease or other agreement (as applicable) by the Transferee. However, all of such rights against the Transferee will be subject and subordinate to Landlord's rights under this Lease against the Transferee in the event of a default under this Lease.

          18.5    Additional Terms.

        (a)  Tenant will pay Landlord's reasonable attorneys' fees and other costs in connection with any request for Landlord's consent to a Transfer. This Article is binding on and will apply to every Transferee, at every level. The surrender of this Lease or its termination will not be a merger, but Landlord will have the right in its arbitrary discretion to terminate all subleases and the occupancy rights of all Transferees. Tenant will pay to Landlord as additional rent: all consideration paid or payable for or by reason of any assignment of this Lease (other than an assignment to a Permitted Assignee), and in the case of a sublease, the amount by which the sublease rent and other consideration paid or payable exceeds the base rent, Taxes and Operating Costs payable by Tenant under this Lease for the sublease term (prorated if the area subleased is less than the entire area of the Building), in each case after Tenant first recovers its bona fide, reasonable out-of-pocket costs paid to third parties unaffiliated with Tenant or the subtenant or assignee to obtain the subtenant or assignee (including without limitation, attorneys fees, brokerage commissions, new tenant improvements made solely for the subtenant or assignee), and Tenant recovers any free rent granted. At Landlord's option, Landlord may collect all or any part of this additional rent directly from the payor. Tenant will promptly deliver to Landlord copies of all executed transfer documents, all collateral agreements and all later amendment.

        (b)  An assignee will be deemed to have assumed all of Tenant's Liabilities under this lease and will be deemed to be bound by this Lease, and Tenant and the assignee will indemnify Landlord and hold it harmless from all Liabilities in connection with the assignment, although this indemnity will not affect any liability that Landlord owes to Tenant or others if and to the extent specifically set forth in the terms of this Lease, and it is also understood that Tenant's and any assignee's Liabilities and indemnities relating to the use and occupancy of the Premises will remain as set forth in this Lease and any amendments thereto. To confirm the foregoing, a prospective assignee will be required to execute and deliver to Landlord an unconditional written assumption of Tenant's Liabilities under this Lease and the indemnity described above. Tenant and the assignee will be deemed to be jointly and severally liable for all Liabilities of the Tenant under this Lease. A sublease will be deemed to be subject and subordinate to this Lease in all respects; Tenant and the subtenant will indemnify Landlord and hold it harmless from all Liabilities in connection with the sublease (although this indemnity will not affect any liability that Landlord owes to Tenant or others if and to the extent specifically set forth in the terms of this Lease, and it is understood that Tenant's Liabilities and indemnities relating to the use and occupancy of the Premises remain as set forth in this Lease and any amendments thereto); the subtenant will acquire no rights or claims against Landlord or its Affiliates; if this Lease is terminated or Landlord rightfully reenters or repossesses the Premises, Landlord may terminate the sublease, or at its option, become the sublessor under the sublease and the subtenant will attorn to Landlord, but Landlord will not be liable for Tenant's acts or omissions, subject to any existing defenses or offsets against Tenant or bound by any amendment to the sublease made without Landlord's prior written consent. Sublessees will not have the right or power to make further Transfers, and any attempt to do so will be null and void and a default unless otherwise specifically elected by Landlord in writing. Tenant will make each prospective Transferee aware of the terms of this Article and will deliver to each prospective Transferee a true and correct copy of this Lease prior to any Transfer. Each document of assignment, sublease or other Transfer, at every level, must include or explicitly incorporate the terms of this Article. Landlord may require confirming and/or additional assurances and agreements for its protection from Tenant and the assignee or subtenant, each of whom agrees to give such assurances and execute such agreements, in each case consistent with the terms of this Lease. Notwithstanding anything to the contrary, except for a valid assignment or sublease to a Permitted Assignee or a Permitted Sublessee, respectively, Tenant will not, and will not have the right or power to, assign or convey to, or sublease or otherwise Transfer more than 20,000 square feet in the Building to, any then-current tenant that leases more than 20,000 square feet in any project located in Massachusetts which lies within the "Project Area" as depicted in Exhibit "K" hereto, and of which, at such time, Landlord or any of its Control Affiliates is the owner, or a general partner in the Owner, or a shareholder (in a closely held corporation) of at least forty percent (40%) of the issued and outstanding voting shares of the owner or a general partner in the owner, and Landlord may arbitrarily withhold its consent to such a Transfer.

        (c)  If Tenant is a corporation, the Transfer, directly or indirectly, by one or more transactions of more than forty percent (40%) of Tenant's capital stock (but if Tenant is a public corporation whose stock is regularly traded on a national stock exchange or in the over-the-counter market and quoted on NASDAQ, stock purchases in the ordinary course of business on the open market will not be deemed to be Transfers of stock for purposes of this Subsection (c)), or any dissolution, merger, consolidation or other reorganization of Tenant, or if Tenant becomes a subsidiary or division of another entity, or the Transfer of substantially all of Tenant's assets, will be deemed to be an assignment of this Lease. Notwithstanding anything to the contrary herein contained, an assignment or sublease by Tenant to an entity that is controlled by, controls or is under common control with Tenant, or to an entity resulting from a merger, consolidation or reorganization with Tenant, or to a purchaser of substantially all of the assets or shares of Tenant, will be deemed to be a permitted assignment or sublease, as applicable, that does not require Landlord's or Landlord's Mortgagees' consent provided that the rest of this Article is complied with, the Transferee (if an assignee) unconditionally assumes this Lease and all of Tenant's Liabilities (including, without limitation, those arising before the assignment) in writing, and the Transferee has a net worth, Moody's or Standard & Poor's credit rating, and financial capability at least equal to PictureTel Corporation's when PictureTel Corporation executed this Lease as set forth in Section 18.4(i) (and such Transferee will be a "Permitted Assignee" or a "Permitted Sublessee," as applicable). As a material inducement to Landlord, Tenant agrees that it will make each potential Transferee contemplated by this clause (including any potential purchasers or candidates for merger, consolidation or reorganization) aware of this clause and the rest of this Lease, deliver a copy of this clause and the rest of this Lease to such party prior to entering into such an agreement with such party and make the written assumption described herein and the compliance with this Article a condition to the effectiveness of such an agreement.

        (d)  An assignee pursuant to a valid assignment and assumption of this Lease in accordance with the terms of this Article shall be regarded as the Tenant under this Lease with all of the rights and Liabilities of the Tenant, except as otherwise specifically provided in this Lease, but this shall not affect the assignor's continuing liability under this Lease as set forth in Section 18.4.

        19.    MORTGAGEE PROTECTION; UNPERMITTED FINANCING; LANDLORD'S LOAN DEFAULTS.

          19.1    Subordination and Attornment.    This Lease is subordinate to all Superior Leases and Mortgages (defined in Section 24.4), and Tenant will attorn to each person or entity that succeeds to Landlord's interest under this Lease, provided that such person or entity agrees in writing not to disturb Tenant's rights under this Lease as long as Tenant is not in default. This Section is self-operative, but if requested to confirm a subordination and/or attornment or non-disturbance, Tenant will execute subordination and/or attornment and/or non-disturbance agreements furnished by Landlord or Landlord's lessor or mortgagee under any of the Superior Leases and Mortgages (a "Landlord's Mortgagee") within twenty (20) days after request and provided that such Agreements materially substantively conform to typical institutional forms of agreements then in use and do not result in a material adverse change in any of the material terms of this Lease, or materially substantively conform to the forms attached as Exhibit "J" hereto, and provided that any subordination agreements shall provide that the lender shall agree to concurrently deliver to Tenant any notices of Landlord's default delivered to Landlord and to accept from Tenant a cure of such defaults (if and to the extent that such defaults are curable by Tenant) within the cure periods for such defaults granted to Landlord under such loans. However, if Landlord or Landlord's Mortgagee elects in writing, this Lease will be superior to the Superior Leases and Mortgages specified, regardless of the date of recording, and Tenant will execute an agreement confirming this election on request.

          19.2    Mortgagee's Liability.    The obligations and Liabilities of Landlord, Landlord's Mortgagees or their successors under this Lease will exist only if and for so long as each of these respective parties owns fee title to the Premises or is the lessee under a ground lease of the Premises. Tenant will be liable to Landlord's Mortgagees or their successors if any of those parties become the owner of the Premises for any payment of base rent made more than thirty (30) days in advance of the due date for such payment as set forth in this Lease. Landlord's Mortgagees and their successors will not be liable for: (a) acts or omissions of prior owners; (b) the return of any security deposit not delivered to them; or (c) amendments to this Lease made without their consent (if their consent is required under a Superior Lease or Mortgage).

          19.3    Mortgagee's Right to Cure.    No act or omission (if any) which otherwise entitles Tenant under the terms of this Lease or by any Laws to be released from any Lease obligations or to terminate this Lease will result in such a release or termination unless Tenant first gives written notice of the act or omission to Landlord and Landlord's Mortgagees and those parties then fail to correct or cure the act or omission within a reasonable time thereafter (which will not be less than sixty [60] days and which, in any case, will be long enough to allow the Landlord's Mortgagees sufficient time within which to complete such a correction or cure in a commercially reasonable and diligent manner). Nothing in this Section or the rest of this Lease obligates Landlord's Mortgagees to correct or cure any act or omission or is meant to imply that Tenant has the right to terminate this Lease or be released from its obligations except as may otherwise be permitted in this Lease (although if Landlord or Landlord's Mortgagees fail to cure as set forth above, then nothing in this clause shall prevent Tenant from exercising any of its rights and remedies as specifically set forth in this Lease). Landlord will (and upon Tenant's written request shall), and/or Landlord's Mortgagees may, give notice to Tenant in writing of the identity of any mortgagee of the Premises and Tenant may rely on such notice(s) in complying with this Article.

          19.4    Unpermitted Financing.    So long as Tenant is not in default and is entitled to continue to receive a share of Net Proceeds in accordance with Addendum #3 and/or to exercise a Purchase Option in accordance with Addendum #4, Landlord agrees not to use the Premises or any portion thereof to secure any indebtedness other than:

        (a)  The initial acquisition, construction/development, and/or permanent financing in connection with the Premises and any additional advances thereunder and any extensions, renewals, consolidations, replacements or modifications thereof, so long as the proceeds thereof are used for the purposes set forth in Subsection (b) below; or

        (b)  Financing, the proceeds of which are: used to repay all or part of the financing described in Subsection (a) above; or used to benefit the Premises or pay any Liabilities in connection therewith or as required under this Lease; or are included in Cash Proceeds; or used to pay for any development fees, management fees or fees in lieu thereof payable to Landlord or its Affiliates pursuant to this Lease or in connection with Landlord's Work or in connection with the construction of any additional buildings on the Premises or the enlargement of or other modification of the Building or the rest of the Premises.

        In any case, any such permitted financing that is placed on the Premises on or before the end of the eighteenth (18th) Lease Year shall, by its terms, be amortized and repaid entirely on or before the end of the Lease term (as it may have been extended prior to the date that such financing encumbers the Premises, and assuming no early terminations of the term), unless Tenant consents thereto or Landlord agrees to reduce the cash portion of the purchase price of the third (3rd) Purchase Option under Addendum #4 by the outstanding principal balance of such financing as of the end of such Lease term (assuming no early terminations thereof).

        Secured financing that is prohibited pursuant to this Section 19.4 is called the "Unpermitted Financing."

          19.5    Landlord's Loan Defaults.    If either:

        (a)  Landlord defaults under any loans the lender of which is the beneficiary under the Letter of Credit, and as a result of Landlord's default such lender/beneficiary draws under the Letter of Credit (not including any draws of the type described in Sections 24.17(b) or (e)), and Landlord's default did not arise as a result of Tenant's breach of its obligations under this Lease (e.g., Tenant's failure to pay rent in full when due hereunder) and at the time of Landlord's default Tenant is not in default under this Lease; or

        (b)  Landlord defaults under any mortgage loan secured by the Premises or any portion thereof and the Letter of Credit is not drawn as a result thereof, and Landlord's default did not arise as a result of Tenant's breach of its obligations under this Lease and at the time of Landlord's default Tenant is not in default under this Lease (e.g., Tenant's failure to pay rent in full when due hereunder), and Tenant exercises its rights to cure Landlord's default; or

        (c)  The beneficiary of the Letter of Credit draws under the Letter of Credit and such draws are deemed to be LC Advances under Section 24.17(f);

        THEN, if and to the extent that Landlord does not reimburse Tenant for the amounts drawn under the Letter of Credit as set forth in Subsection (a) above and/or the amounts paid by Tenant to the mortgagee to cure Landlord's default as set forth in Subsection (b) above and/or pay to Tenant as and when required amounts due under the LC Note (including for purposes of this Section only amounts, if any, that remain due under the LC Note after funds from a permanent loan have been received by Landlord and used to prepay Tenant as provided under the LC Note) as described in Section 24.17(f) (collectively, the "Cure Payments"), notwithstanding anything to the contrary in this Lease: (i) as described in Section 3 of Addendum #3, Net Proceeds first will be distributed to Tenant to repay the unrepaid Cure Payments; and (ii) if there are any unrepaid Cure Payments as of the date that the loan secured by the Letter of Credit and the mortgage loan and any refinancing thereof are fully paid, Tenant may offset against base rent an amount equal to the difference between the monthly base rent due from Tenant, less the monthly debt service (multiplied by 1.2) due to any then-existing Landlord's Mortgagees, until the Cure Payments have been repaid in full. For purposes of this Section,

Landlord's default under the applicable loan(s) shall be deemed to be a breach of Landlord's obligations under the applicable loan(s) which is not cured within applicable notice and cure periods under such loans. Such loans shall provide that: (A) the lender(s) shall deliver notices of such defaults to Tenant concurrently with delivery to Landlord; and (B) that the lender(s) will accept a cure of such defaults by Tenant (if and to the extent that such defaults are curable by Tenant) within the cure periods for such defaults granted to Landlord under such loans.

        20.    ESTOPPEL CERTIFICATES; FINANCIAL STATEMENTS.

        (a)  Tenant will from time to time, within twenty (20) days after written request by Landlord (which request will be made in accordance with Section 24.16), execute and deliver an estoppel certificate in form satisfactory to Landlord or its designees which will certify (except as may be truthfully and accurately noted to the contrary by Tenant therein) such information that is available to Tenant concerning this Lease or Tenant or its Affiliates as Landlord or its designees may request. Tenant understands that Landlord's timely receipt of these Estoppel certificates may be critical and Tenant agrees that if it fails to execute and deliver estoppel certificates as required, Landlord's good faith representations concerning the matters covered by the estoppel certificate will conclusively be presumed to be correct and binding on Tenant and its Affiliates.

        (b)  Within ninety (90) days after the end of each fiscal year of Tenant that falls within the term of this Lease, Tenant will prepare and/or obtain, at no cost or expense to Landlord, annual audited financial statements for Tenant and any assignee of this Lease and any sublessee of more than 60,000 square feet in the Building (including, without limitation, a balance sheet, income statement and statement of sources and uses of funds) prepared in accordance with generally accepted accounting principles and signed by an independent certified public accountant (the "Financial Statements"). Within ten (10) days after Landlord's written request from time to time, Tenant shall deliver to Landlord copies of the most recent annual and quarterly Financial Statements, whether or not audited (provided, however, that for so long as Tenant and/or the assignee and/or the sublessee is a public company, such public company shall not be required to release its Financial Statements to Landlord until it releases them or is permitted to release them to the public, whichever is earlier).

        21.    DEFAULT.

        The occurrence of one or more of the following events will be a default by Tenant under this Lease: (a) [INTENTIONALLY OMITTED]; (b) the failure to pay rent or any other required amount within ten (10) days after written notice that the payment is due, but even if Tenant has not paid in full within the first ten (10)-day period, Tenant will not be in default unless it fails to pay in full within ten (10) days after an additional written notice that payment is due (except that no such additional notice will be required if Tenant has failed to pay rent when due more than twice in any twelve (12)-month period); (c) as provided in Articles 23 and 25; (d) a Transfer or attempted Transfer in violation of Article 18; (e) the failure to maintain its required insurance policies (unless such insurance policies are not generally offered by responsible insurance companies, in which case Tenant must maintain the closest form of policy then generally offered by responsible insurance companies, and in which case Landlord's insurance obligations will be similarly modified); or (f) the failure to observe or perform any other obligation, term or condition within the time period specified in this Lease and if such failure continues for an additional five (5) days after the expiration of such prior period and the delivery of a subsequent written notice; if no time period is specified, it will be a default if this failure continues for thirty (30) days after written notice from Landlord to Tenant, but if more than thirty (30) days are reasonably required to cure, Tenant will not be in default if Tenant promptly begins to cure within the thirty (30)-day period and then diligently completes the cure as soon as possible but within seventy-five (75) days after the notice of default is given, or such longer period as may be otherwise permitted in this Lease.

        22.    REMEDIES FOR DEFAULT.

          22.1    General.    If Tenant defaults, Landlord may at any time thereafter, with or without notice or demand, do any or all of the following in its arbitrary discretion: (a) give Tenant written notice stating that the Lease is terminated, effective on the giving of notice or on a date stated in the notice, as Landlord may elect, in which event this Lease will terminate without further action; (b) in any manner permitted by law or this lease, and with or without notice, and with or without terminating this Lease, terminate Tenant's right of possession and enter and repossess the Premises, and expel Tenant and Tenant's Affiliates, and remove their property and effects, without being guilty of trespass; and (c) pursue any other right or remedy now or hereafter available to Landlord under this Lease or at law or in equity.

          22.2    Tenant's Obligations.    If Tenant defaults:

          (a)  All rent due at the time of the default will be paid immediately and Tenant also will pay such costs as Landlord may incur for attorneys' fees and reasonable costs, inspection fees, brokerage fees, putting the Premises in good order, condition and repair (fire and casualty excepted), but not including costs to improve the Premises for a new tenant, and, in addition, Tenant specifically agrees to pay an amount equal to the amount (if any) set forth in Exhibit "H" hereto applicable to the month in which the default occurs (the "Unamortized Costs").

          (b)  Landlord may, at its sole option and in its arbitrary discretion, re-let all or any portion of the Premises on terms satisfactory to Landlord in its arbitrary discretion, either in its own name or otherwise, for a term or terms which may, at Landlord's option, be more or less than the balance of the term of this Lease and pursuant to one or more leases, and Landlord may grant concessions, tenant allowances and/or free rent, among other things.

          (c)  Unless and until Landlord elects to accelerate the rent due pursuant to Section 22.2(e) and Tenant pays all the amounts due thereunder, whether or not the Premises are re-let, Tenant will pay punctually to Landlord all of the rent and other sums and perform all of Tenant's obligations for the entire Lease term (assuming the original expiration date, as extended) in the same manner and at the same time as if this Lease had not been terminated.

          (d)  If Landlord re-lets the Premises, the date that the new tenant begins to pay base rent to Landlord will be referred to as the "New Rent Payment Date." Subject to the rest of this Subsection, Tenant will be entitled to a credit (the "Credit") against the amounts owed by Tenant in an amount equal to: (a) the total rent stream payable by the new tenant to Landlord only for the period starting on the New Rent Payment Date and ending on the original expiration date of this Lease, as it may have been extended by Tenant prior to the default (and if the amounts owed by Tenant to Landlord have been accelerated pursuant to Subsection (e) below, then the total rent stream owed by the new tenant will be discounted to the date of such acceleration or the New Rent Payment Date, whichever is later, at the prime rate then charged by the Bank of Boston on such date); less (b) the costs and expenses incurred by Landlord to relet the Premises to such new Tenant (including, without limitation, marketing fees, brokerage fees, legal fees and the costs to repair and improve the Premises for such new tenant). The Credit to be received by Tenant will never exceed the amounts actually owed by Tenant to Landlord and Landlord will not be required to pay any amounts to Tenant by reason of the Credit. Neither the Credit nor any other credit will be given to Tenant for any rent received or projected to be received from any reletting for any period after the original expiration date of this Lease, as it may have been extended by Tenant prior to the default.

          (e)  At Landlord's option, Landlord may, by written notice to Tenant at any time after Tenant's default, elect to recover, and Tenant will thereupon pay, as liquidated damages, an amount equal to the total rent stream which would have accrued to Landlord under this Lease for the remainder of the Lease term as accelerated (assuming the original expiration date, as extended) if the default had not occurred, discounted to the date of Landlord's election at the then prime rate charged by the Bank of Boston, plus all of the unpaid expenses described in Sections 22.2(a) (except for the Unamortized Costs) and 22.2(f).

          (f)    No action of Landlord in connection with any re-letting, or failure to re-let or collect rent under such re-letting, will operate or be construed to release or reduce Tenant's Liabilities hereunder. Without limiting any of the foregoing provisions, and in addition to any other amounts that Tenant is otherwise obligated to pay, Tenant agrees that Landlord may recover from Tenant all costs and expenses, including reasonable attorneys' fees and costs, incurred by Landlord in enforcing this Lease from and after Tenant's default.

          (g)  Any amount drawn under the Letter of Credit pursuant to Section 24.17(c) or any amount of the cash security deposit applied by Landlord pursuant to Section 24.17(c) shall be credited against amounts owed by Tenant to Landlord under this Section 22.2, whether for base rent, additional rent, Unamortized Costs or liquidated damages, but among them as specified by Landlord.

          22.3    Redemption.    Tenant waives any and all rights of redemption granted by or under any Laws if Tenant is evicted or dispossessed for any default by Tenant, or if Landlord obtains possession of the Premises by reason of any default by Tenant.

          22.4    Performance by Landlord.    If Tenant fails to perform any of its obligations under this Lease, Landlord, without waiving or curing the default or failure, may, bud will not be obligated to, perform Tenant's obligations for the account and at the expense of Tenant. Landlord will attempt to provide Tenant with oral or written notice before performing Tenant's obligations, but if Landlord believes that such actions are necessary due to an emergency or to prevent damage or injury or protect health, safety or property, Landlord need not give notice before performing Tenant's obligations. Tenant will pay on demand all reasonable costs and expenses incurred by Landlord in connection with Landlord's performance of Tenant's obligations.

          22.5    Post-Judgment Interest.    The amount of any judgment obtained by Landlord against Tenant in any legal proceeding arising out of Tenant's default under this Lease will bear interest until paid at the Bank of Boston's (or its successor's) prime rate plus three percent (3%), or the maximum rate permitted by law, whichever is less. Notwithstanding anything to the contrary contained in any Laws, with respect to any damages that are certain or ascertainable by calculation, interest will accrue from the day that the right to the damages vests in Landlord, and in the case of any unliquidated claim, interest will accrue from the day the claim arose.

        23.    [SEE EXHIBIT "F"]

        24.    GENERAL PROVISIONS.

          24.1    Holding Over.    Tenant will not hold over in the Premises after the end of the Lease term without the express prior written consent of Landlord, which may be withheld arbitrarily. However, provided that Tenant is not in default, Tenant may extend the Lease Term on the same terms and conditions provided that Tenant delivers an unconditional extension notice to Landlord at least six (6) months before the end of the term (or any extensions thereof) and specifies in that notice the length of extension period, which cannot be more than three (3) months. If Tenant validly exercises this extension right, the term will be deemed extended for the period specified in Tenant's notice (but not for more than three (3) months), and such extension will be part of the Lease term and will not be considered a holding over by Tenant, but there will be no further extension rights. This extension right is applicable only at the end of the Lease term, as extended. Landlord will diligently attempt to include in its lease with any succeeding or prospective tenant provisions disclaiming liability for consequential damages (i.e., damages for lost business or revenue, as opposed to actual damages or penalties) to any such tenant, and/or provisions limiting such succeeding or prospective tenant's remedies solely to the termination of the Lease, as a result of Landlord's failure to substantially complete and deliver space to such tenant as required, but Tenant will indemnify Landlord for, and hold Landlord harmless from, any and all Liabilities arising out of or in connection with any holding over, including, without limitation, any claims made by any succeeding or prospective tenant and any loss of rent suffered by Landlord. If, despite this express agreement, any tenancy is created by Tenant's holding over, except as specifically set forth in the next sentence the tenancy will be a tenancy at will terminable immediately at Landlord's sole option on written notice to Tenant, but otherwise subject to the terms of this Lease, except that the most recent annual base rent will be doubled (except as specifically set forth in Section 16.4). Nothing in this Article or elsewhere in this Lease permits Tenant to hold over or in any way limits Landlord's other rights and remedies if Tenant holds over (except as specifically set forth in 16.4).

          24.2    Entry By Landlord.    Landlord and its designated representatives at all times shall have the right to enter the Premises, and Landlord will retain (or be given by Tenant) keys to unlock all the doors to or within the Building, excluding doors to Tenant's vaults and files. Landlord in good faith will attempt to give Tenant reasonable advance (which will not require more than twenty-four (24) hours prior) written notice to Tenant or to a responsible officer of Tenant or Tenant's designated facilities manager, or oral notice to a responsible officer of Tenant or Tenant's designated facilities manager, prior to entering the Building and not to unreasonably disturb the conduct of Tenant's business by such entry, but Landlord need not give prior notice and will have the right to use any means necessary to enter the Building if Landlord believes there is an emergency or that entry is necessary to prevent damage or injury or protect health, safety or property. Entry to the Premises or the Building and the exercise of Landlord's rights in accordance with this Lease will not, under any circumstances, be deemed to be a default, a forcible or unlawful entry into or a detainer of the Premises or the Building or an eviction of Tenant from the Premises or the Building or any portion thereof, nor will it subject Landlord to any Liabilities or entitle Tenant to any compensation, abatement of rent or other rights and remedies.

          24.3    Brokers.    Tenant represents and warrants that it has had no dealings with any agent, broker, finder or other person who is or might be entitled to a commission or other fee from Landlord in connection with this or any related transaction, except for Tenant's Broker. Landlord will incur Liabilities for brokerage commissions or other compensation to Tenant's Broker only pursuant to a written agreement (if any) executed and delivered by Landlord and Tenant's Broker.

          24.4    Quiet Enjoyment.    So long as Tenant pays all rent and pays and performs its other Liabilities as and when required, Tenant may quietly enjoy the Premises without hindrance or molestation by Landlord or any person lawfully claiming through or under Landlord, subject to the terms of this Lease and the terms of any Superior Leases and Mortgages and other agreements or matters of record or to which this Lease is subordinate. As used in this Lease, the term "Superior Leases and Mortgages" means all present and future ground leases, underlying leases, mortgages, deeds of trust or other encumbrances, and the documents and agreements in connection therewith, and all renewals, modifications, consolidations, replacements or extensions thereof and advances made thereunder, affecting all or any portion of the Premises, but not including any of the same securing or relating to an Unpermitted Financing.

          24.5    Security.    Tenant is solely responsible for providing security for the Premises and Tenant's personnel within the Premises. Without limiting the generality of this Section, Tenant agrees that: (a) Landlord may, but will not be required to, supply security personnel and systems for the Building or the Premises or Tenant's personnel, and remove or restrain unauthorized persons and prevent unauthorized acts; (b) Landlord will incur no Liabilities for failing to provide security personnel or systems or, if provided, for acts, omissions or malfunctions of the security personnel or systems (although this is not meant to imply that Tenant will have liability therefor or be required to indemnify Landlord therefor, unless Tenant is otherwise liable therefor or required to indemnify Landlord therefor pursuant to the other terms of this Lease); and (c) Landlord and its Affiliates make no representations or warranties of any kind in connection with the security or safety of the Premises or the Building. Subject to the terms and conditions in this Lease, Tenant will have the right to install a security system for the Building at Tenant's sole cost and expense. Tenant will keep Landlord fully apprised and give to Landlord's designated representatives the means necessary to bypass the security system and enter the Building in the event of an emergency.

          24.6    Obligations; Successors; Recordation.    If Tenant consists of more than one person or entity, the obligations and liabilities of those persons or entities are joint and several. Time is of the essence of this Lease. Subject to the restrictions in Article 18 or elsewhere in this Lease, this Lease inures to the benefit of and binds Landlord, Tenant and their respective successors and assigns and anyone who acquires an interest in this Lease, or in the case of Landlord anyone who acquires title to the Premises. Tenant will not record this Lease, but each party agrees on the written request of the other, to execute a notice of lease in recordable form and in customary form reasonably satisfactory to Landlord's attorney.

          24.7    Late Charges.    If any rent or other amounts payable by Tenant are not received within five (5) days after the due date more than twice in any calendar year, Tenant will pay to Landlord on demand a late charge equal to five percent (5%) of the overdue amount, and if not received within ten (10) days after the due date, the amounts also will bear interest from the due date until paid at the interest rate in Section 22.5. Notwithstanding the previous sentence, for the first and second times in any calendar year that any rent or other amounts payable by Tenant are not received within five (5) days after the due date, if Landlord accordingly incurs late charges from one or more of its lenders, then Tenant shall pay such late charges up to a maximum of five percent (5%) of the amount overdue from Tenant. Collection of these late charges and interest will not: be a waiver or cure of Tenant's default or failure to perform; be deemed to be liquidated damages, an invalid penalty or an election of remedies; or prevent Landlord from exercising any other rights and remedies.

          24.8    Accord and Satisfaction.    Payment by Tenant or acceptance by Landlord of less than the full amount of rent due is not a waiver (unless such acceptance is accompanied by a written waiver signed by Landlord specifying that such acceptance is a waiver and specifying the amount being waived), but will be deemed to be on account of amounts next due, and no endorsements or statements on any check or any letter accompanying any check or payment will be deemed an accord and satisfaction or binding on Landlord. Landlord may accept the check or payment without prejudice to any of Landlord's rights and remedies, including, without limitation, the right to recover the full amount due.

          24.9    Prior Agreements; Amendments; Waiver.    This Lease is an integrated document and contains all of the agreements of the parties with respect to any matter covered or mentioned in this Lease, and supersedes all prior agreements or understandings, except for an Agency Agreement between the parties, dated of even date herewith.

  This Lease may not be amended except by an agreement in writing signed by Landlord and Tenant. All waivers must be in writing, specify the act or omission waived and be signed by the party charged with the waiver. No other alleged waivers will be effective, including, without limitation, Landlord's acceptance of rent (except as specifically provided otherwise in Section 24.8), collection of a late charge or application of a security deposit. Landlord's waiver of any specific act, omission, term or condition will not be a waiver of any other or subsequent act, omission, term or condition.

          24.10    Representations; Inability to Perform.    Except as may be specifically set forth as representations and warranties in this Lease, Landlord and its Affiliates have not made, and Tenant is not relying on, any representations or warranties of any kind, express or implied, with respect to the Premises or this transaction. Landlord will not be in default nor incur any Liabilities if it does not fulfill any of its obligations, or is delayed in doing so, because of accidents, breakage, strike, labor troubles, war, sabotage, governmental regulations or controls, inability to obtain materials or services, acts of God, or any other cause, whether similar or dissimilar, beyond Landlord's reasonable control, but will not be deemed to limit in any way Landlord's repair and maintenance obligations under Section 12.1 or its repair and/or restoration obligations under Articles 16 and 17, except to the extent that such repair, maintenance or restoration activities are affected by such events or causes.

          24.11    Legal Proceedings.    In any action or proceeding involving or relating in any way to this Lease, the court or other person or entity having jurisdiction in such action or proceeding will award to the party in whose favor judgment is entered the actual attorneys' fees and costs incurred. Subject to Article 14, Tenant also will indemnify Landlord for, and hold Landlord harmless from and against, all Liabilities incurred by Landlord if Landlord becomes or is made a party to any proceeding or action: (a) brought against any person or entity (other than a permitted Assignee under Section 18.5(c) or any assignee pursuant to an assignment that caused the assignor to become a Released Assignor) holding any interest under this Lease or using the Premises by license of or agreement with Tenant (provided that Tenant's indemnity obligations in this case will not exceed the indemnity obligations that Tenant would have had under Article 14 if Tenant "stood in the shoes" of such other person or entity and the action or proceeding was brought against Tenant); or (b) brought by any person or entity (other than an assignee under a valid assignment of this Lease if and to the same extent that Tenant would have had the right to bring such action or proceeding against Landlord under the same circumstances) holding any interest under this Lease or using the Premises by license of or agreement with Tenant; or (c) necessary to protect Landlord's interest under this Lease in a proceeding under the Bankruptcy Code or in connection with the matters described or contemplated in Exhibit "F" hereto. Unless prohibited by law, Tenant waives the right to trial by jury in all actions involving or related to this Lease, the Premises or any collateral or subsequent agreements between the parties, and any right to impose a counterclaim in any proceeding brought for possession of the Premises as a result of Tenant's default (although this waiver of counterclaim will not be deemed to prohibit Tenant from bringing any claims in a separate non-consolidated action). Tenant also submits to and agrees not to contest the sole and exclusive jurisdiction of the state and federal courts located in Massachusetts to adjudicate all matters in connection with this Lease or involving Landlord or Landlord's Affiliates in any way, and Tenant agrees that it will bring all suits and actions only in such Massachusetts courts and not to seek a change of venue. In any circumstance where a party is obligated to indemnify or hold harmless the other party under this Lease, that obligation also will include the obligation to protect the other party and defend it with counsel acceptable to the other party or, at the other party's election, the other party may employ its own counsel and the indemnifying party will pay when due all attorneys' fees and costs. These obligations to indemnify, hold harmless, protect and defend will survive the expiration or termination of this Lease.

          24.12    Ownership; Invalidity; Remedies; Choice of Law.    As used in this Lease, the term "Landlord" means only the current owner or owners of the fee title to the Premises. Upon each conveyance (whether voluntary or involuntary) of fee title, the conveying party will be relieved of all Liabilities and obligations contained in or derived from this Lease or arising out of any act, occurrence or omission occurring after the date of such conveyance. Landlord may Transfer all or any portion of its interests in this Lease or the Premises without affecting Tenant's obligations and Liabilities under this Lease. Tenant has no right, title or interest in the name of the Building or of the Premises, and may use these names only to identify its location. Any provision of this Lease which is invalid, void or illegal will not affect, impair or invalidate any of the other provisions and the other provisions will remain in full force and effect. Landlord's rights and remedies are cumulative and not exclusive. This Lease is governed by the laws of Massachusetts applicable to transactions to be performed wholly therein.

          24.13    Triple Net Lease; Consent.    The parties acknowledge and agree that this is intended to be, to the fullest extent possible, a "triple net" lease, and all costs and expenses in connection with the Premises in addition to the base rent are intended to be paid or reimbursed by Tenant unless otherwise stated in this Lease (but this shall not be deemed to affect Landlord's obligations to pay portions of the Net Proceeds to Tenant to the extent set forth in Addendum #3). Notwithstanding anything to the contrary, Landlord will not be required under any circumstances to agree to any amendments, modifications, waivers, increases or decreases in any of the terms of this Lease or any of the rights and obligations of the parties hereunder, whether or not such agreement would be reasonable under the circumstances. In any dispute involving Landlord's withholding of consent or approval or its exercise of judgement, the sole right and remedy of Tenant and its Affiliates is declaratory relief (i.e., that such consent or approval should be granted), and Tenant and its Affiliates waive all other rights and remedies, including, without limitation, claims for damages.

          24.14    Presumptions; Exhibits; Submission.    This Lease will be construed without regard to any presumption or other rule requiring construction or interpretation for or against the party drafting the document. The titles to the Articles and Sections of this Lease are not a part of this Lease and will have no effect on its construction or interpretation. Whenever required by the context of this Lease, the singular includes the plural and the plural includes the singular, and the masculine, feminine and neuter genders each include the others, and the word "person" includes individuals, corporations, partnerships or other entities. All exhibits, addenda and riders attached to this Lease are incorporated in this Lease by this reference. The submission of this Lease to Tenant or its broker, agent or attorney for review or signature is not an offer to Tenant to lease the Premises or the grant of an option to lease to Premises. This Lease will not be binding unless and until it is executed and delivered by both Landlord and Tenant.

          24.15    Cooperation.    If Landlord finds it necessary to enter the Building to perform its obligations or exercise its rights under this Lease, Tenant will cooperate reasonably with Landlord, and this cooperation will include moving machinery, equipment or Alterations within the Building and allowing Landlord sufficient space within the Premises to enable Landlord to perform any work that Landlord has the right or is required to perform under this Lease.

          24.16    Notices.    Unless otherwise specifically stated in this Lease, all notices, demands or communications required or permitted under this Lease (the "Notices") will be in writing and personally delivered (by messenger or recognized national overnight carrier), or sent by certified mail, return receipt requested, postage prepaid. Notices to Tenant prior to the first Occupancy Date will be delivered to the address for Tenant in Section 1.1 or to such other address as may be specified by Tenant to Landlord in writing. Thereafter, Notices to Tenant will be delivered to the address of the Premises or to such other address as may be specified by Tenant to Landlord in writing. Notices to Landlord will be delivered to the addresses for Landlord in Section 1.1 or to such other address as may be specified by Landlord to Tenant in writing. Notices will be effective on the earlier of: delivery; or, if mailed, four (4) days after they are mailed in accordance with this Section.

          24.17    Letter of Credit.

        (a)  Upon the execution and delivery of this Lease, Tenant will obtain and deliver to Landlord an irrevocable, unconditional standby letter of credit in accordance with the terms and conditions of this Section (the "Letter of Credit"). The Letter of Credit will be in the amount of $10 Million, will be issued initially by Bank of Boston or Chemical Bank and subsequently by any issuer that meets the criteria in Section 24.17(e), will name Landlord (or, at Landlord's request, a lender to Landlord) as the beneficiary thereof and will have an initial term of at least one (1) year and, with renewals, an aggregate term (as renewed) as set forth below. The terms of the Letter of Credit shall be as set forth in this Section 24.17 and in form reasonably acceptable to the beneficiary thereof. The beneficiary shall have the right to draw under the Letter of Credit on one or more occasions from time to time during its term and in accordance with the terms hereof simply upon presentation to the issuer of a sight draft executed by the beneficiary or its authorized representative and without further condition, and the issuer shall pay upon presentation of such draft without deduction or offset of any type. The Letter of Credit shall be assignable in whole but not in part. Provided that Tenant is not in default and is entitled to continue to receive a share of Net Proceeds in accordance with Addendum #3 and/or to exercise a Purchase Option in accordance with Addendum #4, Landlord agrees not to request that any of its lenders be named as a beneficiary under the Letter of Credit with respect to any Unpermitted Financing supplied by such lenders.

        (b)  Until and unless the Letter of Credit is drawn upon, starting as of July 1, 1997, and on each July 1 thereafter (or, if a permanent first mortgage loan on the Premises has not funded before July 1, 1996, then starting as of October 15, 1997, and each October 15 thereafter), the face amount of the Letter of Credit shall be reduced based on a direct reduction loan amortization schedule, assuming an interest rate equal to the interest rate (but not any "default" or "penalty" rate) under the then existing first mortgage loan on the Premises, provided by the beneficiary whose loan is secured by the Letter of Credit which will have the effect of reducing the Letter of Credit to zero over the aggregate term of the Letter of Credit. However, subject to the foregoing but notwithstanding anything else to the contrary, even if the Letter of Credit has been drawn upon, if and to the extent that those amounts are repaid to Tenant, Tenant shall thereupon cause the face amount, and the amount that may again be drawn, under the Letter of Credit to be increased by an amount equal to the amount so repaid. (For example, if $2 Million were to be drawn under the Letter of Credit pursuant to Section 24.17(f), and if that $2 Million were then repaid, the face amount and the amount that could be drawn under the Letter of Credit again would be $10 Million.) Tenant shall cause the Letter of Credit to be renewed continuously on the same terms as described above for successive one (1)-year terms (or longer terms) so that the Letter of Credit is continuously maintained for a term expiring at the end of the tenth (10th) Lease Year. Each succeeding Letter of Credit shall be effective on or before the date that the then-existing Letter of Credit expires. Tenant's failure to deliver these renewals of the Letter of Credit to the beneficiary at least twenty (20) days prior to each expiration date shall not in and of itself be a default under this Lease, but at the beneficiary's option, and notwithstanding anything to the contrary, the beneficiary shall have the immediate right thereon and thereafter to draw under the Letter of Credit for all or any portion thereof, and the cash proceeds thereof shall be held and, if necessary, applied, by the beneficiary in the same manner as set forth in Subsection (d) below.

        (c)  The Letter of Credit is security for the timely payment and performance of all of Tenant's Liabilities in connection with this Lease, including, without limitation, Tenant's obligation to pay base rent, additional rent and, if applicable, the Cancellation Fee, any amounts due under any Addendum hereto, and the Unamortized Costs if Tenant defaults, and the obligations under Landlord's loan(s) from its lender(s). If Tenant defaults under this Lease or there is a default under such loan(s) or if otherwise permitted under the loan documents, the beneficiary may, but shall not be obligated to, draw under the Letter of Credit on one or more occasions, and the beneficiary's draw(s) under or failure to draw down all or any portion of the Letter of Credit in any particular instance will not be deemed to be a waiver or election of any rights and remedies of any type, a limitation on Landlord's or the beneficiary's right to damages, a payment of liquidated damages or an accord or satisfaction.

        (d)  Until and unless the Letter of Credit is drawn upon, Tenant may, at any time, substitute for the Letter of Credit cash in an amount equal to the then-current face amount of the Letter of Credit. If Tenant does so substitute cash, then the amount thereof will be deemed to be a security deposit hereunder, and will be deemed to be security for the same obligations and Liabilities as are set forth in Section 24.17(c). Landlord (and/or the beneficiary under the former Letter of Credit) will have the right to apply all or any portion of that security deposit in the same manner and subject to the same terms as are set forth in Section 24.17(c), and until and unless the security deposit is applied in accordance with this Lease, the amount of that security deposit shall reduce in the manner and at the times set forth in the first sentence of Section 24.17(b). Until applied, the cash security deposit shall be kept in a separate, interest-bearing account or in another form of investment reasonably acceptable to Tenant and the secured party, and until and unless it is applied, interest earned thereon shall be payable annually to Tenant, and the security deposit shall be used for no other purpose other than as security for the payment and performance of the obligations and Liabilities as set forth in Section 24.17(c).

        (e)  Tenant shall cause the Letter of Credit to be replaced by a Letter of Credit issued by another recognized bank located and in good standing in the United States that meets the financial criterion described below and is otherwise reasonably acceptable to the beneficiary: (i) on demand by the beneficiary if the issuer ever fails to meet the financial criterion described below; or (ii) if Tenant wishes to replace the Letter of Credit with a Letter of Credit issued by another bank. The financial criterion referred to above is the requirement that the issuer will maintain ratings from Moody's and Standard & Poor's at least equal to those enjoyed by the initial issuer of the Letter of Credit on the date that the Letter of Credit is issued. The beneficiary shall have the immediate right thereon and thereafter to draw under the Letter of Credit for all or any portion thereof if the Letter of Credit is not replaced as and when required by an issuer meeting the financial criterion referred to above, and the cash proceeds thereof shall be held and, if necessary, applied, by the beneficiary in the same manner as set forth in Subsection (d) above.

        (f)    In addition to the other circumstances set forth in this Lease pursuant to which the beneficiary of the Letter of Credit may draw thereunder, the beneficiary may draw under the Letter of Credit as set forth in Section 8.15 of that certain Construction Loan Agreement between Landlord and Mellon Bank which provides financing for the Premises. A copy of that Section 8.15 is attached hereto as Exhibit "M."

        Any amounts drawn by the beneficiary under the Letter of Credit (not including draws of the type described in Sections 24.17(b) and (e), or draws resulting from Tenant's default under this Lease or any other agreements between Tenant and the beneficiary or Landlord's default under a loan arising as a result of Tenant's breach of its obligations under this Lease) shall be referred to as the "LC Advances," and shall be treated as a loan made by Tenant to Landlord, which shall be repayable on the terms set forth in a promissory note executed by Landlord in favor of Tenant in the form attached as Exhibit "L" hereto (the "LC Note").

          24.18    Other Defined Terms.

        (a)  "Affiliates" means: a party's internal partners, and the directors, officers, agents, employees, parent, subsidiaries, invitees, customers, licensees, concessionaires, contractors, subcontractors, successors, assigns, subtenants, and representatives of the party or its internal partners.

        (aa)"Control Affiliates" means a party's internal partners, and the directors, officers, employees, parent, subsidiaries, successors or assigns of the party or its internal partners, or an entity in which any of them owns at least 20% of the outstanding interests or voting shares.

        (b)  "Laws" means: laws, codes, decisions, ordinances, rules, regulations, any CC&R's or deed restrictions (or the equivalent) to which the Premises may be subject, licenses, permits, and directives of governmental and quasi-governmental officers, including, without limitation, those relating to building and safety, fire prevention, health, energy conservation, Hazardous Substances and environmental protection.

        (c)  "Liabilities" means: obligations, costs, damages, claims, injuries, liens, liabilities and judgments, including, without limitation, attorneys' fees and costs (whether or not suit is commenced or judgment entered).

        (cc)"Related Entities" means a party's successors, assigns, parent or subsidiaries, or any person that controls, is controlled by or is under common control with that party, and the successors or assigns of such person.

        (d)  "Systems and Equipment" means: all HVAC, plumbing, mechanical, electrical, lighting, water, gas, sewer, safety, sanitary and any other utility or service facilities, systems and equipment, and all pipes, ducts, poles, stacks, chases, conduits and wires.

        (e)  "Default," when applied to Tenant, and whether or not used with an initial capital, will have the meaning set forth in Section 21.

          24.19    No Partnership.    Notwithstanding anything to the contrary, neither this Lease nor the performance of any of the terms and conditions thereof are intended to create or imply, nor shall they create or imply, any partnership, joint venture, trust, fiduciary relationship or agency relationship between Landlord and Tenant (or any of their respective Affiliates).

        25.    HAZARDOUS SUBSTANCES.

        Without limiting the generality of any portion of this Lease, Tenant and its Affiliates will:

        (a)  Not store, handle, transport, use, process, generate, discharge or dispose of any hazardous, toxic, corrosive, dangerous, explosive, flammable or noxious substances, gasses or waste, whether now or hereafter defined under any Laws or otherwise (collectively, "hazardous substances"), from, in or about the Building or the rest of the Premises, or create any release of any hazardous substances, nor permit any of the foregoing to occur, except for customary and reasonable amounts of office supplies and other supplies reasonably used in the conduct of Tenant's permitted research and development, light manufacturing and warehousing activities which may contain or consist of reasonable amounts of hazardous substances, and then only strictly in accordance with applicable Laws. If any of the foregoing prohibited activities occur, or if Landlord in good faith believes that any of the foregoing prohibited activities have occurred or are likely to occur or that Tenant and its Affiliates are not complying fully with the requirements of this Article, in addition to any other rights and remedies of Landlord, Tenant and its Affiliates immediately will cease the acts or omissions and in addition to any other rights and remedies (all of which are cumulative), at Landlord's request Tenant will take such actions as may be required by Laws and as Landlord may in good faith direct to cure or prevent the problem. Tenant and its Affiliates will comply fully with all Laws and insurance requirements in connection with or related to hazardous substances, whether now or hereafter existing, including, without limitation, CERCLA, SARA, RCRA, TSCA, CWA, Chapter 21E of Massachusetts General Laws and any other Laws promulgated by the EPA, OSHA or Commonwealth of Massachusetts.

        (b)  Immediately pay, and indemnify Landlord and its Affiliates for and hold them harmless from, all Liabilities in connection with or arising directly or indirectly from any breach by Tenant or its Affiliates of their obligations in this Article, including, without limitation, Liabilities to any lenders and the costs of any of the following, whether required by Landlord, any lenders, applicable Laws or insurance requirements or otherwise: any "response actions" or "responses"; any surveys, "audits", inspections, tests, reports or procedures deemed necessary or desirable by Landlord or governmental or quasi-governmental authorities to determine the existence or scope of any hazardous substances or Tenant's compliance with this Article, and any actions recommended to be taken in connection therewith; compliance with any applicable Laws and insurance requirements; any requirements, directives or plans for the prevention, containment, processing, storage, clean-up or disposal of hazardous substances; the release and discharge of any resulting liens; and any other injury or damage. On the expiration or earlier termination of this Lease, Tenant will leave the Building and the Premises free of hazardous substances stored, handled, transported, used, processed, generated, discharged or disposed of in, on, from or about the Building, or the Premises by Tenant or its Affiliates.

        (c)  Immediately deliver to Landlord copies of any notices, information, reports, and communications of any type received or given in connection with hazardous substances, including, without limitation, notices of violation and settlement actions from or with governmental or quasi-governmental authorities.

        Tenant's failure to comply with the requirements of this Article will be a material default under this Lease, but if the failure was not intentional, then if Tenant immediately begins to cure the failure and diligently begins and completes all required remediation, disposal and other responsive actions in accordance with the Lease and applicable Laws and guidelines and all necessary repairs to the Building or the Premises, Tenant will be deemed to have cured the default (although Tenant's indemnity obligations and other Liabilities still will remain). All of Tenant's obligations and Liabilities under this Article will survive the expiration or earlier termination of this Lease.

        IN WITNESS WHEREOF, intending to be legally bound, each party has executed this Lease as a sealed instrument as of the date first set forth above.

"LANDLORD"
Executed: October 7, 1995	100 MINUTEMAN LIMITED PARTNERSHIP, a Massachusetts limited partnership
WITNESS:	By:	NIUNA-MINUTEMAN, INC., a general partner

/s/ [ILLEGIBLE] Name Printed: [Illegible]	By:	/s/ JOHN KUSMIERSKY John Kusmiersky, President

"TENANT"
Executed: October 10, 1995	PICTURETEL CORPORATION, a Delaware corporation
WITNESS:

/s/ WILLIAM D. KRASNOW Name Printed: William D. Krasnow	By:	/s/ LAWRENCE M. BORNSTEIN (Signature)
Lawrence M. Bornstein Name Printed, Vice President Authorized Signature
WITNESS:

/s/ THOMAS M. ZIMMER Name Printed: Thomas M. Zimmer	By:	/s/ LES B. STRAUSS (Signature)
Les B. Strauss Name Printed, Secretary Authorized Signature

EXHIBIT "A"

PROJECT SITE PLAN

[MAP OF SITE PLAN OF PREMISES]

EXHIBIT "B"

LEGAL DESCRIPTION

        Those certain parcels of land, with all the buildings now thereon in Andover, Essex County, Massachusetts, bounded and described as follows:

PARCEL A

        A certain parcel of land with all buildings now thereon, shown as Parcel "A" on a plan entitled "Subdivision Plan of Land, Andover, Mass." by H. W. Moore Associates, Inc., dated October 10, 1978, recorded with the Essex North Registry of Deeds as Plan No. 7941, (the "1978 Plan") bounded and described as follows:

SOUTHWESTERLY	by land now or formerly of Ninety-Three Building Trust, which land is shown as Parcel "E" on a plan dated October 8, 1975 by Ganteaume & McMullen recorded with said Deeds as Plan No. 7358, 1297.66 feet;
NORTHWESTERLY	by other land of said Trust, designated "Hewlett-Packard" on said 1978 Plan, 1344.07 feet;
NORTHEASTERLY	by other land of said Trust, 407.42 feet;
EASTERLY	by other land of said Trust, 618.53 feet;
SOUTHEASTERLY	by Parcel "B" on said 1978 Plan, 442.99 feet;
NORTHEASTERLY	by and now or formerly of John Pappas as shown on said 1978 Plan, 343.54 feet; and
SOUTHEASTERLY	by Parcel "C" on said 1978 Plan, 896.59 feet.

        Said parcel contains 37.856 acres according to the 1978 Plan.

        Being the same parcel conveyed to Digital Equipment Corporation by deed of Polaroid Corporation dated June 26, 1980 and recorded with said Deeds, in Book 1440, Page 186.

EXHIBIT "C"

WORKLETTER

        1.    General Conditions.

        1.1 Landlord will construct Landlord's Work in accordance with applicable Laws in effect at the time, except that Landlord makes no agreements, representations or warranties concerning compliance with the Americans with Disabilities Act or any rules, regulations, guidelines or additional legislation issued in connection therewith. (The previous sentence is not meant to change the obligations of the parties pursuant to Section 11(d).) Landlord conclusively shall be deemed to have complied with all applicable Laws in effect at the time with respect to Landlord's Work for each Phase when and if Landlord obtains a Certificate of Occupancy for that Phase or for the entire Building. Subject to Section 2(a), Tenant and its contractors may have access to the Building for the purpose of preparing the Building for Tenant's occupancy before Landlord's Work has been substantially completed, but only with Landlord's prior written approval. After any entry by Tenant or its contractors, all of Tenant's Lease obligations will be immediately effective except for the obligation to pay base rent, Taxes and Operating Costs. All construction, materials, services, licenses, approvals, costs, installations and equipment to or for the Premises other than Landlord's Work are called "Tenant's Work," and will be performed by Tenant at Tenant's sole cost and in a good and workmanlike manner and subject to the rest of the terms of this Lease. Subject to Section 2(a), Tenant will not interfere in any way with Landlord's Work, whether in connection with Tenant's Work or otherwise. If Landlord's Work is delayed or made more expensive due to: any act or omission of Tenant or its Affiliates (including, without limitation, any delay of or failure to complete Tenant's Work [subject to Section 2(a)], any requested or required changes to Exhibit "C" agreed to by Landlord, or any failure or delay in submitting the information in Exhibit "CC" or other plans, specifications, drawings, requirements, information or approvals, or changes or inaccuracies in any of the foregoing that are or are supposed to be submitted by or on behalf of or approved by Tenant); or the inclusion in Exhibit "C" or other Tenant specifications of "long lead" items or services that cannot reasonably be obtained in sufficient time to be incorporated in Landlord's Work in the normal course of Landlord's construction schedule (and Tenant's failure to delete or substitute for those items or services), then Tenant will be responsible for the delays and additional cost, Landlord's Work for each Phase will be deemed substantially completed when it would have been completed but for the delays (and at minimum any delays will be subtracted from the date of actual substantial completion in determining when substantial completion will be deemed to have occurred), and Tenant will pay any additional cost to Landlord as additional rent within fifteen (15) days after receipt of Landlord's bill. Furthermore, if a delay for which Tenant is responsible results in an increased interest rate on Landlord's loans, then Tenant will pay as additional rent the increased amounts payable by Landlord as and when Landlord is obligated to pay such amounts. Within ten (10) days after Landlord's request, Tenant will execute and deliver to Landlord a certificate confirming the date of substantial completion of Landlord's Work for each Phase. Tenant's certificate is for purposes of confirmation only and will not affect the actual date of substantial completion for that Phase.

        1.2  Landlord intends that: Gilbane Building Company (or an affiliated entity) will act as the construction manager, or in an equivalent capacity, with respect to Landlord's Work; and that Gilbane Building Company (or an affiliated entity) will guaranty the maximum price for Landlord's Work. With respect to Landlord's Work, at least the "major trades" will be competitively bid to subcontractors, and Landlord will award those subcontracts to the lowest bidder, except that Landlord may award a subcontract to any of the bidding subcontractors if: (a) the lowest bidder takes exception to the bid documents; or (b) the initial bid or subsequent revised bid of the subcontractor chosen by Landlord is within 5% of the lowest responsive and timely bid received.

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        1.3  Notwithstanding anything to the contrary, Landlord's Work will not include, and Landlord will not be responsible for, any labor or services in connection with Tenant's security or alarm systems, and Tenant's data, telecommunications, audio, visual, computer, cafeteria or fitness-related equipment or installations or any piping, wiring, cabling or conduits associated with any of the foregoing or any hookups thereof.

        1.4  The rest of this Workletter is attached and is incorporated herein by this reference.

PICTURETEL
WORK LETTER
Burt Hill Project 95636.00
Revised: August 17, 1995

General

        The 100 Minuteman Road existing building is a single story structure constructed in 1981 with a footprint of 240,048 gross square feet and a 22 to 24 clear height, except under the mezzanine. An additional 110,485 square foot mezzanine area provides office, common area, and mechanical support. The existing total square footage of the building is 350,533 square feet, to be modified for PictureTel's use.

        It is the intent of this Work Letter to describe the modifications to the existing building for the use by the Tenant, PictureTel. The quality standard of finish tenant improvements and the unit quantities of such improvements provided by the Landlord under this Workletter, unless otherwise specified to the contrary, will be equal to those at PictureTel's Brickstone Square facilities. Also under this Workletter, the existing base building and core systems and equipment will be placed by the Landlord into good working condition and into condition conforming with applicable building codes, otherwise to perform equal to those at PictureTel's Brickstone Square facilities, unless specified to the contrary herein. Any changes from the standards established above requested by the Tenant as to the quality or quantity of modifications provided under this Workletter by the Landlord shall be at the Tenant's sole cost and may be undertaken at the Landlord's discretion, due regard being given to considerations of the impact upon construction and occupancy schedules, the availability of Tenant funding, and similar issues which may affect the performance of the Landlord under the Workletter. The modification of the existing building will create the following building areas:

1.
Shipping, receiving, warehouse storage, distribution, manufacturing and assembly, and related testing laboratories, offices and support spaces; approximately 84,000 SF, relocated from and similar to PictureTel's existing facilities at 10 Technology Drive and 1 Centennial Drive in Peabody, MA, improved at a ratio of not to exceed (NTE) 80:20 open plan to general business office.

2.
PSD Engineering, offices, testing laboratories, and related support spaces; approximately 78,000 SF, relocated from and similar in unit quantity and finish quality to PictureTel's existing facilities at 100 Brickstone Square, Andover, MA.

3.
Offices, conference rooms/related support spaces and other uses, approximately 117,000 SF, relocated from PictureTel's existing facilities at The Tower at Northwoods, 222 Rosewood Drive, Danvers, MA, and will be similar in quality to PictureTel's facilities at 100 Brickstone Square. (Except that the Demo and Executive Briefing rooms will be constructed as closely as possible to those located at The Tower).

4.
Cafeteria; refurbish existing cafeteria, including kitchen equipment and seating area, approximately 8,600 SF, which is included in the 117,000 SF in Item #3 above.

5.
New Health Club, including locker and shower rooms and toilet facilities, in existing building area of approximately 7000 SF, which is included in the 117,000 SF in Item #3 above.

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6.
Reuse existing base building core spaces, such as Mechanical, Electrical, Plumbing, Fire Protection, vertical circulation, toilet rooms (refurbished to provide finishes equal to quality of toilet rooms at Brickstone Square), janitors closets, and similar spaces, with renovations as required by code. No more than two toilet cores will be relocated at PictureTel's direction and the toilet rooms in the Demo/Briefing area will be lengthened.

RECAP OF BUILDING AREAS

Existing Building	Existing	PictureTel Improvements
Main floor area	Tenant Space = 227,969 SF Mech and Elect = 12,079	Shipping, Receiving & Manufacturing = 84,000
	Total = 240,048	PSD Engineering = 78,000
Offices, Conference Rooms, Related Support Spaces and Health Club = 53,795 Mech and Elect = 12,079 Light Courts removed = (12,174)
Total w/o light courts = 227,874
Mezzanine floor area	Tenant Space = 63,777 Mech and Elect = 46,708 Total = 110,485	Offices, Conference Rooms, Related Support Spaces = 55,177 Cafeteria = 8,600 Mech and Elect = 33,431 Mech and Elect Mezzanine removed = (13,277) Total = 97,208
Total Building	350,533 SF	325,082 SF

Site

        Existing parking: approximately 770 parking spaces, including 20 handicapped spaces, which is in compliance with the Americans with Disabilities Act of 1990, (ADA). Existing cracks will be repaired and pavement will be sealed and restriped.

        Existing sidewalks and entrance paving: to be repaired (to match existing), as required, to provide an acceptable walking surface.

        Existing parking lot and entrance lighting to be fully operational with existing photoelectrical sensor control.

        Exterior Signage: Landlord will provide one (1) monument for signage provided by tenant identifying PictureTel at the Minuteman Drive entrance. Main complex monument will consist of masonry or concrete pier, illuminated from the exterior or interior and will be sized and scaled to be consistent with the building, the site, and the restrictions of the Zoning By-Laws.

        Landscaping, including atria landscaping/seating, to be enhanced at the Landlord's discretion, the budget for which will not be less than $100,000.

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Demolition

        Office/Cafeteria: Remove existing finishes to be replaced: including ceiling (panels only), wall coverings, and carpet/VCT. Remove operable walls.

        Lab/Production: Remove all partitions, raised floors, lab components and utilities and all mechanical, electrical, and plumbing equipment and distribution as required to accommodate tenant fit-up.

        Mechanical Areas: Remove or abandon in place all specialized equipment components and related supporting mezzanines not required for PictureTel's occupancy

        Light Courts: Remove existing roof, structural framing, floor, and walls to create exterior light courts approximately 86' x 70' in two locations as designated by Landlord.

        Cooling Towers: Remove non-functioning cooling tower components and equipment.

Structure

        Existing structural capacity: main floor = 250 PSF; mezzanine in compliance with code; roof = 40 PSF. Structural work to modify additional structure for the contemplated light courts and elevators, and if and to the extent necessary to perform Landlord's other obligations under this Workletter, will be Landlord's responsibility.

Building Exterior

        Landlord shall provide existing weather-tight curtain wall system, including insulated aluminum panels with double glazed vision panels. Landlord shall clean existing panels and windows (both interior and exterior sides) and repair damage to aluminum panels and replace broken/cracked glass.

Roof

        Landlord shall provide existing roof system, including all drains and drainage systems. Existing mechanically fastened EPDM Carlisle membrane roof to be repaired to assure water-tight roof.

Lightning Protection System

        Landlord shall provide existing lightning protection system for the building and all existing rooftop equipment.

Elevators

        Landlords shall provide the following elevators:

        Existing one (1) hydraulic freight elevator, 4000 lb. capacity, minimum 3'-4" wide by 4'-2" deep; the existing cab will be remodeled at the direction of PictureTel.

        Two (2) new hydraulic passenger elevators, 3500 lb. capacity, minimum 6'-8" wide by 4'-6" deep car with center opening doors.

Loading Docks

        Landlord shall infill two (2) of the existing truck docks and relocate the components therefrom to two new locations at the direction of PictureTel. The truck docks shall reuse the existing dock equipment and truck doors. Landlord shall also infill one of the existing trash bays.

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HAVAC System

        Landlord shall provide all existing central HAVAC equipment.

        Most of the base buildings AHUs will be retained and modified as required by code and specific PictureTel requirements. The remaining equipment will be abandoned in place or removed, along with the mezzanines that it occupies, at the discretion of the Landlord.

        Landlord will provide a complete heating, ventilating, and air-conditioning system for PictureTel's use; heat loads to be provided by PictureTel, which will be consistent with those at 100 Brickstone Square.

        The heating and air-conditioning system will utilize existing equipment to the fullest extent practical. Landlord agrees to have his contractors perform routine maintenance prior to tenant occupancy with the preventative maintenance to include complete system and equipment check out. Any corrective measures necessary will be completed prior to occupancy.

        Standard maintenance such as coil cleaning, lubrication, changing of filters, verification of electrical current consumption on motors, checking V-belts, etc., will be completed at that time. Additionally, all air-handlers to be reused will be provided with new filters.

        All HAVAC equipment, both new and existing, to be reused will be controlled by an ATC system. A new ATC system utilizing existing damper motors, control valves, sensors etc., will be provided. A new computer terminal to be located in the building engineer's office within the Facility Maintenance office area will be provided. Landlord will consider design input in connection with the control system from PictureTel's engineers, which input will be given with due regard to schedule and cost implications.

Electric

1.
Landlord will provide existing power supply from Massachusetts Electric Company, along with distribution panels, transformers, wiring, devices and existing emergency power system, including emergency generator and fuel supply equipment.

2.
In general office, engineering, and support areas, Landlord will provide 277v two-lamp deep cell parabolic light fixtures, with electronic ballasts.

3.
Landlord will provide emergency lighting in the Tenant areas as required by code, including exit corridors leading to fire stairs.

4.
Data and Communications: Landlord will provide standard wall outlets. The standard outlet consists of a rough box plaster ring and pull string to the ceiling plenum above. Tenant is responsible for all other Tenant system components from point of connection at base building telephone closet to final point of use devices. Data and phone systems and cabling will be furnished and installed by Tenant.

5.
Security: All security systems by Tenant.

Life Safety

1.
Landlord will provide code-required fire alarm systems (and suppression systems in cafeteria if required by code) and associated equipment as required for and consistent with the occupancies previously described.

5

Plumbing

1.
Existing plumbing, piping and fixtures in toilet rooms on each Tenant floor, as required by code, and as necessary to accommodate the needs of the Base Building central equipment such as floor drains, rain water drains, leaders, risers, and existing connections to the public water supply and sewage systems.

2.
The existing base building toilet facilities have sufficient toilet fixtures to accommodate the stated PictureTel employee occupancy of the building. Toilet fixtures will be provided in the following quantities based on stated occupancy of building of 500 men, and 500 women, 1000 total occupants and in compliance with State of Massachusetts Plumbing code.

  Women:
  25 water closets
  10 lavatories

  Men:
  14 water closets
  6 urinals
  10 lavatories

3.
ADA accessible water fountains will be provided outside each set of toilet rooms per code.

4.
Accessible toilet fixtures will be provided as required by ADA.

  Toilet fixtures and finishes including tile and lighting to be consistent with quality at Brickstone Square.

Fire Suppression

        Landlord will provide existing fire suppression components, including the following, as required by code:

  All central equipment, piping and controls, including standpipe risers, hose valves, annunciator, etc.

  Sprinkler distribution piping.

  Sprinkler heads in building common areas including penthouse, MERs, ECs, lobbies, toilet rooms, etc.

  Sprinkler heads in Tenant area in a regular grid pattern per high density open plan configuration located by installing straight vertical drops from the existing sprinkler tees. Drops will not be centered in the ceiling tile unless Tenant directs so at his own cost. Landlord will coordinate sprinkler drops to avoid interference with the lighting pattern, HVAC diffusers, and other ceiling mounted components that are being provided by the Landlord. Landlord will also modify sprinkler locations in offices in order to coordinate with partitions, lighting fixtures and diffusers.

Finishes

        The existing office areas in the building will require demolition and reconstruction. Improvements will focus on cosmetic finishes, such as new carpet, new acoustic panels in the existing ceiling grid, new partitions and paint on existing and new walls, and modifications to the partitions, doors/hardware, lighting and HVAC required by PictureTel's Space Plan as approved by the Landlord. Both the quantities of finish improvements and the quality of those finishes shall be based on and similar to the existing finishes in PictureTel's facility at Brickstone Square, Andover. The existing ceiling heights under the existing mezzanines areas will remain at the current height of 9'-6" along perimeter of office area, and 8'-6" inside of the perimeter. Where existing box beams go through private or other enclosed

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areas, Landlord will completely reconfigure the ceilings in those spaces to be consistent with those at Brickstone Square.

        The existing lab and production areas will be reconstructed as office engineering, production and warehouse space. The ceiling heights for areas not under existing mezzanines shall be 10'-0".

        Existing floor finishes consisting of quarry tile such as in the existing food preparation and serving areas of the kitchen and cafeteria, will be cleaned, repaired, and remain in place.

        Window treatment: all exterior windows will be provided with new building standard blinds similar to Brickstone Square.

        Landlord will provide existing core areas, such as stairs, elevator, toilet rooms, electrical, telephone and janitors closets, etc., in their existing locations, with existing or new finishes modified only as required by code and by Item 6, Page 1 of this work letter.

        Landlord will provide all the existing kitchen and cafeteria serving areas, including all equipment, refurbished as required. Landlord will provide new carpet, new ceiling tile and grid and new light fixtures. Any additional equipment, finishes, or other improvements to the kitchen and cafeteria serving areas will be the responsibility of the Tenant.

        Landlord will install new structural framing, curtain wall, roof edge and other construction, and install doors, drainage, paving and lighting as required for two new light courts.

        Landlord will provide standard office and toilet room finishes in the new Health Club. Landlord to provide lockers and shower rooms. Tenant to provide all exercise equipment and other requirements for a fully functional Health Club.

        Landlord will provide certain specialized Tenant areas, such as Engineering Labs, Customer Demonstration rooms, etc., as required to accommodate existing uses in the facilities to be relocated in this building, based on the same finishes and quantities currently existing in PictureTel's facilities in Brickstone Square.

Note:	PictureTel's space planner and design architect will provide the layout and specifications for Tenant Improvements per Exhibit CC of the Lease workletter. The fit and finish will be consistent with that at Brickstone Square where similar office and engineering uses exist. The Landlord's architect will provide CADD drawing disks of the base building to PictureTel design architect for use in planning the space layout.

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EXHIBIT "CC"

PICTURETEL INITIAL INFORMATION

        1.    PictureTel will deliver the following information (to the extent applicable in each instance) to Landlord on or about the dates set forth in Section 2 below: detailed floor plans/layouts for the Building, including the size and location of all offices, conference rooms, demonstration rooms, laboratories and other areas, prepared to 1/8" scale, with architectural features included (e.g., high wall versus low wall); equipment loads, BTU requirements, amperage requirements, and similar requirements for engineering laboratories, demonstration rooms and any other special requirements; PictureTel's choices and specifications for hardware, floor and wall finishes, all special finishes, special lighting, raised flooring and other design elements and other information and specifications sufficient to enable Landlord to produce final plans, drawings and specifications for Landlord's Work.

        2.    The relevant information for each of the Phases (which for these purposes are defined in Exhibit "C" (Workletter)) will be delivered by the following dates: Phase I—August 31, 1995; Phase II—September 30, 1995; and Phase III—October 31, 1995:

        3.    The goal of Landlord's design team is to produce GMP pricing documents on or about October 1, 1995. Therefore, in addition to the information to be delivered for each of the Phases as described above, Tenant will direct its professionals to deliver to Landlord's design team design documents on a weekly basis or otherwise as often as practicable, and to deliver sufficient information for all of the Phases to Landlord's design team in sufficient time so that Landlord's design team can reasonably attempt to meet the October 1, 1995 target date.

EXHIBIT "D"

BASE RENT

        1.    Subject to Paragraph 2 below, for each Phase, starting on the later of July 1, 1996 or the Occupancy Date for that Phase, the annual base rent for that Phase shall be Tenant's Percentage of Three Million and No/100 Dollars ($3,000,000.00), which will be payable in equal monthly installments in advance as set forth in Section 5(a) of the Lease. If Tenant's Percentage is retroactively adjusted as set forth in Section 1.1(f), then if any amounts are owed by Tenant they shall be paid within fifteen (15) days after such adjustment, and if any amounts are owed by Landlord they shall be paid within fifteen (15) days after such adjustment, or, at Landlord's election, the amounts owed to Tenant shall be credited against the next rental payments due from Tenant.

        2.    AS OF THE COMMENCEMENT DATE, THE ANNUAL BASE RENT FOR THE PREMISES WILL BE THREE MILLION AND NO/100 DOLLARS ($3,000,000.00) PER ANNUM, WHICH WILL BE PAYABLE IN EQUAL MONTHLY INSTALLMENTS IN ADVANCE AS SET FORTH IN SECTION 5(a) OF THE LEASE.

        3.    Base rent payable for any other space leased by Tenant from Landlord shall be in addition to and at rates different from the base rent set forth above, unless otherwise specifically agreed in writing by Landlord and Tenant.

[SEE SECTION 5(b) OF THE LEASE FOR POSSIBLE RENT CREDITS IN CONNECTION WITH THE LETTER OF CREDIT.]

EXHIBIT "E"

RULES AND REGULATIONS

        1.    Any person whose presence on the Premises at any time shall, in the reasonable judgment of the Landlord, be prejudicial to the safety, character, reputation and interests of the Premises may be denied access to the Premises or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion the Landlord may prevent all access to the Premises or the Building during the continuance of the same, by closing the doors or otherwise, for the safety of Tenant or protection of property. The Landlord shall in no way be liable to Tenant or its Affiliates for damages or loss arising from the admission, exclusion or ejection of any person to or from the Premises under the provisions of this rule, as long as Landlord acts reasonably under the circumstances as they appear to Landlord at the time.

        2.    No awnings or other projections over or around the windows shall be installed by Tenant, and all window blinds used or installed by Tenant or its Affiliates shall be of the same type in order to provide a uniform exterior appearance.

        3.    Tenant shall not encumber or obstruct, or permit the encumbrance or obstruction of, or store or place any materials, outside of the Building, or in any entrances, corridors, elevators, fire exits or stairways of the of the Building so as to create any unsafe or unlawful condition.

        4.    Nothing shall be done or permitted by Tenant which would impair or interfere with any of the Systems or Equipment or the proper and economic servicing of the Building or the Premises, nor shall there be installed by Tenant any Systems or Equipment or other equipment of any kind which, in Landlord's reasonable judgment, could result in such impairment or interference. No dangerous, inflammable, combustible or explosive object or material shall be brought into the Building or onto the Premises by Tenant or with the permission of Tenant, except strictly in accordance with this Lease.

        5.    Whenever Tenant shall submit to Landlord any plan, agreement or other document for Landlord's consent or approval, Tenant agrees to pay Landlord as additional rent, on demand, a processing fee in a sum equal to the reasonable fees payable to any architects, contractors, engineers and attorneys engaged by Landlord to review said plan, agreement or document, and costs, expenses or fees required to be paid by Landlord to or at the direction of Landlord's Mortgagees in order to secure approval of said plan, agreement or document, if and to the extent that their approval is required.

        6.    No acids, vapors, hazardous or other materials shall be discharged or permitted to be discharged into the waste lines, ducts, vents or flues which may damage them or any other portions of the Building or the Premises. The water and wash closets and other plumbing fixtures in or serving the Building shall not be used for any purpose other than the purpose for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein. All damage resulting from any misuse of the fixtures shall be borne by Tenant, if it shall have caused the same, subject to Section 8.3 of the Lease.

        7.    Landlord shall have the right to prohibit any advertising by Tenant which impairs the reputation of the Building or the Premises, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

        8.    All third party movers used by Tenant shall be appropriately licensed and shall maintain reasonable insurance coverage (proof of such coverage shall be delivered to Landlord prior to movers providing service in, on or to the Premises.

        9.    The Premises shall not be used for lodging or sleeping or for any immoral or illegal purposes.

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EXHIBIT "F"

BANKRUPTCY PROVISIONS

        This Article is incorporated into the Lease as Article 23:

        23.    BANKRUPTCY OR INSOLVENCY.

          23.1    Tenant's Interest Not Transferable.    Neither Tenant's interest in this Lease nor any estate hereby created in Tenant nor any interest herein or therein will pass to any trustee or receiver or assignee for the benefit of creditors or otherwise by operation of law except as may specifically be provided pursuant to the Bankruptcy Code, 11 U.S.C. Section 101 et seq. (the "Bankruptcy Code").

          23.2    Default and Termination.    If:

            (a)  Tenant or Tenant's Guarantor, if any, or its executors, administrators, or assigns, will generally not pay its debts within a reasonable and customary time after they become due or will admit in writing its inability to pay its debts, or will make a general assignment for the benefit of creditors; or

            (b)  Tenant or Tenant's Guarantor, if any, will commence any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; or

            (c)  Tenant or Tenant's Guarantor, if any, will take any corporate, partnership or other action to authorize or in furtherance of any of the actions set forth above in subsection (a) or (b); or

            (d)  Any case, proceeding or other action against Tenant or Tenant's Guarantor, if any, will be commenced seeking to have an order for relief entered against it as debtor, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action remains undismissed or unstayed for a period of sixty (60) days, then it will be a default hereunder and this Lease and all rights of Tenant hereunder will automatically cease and terminate as if the date of such event were the original expiration date of this Lease and Tenant will vacate and surrender the Premises but will remain liable as herein provided.

          23.3    Rights and Obligations Under the Bankruptcy Code.

            (a)  Upon the filing of a petition by or against Tenant under the Bankruptcy Code, Tenant, as debtor and as debtor in possession, and any trustee who may be appointed agree as follows: (i) to perform all obligations of Tenant under this Lease, including, but not limited to, the covenants regarding the operations and uses of the Premises until such time as this Lease is either rejected or assumed by order of the United States Bankruptcy Court; (ii) to pay monthly in advance on the first day of each month as reasonable compensation for use and occupancy of the Premises an amount equal to all base rent and other rent otherwise due pursuant to this Lease; (iii) to reject or assume this Lease within sixty (60) days of the filing of a petition under any Chapter of the Bankruptcy Code or under any Law relating to bankruptcy, insolvency, reorganization or relief of debtors (any such rejection being deemed an automatic termination of this Lease); (iv) to give Landlord at least thirty (30) days prior written notice of any proceeding relating to any assumption of this Lease; (v) to give at least

1

    thirty (30) days prior written notice of any abandonment of the Premises (any such abandonment being deemed a rejection and automatic termination of this Lease), unless the Bankruptcy Court has otherwise extended the period for acceptance or rejection; (vi) to do all other things of benefit to Landlord otherwise required under the Bankruptcy Code or under any Law relating to bankruptcy, insolvency, reorganization or relief of debtors; (vii) to be deemed to have rejected this Lease in the event of the failure to comply with any of the above; and (viii) to have consented to the entry of an order by an appropriate United States Bankruptcy Court providing all of the above, except that if and to the extent that any of the above provisions, if enforced, would violate the Bankruptcy Code then in existence, then such provisions shall be conformed to the Bankruptcy Code then in existence.

            (b)  No default under this Lease by Tenant, either prior to or subsequent to the filing of such petition, will be deemed to have been waived unless expressly done so in writing by Landlord.

            (c)  Included within and in addition to any other conditions or obligations imposed upon Tenant or its successor in the event of assumption and/or assignment are the following: (i) the cure of any monetary defaults and the reimbursement of pecuniary loss by the time of the entry of the order approving such assumption and/or assignment (pecuniary loss will include, without limitation, any attorneys' fees and costs and expert witness fees incurred by Landlord in protecting its rights under this Lease, including representation of Landlord in any proceeding commenced under the Bankruptcy Code or under any Law relating to bankruptcy, insolvency, reorganization or relief of debtor); (ii) the deposit of an additional sum equal to three (3) months' base rent; (iii) the use of the Premises only as set forth in this Lease; (iv) the reorganized debtor or assignee of such debtor in possession or of Tenant's trustee demonstrates in writing that it has sufficient background including, but not limited to, substantial experience in operating businesses in the manner contemplated in this Lease and meet all other reasonable criteria of Landlord as did Tenant upon execution of this Lease; (v) meet all other criteria of 11 U.S.C. Section 365(b)(3); and (v) the prior written consent of any mortgagee to which this Lease has been assigned as collateral security; and (vi) the Premises at all times remains a single unit and no Alterations or physical changes of any kind may be made unless in compliance with the applicable provisions of this Lease, except that if and to the extent that any of the above provisions, if enforced, would violate the Bankruptcy Code then in existence, then such provisions shall be conformed to the Bankruptcy Code then in existence.

            (d)  Any person or entity to whom this Lease is assigned pursuant to the provisions of the Bankruptcy Code will be deemed without further act or deed to have assumed all of the obligations arising under this Lease on or after the date of such assignment. Any such assignee will upon demand execute and deliver to Landlord an instrument confirming such assumption.

          23.4    Construction.    The terms of this Article will be in addition to, but not exclusive of, any rights or remedies of Landlord in Article 22 and elsewhere in this Lease or otherwise available at law or in equity, and will not be deemed to limit Landlord, except as may be required by law.

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EXHIBIT "G"

LANDLORD'S SERVICES

        In addition to Landlord's obligations in Article 12 and the rest of this Lease, Landlord shall furnish (as part of Operating Costs) the following services during the term of the Lease and any renewals:

        I.    Outside Maintenance:

  A.
  All parking areas and access ways will be plowed of snow and ice and sanded as reasonably required and practicable. All paths and walkways will be shoveled of snow and sanded as reasonably required and practicable.

  B.
  All landscaped areas and exterior grounds shall be kept in a neat appearance.

  C.
  Lighting of all parking areas and roadways.

        II.    Miscellaneous Services:

  A.
  Render pest control services as reasonably required.

  B.
  Wash exterior windows at least once per year.

        III.    Janitorial Services:    None, Tenant responsible for all Janitorial Services.

        IV.    Trash:    Tenant will have access to trash compactor(s) (or the equivalent) for standard office-usage trash disposal. Landlord provides hauling from compactor.

        Landlord will provide or hire the personnel necessary to provide the services set forth herein, including, if necessary, on-site personnel (and the costs related to all of such personnel shall be part of Operating Costs).

1

EXHIBIT H

UNAMORTIZED COST

*
Prior to Commencement Date the Unamortized Costs Shall be $13.5 Million.

Month (Starting After Month in Which Commencement Date Occurs)*	Amount
13,500,000
1	13,473,388
2	13,446,588
3	13,419,598
4	13,392,417
5	13,365,043
6	13,337,475
7	13,309,712
8	13,281,753
9	13,253,595
10	13,225,238
11	13,198,680
12	13,167,919
13	13,138,955
14	13,109,788
15	13,080,411
16	13,050,827
17	13,021,033
18	12,991,029
19	12,980,812
20	12,930,381
21	12,899,734
22	12,868,871
23	12,837,788
24	12,806,486
25	12,774,962
26	12,743,214
27	12,711,242
28	12,679,043
29	12,646,616
30	12,613,960
31	12,581,072
32	12,547,951
33	12,514,596
34	12,481,004
35	12,447,174
36	12,413,105
37	12,378,795
38	12,344,241
39	12,309,443
40	12,274,398

1

41	12,239,105
42	12,203,581
43	12,187,787
44	12,131,718
45	12,095,414
46	12,058,853
47	12,022,034
48	11,984,953
49	11,947,610
50	11,910,002
51	11,872,127
52	11,833,985
53	11,795,572
54	11,758,887
55	11,717,929
56	11,678,694
57	11,639,181
58	11,599,389
59	11,559,314
60	11,518,956
61	11,478,312
62	11,437,380
63	11,396,158
64	11,354,644
65	11,312,836
66	11,270,732
67	11,228,329
68	11,185,626
69	11,142,621
70	11,098,311
71	11,055,695
72	11,011,769
73	10,967,532
74	10,922,982
75	10,878,117
76	10,832,933
77	10,787,430
78	10,741,604
79	10,695,454
80	10,648,976
81	10,602,170
82	10,555,032
83	10,507,580
84	10,459,752
85	10,411,605
86	10,363,117
87	10,314,286
88	10,265,108

2

89	10,215,583
90	10,165,706
91	10,115,477
92	10,064,891
93	10,013,947
94	9,962,643
95	9,910,975
96	9,858,941
97	9,806,538
98	9,753,764
99	9,700,617
100	9,647,093
101	9,593,190
102	9,538,905
103	9,484,235
104	9,429,178
105	9,373,732
106	9,317,892
107	9,261,657
108	9,205,024
109	9,147,989
110	9,090,551
111	9,032,705
112	8,974,450
113	8,915,783
114	8,856,699
115	8,797,197
116	8,737,274
117	8,678,928
118	8,618,151
119	8,554,948
120	8,493,308
121	8,431,230
122	8,368,715
123	8,305,757
124	8,242,352
125	8,178,499
126	8,114,193
127	8,049,432
128	7,984,212
129	7,918,530
130	7,852,383
131	7,785,767
132	7,718,680
133	7,651,117
134	7,583,075
135	7,514,552
136	7,445,543

3

137	7,376,048
138	7,308,056
139	7,235,571
140	7,164,586
141	7,093,098
142	7,021,104
143	6,948,600
144	6,875,583
145	6,802,048
146	6,727,993
147	6,653,412
148	6,578,304
149	6,502,664
150	6,426,487
151	6,349,772
152	6,272,512
153	6,194,706
154	6,116,348
155	6,037,436
156	5,957,984
157	5,877,930
158	5,797,328
159	5,716,158
160	5,634,408
161	5,552,082
162	5,489,173
163	5,385,676
164	5,301,588
165	5,216,904
166	5,131,620
167	5,045,732
168	4,959,238
169	4,872,127
170	4,784,401
171	4,698,054
172	4,607,081
173	4,517,478
174	4,427,240
175	4,336,383
176	4,244,842
177	4,152,673
178	4,059,851
179	3,968,371
180	3,872,230
181	3,777,421
182	3,681,941
183	3,585,785
184	3,488,947

4

185	3,391,424
186	3,293,210
187	3,194,300
188	3,094,690
189	2,994,374
190	2,893,347
191	2,791,605
192	2,689,142
193	2,585,953
194	2,482,034
195	2,377,378
196	2,271,981
197	2,165,837
198	2,058,942
199	1,951,289
200	1,842,874
201	1,733,691
202	1,623,735
203	1,512,999
204	1,401,480
205	1,289,170
206	1,176,065
207	1,062,159
208	947,446
209	831,920
210	715,576
211	598,408
212	480,410
213	381,576
214	241,900
215	121,377
216	0

5

EXHIBIT "I"

[INTENTIONALLY OMITTED]

EXHIBIT "J"

Pre-Closing

RECORDING REQUESTED BY AND
WHEN RECORDED MAIL TO:

Space Above This Line for Recorder's Use

        SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT THIS AGREEMENT, is made this      day of                  , 199  by                                                 having its principal office and place of business located at                                                                         ("Tenant"), and John Hancock Mutual Life Insurance Company, having is principal place of business located at 200 Clarendon Street, John Hancock Place, P.O. Box 111, Boston, MA 02117 ("Lender"), with reference to the following facts:

RECITALS

        A.    On                        ,                         ("Landlord") and Tenant entered into a certain lease ("Lease") covering certain space ("Premises") in the building located at                                                  , which property is more particularly described in the Mortgage (as hereinafter defined) ("Property");

        B.    Lender has agreed to make a loan ("Loan") to Landlord, which Loan is to be evidenced by a note and secured, inter alia, by a first [deed of trust/mortgage] in favor of Lender and upon the terms and conditions described therein, which shall be recorded in the Official Records of                        (said mortgage and all amendments, modifications, renewals, substitutions, extensions, consolidations, and replacements are hereinafter collectively referred to as "Mortgage");

        C.    It is a condition precedent to obtaining the Loan that (i) the Mortgage unconditionally be and remain at all times a first lien or charge upon the Property prior and superior to the Lease; (ii) Tenant specifically and unconditionally subordinate the Lease to the lien or charge of the Mortgage and (iii) Tenant attorn to Lender and its successor and assigns in the event of the foreclosure or other proceeding to enforce the Mortgage;

        NOW, THEREFORE, in consideration of the mutual benefits accruing to the parties hereto and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Lender to enter into the above-referenced Loan, Lender and Tenant hereby agree as follows:

          1.    Subordination.    The Mortgage is and shall unconditionally be and remain at all times a lien or charge upon the Property prior and superior to the Lease, the leasehold estate created thereby and all rights and privileges of Tenant or any other tenant thereunder, and the Lease, the leasehold estate created thereby and all rights and privileges of Tenant or any other tenant thereunder are hereby unconditionally subjected and may subordinate to the lien or charge of the Mortgage.

          2.    Lender's Exercise of Remedies.    In the event of (a) the institution for any foreclosure, trustee's sale or other like proceeding, (b) the appointment of a receiver for the Landlord or the Property, (c) the exercise of rights to collect rents under the Mortgage or an assignment of rents, (d) the recording by Lender or its successor or assignee of a deed in lieu of foreclosure for the Property, or (e) any transfer or abandonment of possession of the Property to Lender or its successor or assigns in connection with any proceedings affecting Landlord under the Bankruptcy Code, 11 U.S.C. § 101 et seq. (any such foreclosure, recording of a deed in lieu of foreclosure, or transfer or abandonment of the Property referred to in the preceding clauses (a) through (e) is hereinafter called a "Transfer", and Lender or any successor or assignee of Lender taking title to the Property in connection with a Transfer is hereinafter called "Transferee"), such Transferee shall not: (i) be liable for any damages (including, without limitation, consequential damages) or other relief or be subject to any offsets, defenses or counterclaims of any kind attributable to any act, omission or waiver (express or implied) of Landlord or any prior landlord under the Lease, or otherwise; (ii) be obligated to complete any construction or improvements at the Property, Premises or elsewhere agreed to be done by Landlord or any prior landlord under the Lease, or otherwise, or to reimburse Tenant for any prior construction work done by Tenant, or be subject to any offsets, defenses or counterclaims therefor, (iii) be bound by any prepayment by Tenant of more than one month's installment of rent unless such prepayment has been specifically approved in writing by Lender, or be liable or responsible for any security deposit or other sums which Tenant may have paid under the Lease unless such deposit or other sums have been physically delivered to Transferee, (iv) be bound by any modification of or amendment to the Lease, unless such amendment or modification shall have been approved in writing by Lender, (v) be bound by any notices given by Tenant to Landlord unless a copy thereof was then simultaneously given to Lender, (vi) be required after a fire, casualty or condemnation of the Property or Premises to repair or rebuild the same to the extent that such repair or rebuilding requires funds in excess of the insurance or condemnation proceeds specifically allocable to the Premises and arising out of such fire, casualty or condemnation which have actually been received by Transferee, and then only to the extent required by the terms of the Lease, (vii) be responsible to provide any additional space at the Property or elsewhere for which Tenant has any option or right under the Lease, or otherwise, unless Transferee at its option elects to provide the same, and Tenant hereby releases Transferee from any obligation to provide the same, and agrees that Tenant shall have no right to cancel the Lease and shall possess no right to any claim against Transferee as a result of the failure to provide any such additional space, or (viii) be liable for or incur any obligation with respect to any representations or warranties of any nature set forth in the Lease or otherwise, including, but not limited to, representations or warranties relating to any latent or patent defects in construction with respect to the Property or the Premises, Landlord's title or compliance of the Property or Premises with applicable environmental, building, zoning or other laws, including, but not limited to, the Americans with Disabilities Act and any regulations pursuant thereto.

          3.    Attornment and Non-Disturbance.    Except as set forth in Paragraph 2 above, provided (a) Tenant complies with this Agreement, (b) Tenant is not in default under the terms of the Lease and no event has occurred which, with the passage of time or the giving of notice or both, would constitute a default under the Lease, (c) the Lease is in full force and effect, both as of the date Lender files a lis pendens, or otherwise commences a foreclosure action, or at any time thereafter, and (d) Tenant shall be in possession of the Premises, no default under the Mortgage and no proceeding to foreclose the same will disturb Tenant's possession under the Lease and the Lease will not be affected or cut off thereby, and notwithstanding any such foreclosure or other Transfer of the Property to Transferee, the Lease will be recognized as a direct lease from Transferee to Tenant upon the Transfer for the balance of the term thereof.

        Tenant shall attorn to Transferee, including Lender if Lender becomes a Transferee, as the landlord under the Lease. Said attornment is subject to the limitation of Transferee's obligations set forth in Paragraph 2 above and shall be effective and self-operative without the execution of any further instruments upon Transferee succeeding to the interest of the landlord under the Lease. Within the (10) days after receipt of a written request therefor from Transferee, Tenant agrees to provide Transferee a written confirmation of its attornment to Transferee and other matter set forth in this Agreement. Failure to provide such written confirmation shall not derogate from Tenant's obligations to Transferee hereunder.

2

          4.    Miscellaneous.

        (a)  This Agreement shall inure to the benefit of the parties hereto, their successors and assigns; provided, however, that in the event of the assignment or transfer of the interest of Transferee, all obligations and liabilities of Transferee under this Agreement shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom Transferee's interest is assigned or transferred; and provided further that the interest of Tenant under this Agreement may not be assigned or transferred except to the extent the assignment of Tenant's interest in the Lease is permitted under the lease.

        (b)  Tenant acknowledges that it has notice that the Lease and the rent and all other sums due thereunder have been assigned to the Lender as part of the security for the note secured by the Mortgage and upon written notice from Lender of a default under the Mortgage, Tenant shall pay its rent and all other sums due under the Lease directly to Lender.

        (d)  Anything herein or in the Lease to the contrary notwithstanding, in the event that Transferee shall acquire title to the Property, Transferee shall have no obligation, nor incur any liability, beyond Transferee's then interest in the Property, and Tenant shall look exclusively to such interest of Transferee in the Property for the payment and discharge of any obligations imposed upon Transferee hereunder or under the Lease, or otherwise, subject to the limitation of Transferee's obligations provided for in Paragraph 2 above.

        (e)  This agreement is the whole and only agreement between the parties hereto with regard to the subordination of the Lease to the lien or charge of the Mortgage, and shall supersede and cancel all other subjection or subordination agreements including, but not limited to, those provisions, if any, contained in the Lease which provide for the subjection or subordination of said Lease to a deed of trust or to a mortgage or mortgages. This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto.

        (f)    This Agreement shall be deemed to have been made in the state where the Property is located and the validity, interpretation and enforcement of this Agreement shall be determined in accordance with the laws of such state.

        (g)  In the event any legal action or proceeding is commenced to interpret or enforce the terms of, or obligations arising out of, this Agreement, or to recover damages for the breach thereof, the party prevailing in any such action or proceeding shall be entitled to recover from the non-prevailing party all reasonable attorneys' fees, costs and expenses incurred by the prevailing party.

        (h)  Any notices or communictions required or permitted to be given or made hereunder shall be deemed to be so given or made when in writing and delivered in person or sent by United States registered or certified mail, postage prepaid, or by nationally recognized overnight courier service, directed to the parties at the following addresses or such other addresses as they may from time to time designate in writing:

Lender:	John Hancock Mutual Life Insurance Company Real Estate Investment Group Attention: Mortgage Investments, T-53 John Hancock Place P.O. Box 111 Boston, MA 02117 Reference Loan No.
Tenant:

3

        Notices or communications mailed in the U.S. mail shall be deemed to be served on the third business day following mailing, notices or communication served by hand or by overnight courier shall be deemed served upon receipt.

        The parties hereto represent and warrant that their respective signatories to this Agreement have been duly authorized by the Tenent and Lender, as applicable.

4

THE COMMONWEALTH OF MASSACHUSETTS	)
) ss.
COUNTY OF SUFFOLK	)

        On this      day of            , 19    , before me, the undersigned, a Notary Public in and for the said Commonwealth, residing therein, duly commissioned and sworn, personally                                                 appeared                                                 , to me personally known, who by me duly sworn, did say that he/she is a                                                 of John Hancock Mutual Life Insurance Company, that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors and as the free act, and deed of said corporation.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in said County the day and year in this certificate first above written.

Notary Public in and for said
Commonwealth
My commission expires:
____________________

1192(a) 12/2/94

5

        IN WITNESS WHEREOF, this Agreement has been signed and delivered as of the date and year first above set forth.

TENANT:

By:_________________________________
Its:_________________________________
duly authorized
LENDER:
JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY
By:_________________________________
Its:_________________________________
duly authorized
STATE OF	)
) ss.
)
COUNTY OF	)

        On this      day of            , 19    , before me, the undersigned, a Notary Public in and for the said                                                 , residing therein, duly commissioned and sworn, personally                                                 appeared                                                 , to me personally known, who by me duly sworn did say that he/she is a                                                 of                                                 , [that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors] and as the free act and deed of said corporation.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in said County the day and year in this certificate first above written.

_________________________________
Notary Public in and for said
_________________________________
My commission expires:
_________________________________

6

TENANT ESTOPPEL CERTIFICATE
OF
[TENANT'S NAME]

TO:	John Hancock Mutual Life Insurance Company ("John Hancock")
RE:	Lease Between [Landlord] and [Tenant] for space located at , [Suite No. ] ("Leased Premises")
J.H. Loan No.

Ladies and Gentlemen:

        For good and valuable consideration and as an inducement to the making of a mortgage/deed of trust loan by John Hancock to                        [Name of Borrower] covering the Leased Premises, the undersigned, as Lessee under that certain lease ("Lease") dated                        [Fill In] made with                        , as Lessor, hereby certifies that (1) the undersigned has entered into occupancy of the Leased Premises on                        , which Leased Premises is acknowledged to contain                         [rentable/usable] square feet; (2) said Lease is in full force and effect and has not been modified, supplemented or amended in any way (except by agreements dated                         [Fill In]); (3) the same represents the entire agreement between the parties as to this leasing; (4) the term of the Lease expires on                         ; (5) there are no options to extend the term except as follows:                        ; (6) there are no options to purchase the Leased Premises or any rights of first refusal except as follows:                        ; (7) all conditions under the Lease to be performed by the Lessor prerequisite to the full effectiveness of the Lease have been satisfied; (8) all of the construction, repair and improvements contemplated by the Lease to be performed by Lessor have been performed by Lessor and have been completed satisfactorily in accordance with the terms of the Lease, and that no other construction, repair and improvements are contemplated under the Lease; (9) there are no sums or credits due Lessee from Lessor under the Lease; (10) on this date there exists no factual circumstance or condition which, with notice or the lapse of time, or both, would give rise to any obligation on the part of Lessor, would constitute a default on the part of Lessor, would constitute a defense to the enforcement of the Lease by Lessor or an offset against the rents or other charges due the Lessor under the Lease, or would constitute the basis for a claim or cause of action against the Lessor; (11) the minimum rental obligation under the Lease in effect is $                        per annum, the current monthly additional rental is $                        , the minimum and additional rental to                        has been paid, and no rental has been paid in advance; (12) a security deposit in the amount of $                        was paid by Lessee to Lessor on                        , 19    ; (13) the Tenant is not using the Leased Premises in violation of any applicable laws, rules, ordinances or regulations, including, but not limited to, any applicable environmental laws, rules or regulations (collectively "Laws"), there are no regulatory actions or other claims pending or threatened against the Tenant in connection with any such Laws, Tenant has not received any notice from any third party or governmental authority alleging a violation of any such Laws, and Tenant shall immediately notify Lessor and John Hancock in writing of any existing, pending or threatened action by any local, state or federal governmental authority and of any third party claims of which Tenant is aware arising out of the violation or alleged violation of any Laws; (14) there has not been filed by or against the Tenant nor, to the best knowledge and belief of Tenant, is there threatened against or contemplated by Tenant, a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under bankruptcy laws of the United States or of any state thereof, or any other action brought under said bankruptcy laws; and (15) to the best of Tenant's knowledge, there has not been any assignment, hypothecation or pledge of Lessor's interest in the Lease or rents accruing under the Lease, other than to John Hancock.

        The undersigned, as Lessee, hereby agrees that from this day forward it (i) will not pay any rent due under the Lease more than thirty (30) days in advance of its due date; (ii) agrees to give prompt,

7

written notice to John Hancock, as holder of a mortgage/deed of trust covering the Leased Premises, of any default of the Lessor in the obligations of Lessor under said Lease, if such default is of such a nature as to give the Lessee a right to terminate the Lease, to reduce rent thereunder, or to credit or offset any amounts against future rents, (iii) will not seek to terminate the Lease or claim a partial or total eviction until giving such notice and providing John Hancock at lease sixty (60) days from the date of such notice to remedy such default, or such reasonable additional time if the default is of such a nature that it cannot be cured within such sixty (60) day period, provided John Hancock has commenced the curing of such within such sixty (60) day period and is diligently pursuing the cure of such default, provided, however, Lessee hereby acknowledges that John Hancock shall be under no obligation to remedy such default, (iv) agrees that if John Hancock succeeds to the interest of the Lessor under the Lease that John Hancock shall not be liable for any act or omission of the Lessor or subject to any offset or defenses which the Lessee might have against the Lessor and shall have no obligation, nor incur any liability, beyond John Hancock's then interest in the Leased Premises and (v) will not modify, amend or cancel the Lease without the prior written consent of John Hancock.

        All notices to John Hancock shall be by certified mail, return receipt requested addressed to: John Hancock Mutual Life Insurance Company, John Hancock Place, P.O. Box 111, Real Estate Investment Group, Attention: Mortgage Investments, T-53, Boston MA 02117.

        The Tenant acknowledges having read this Certificate and understands the certifications and representations made herein, and hereby executes this Certificate, which shall take effect as a sealed instrument, intending reliance hereon by John Hancock. The undersigned signatory represents and warrants that he or she is duly authorized to execute this Certificate on behalf of the Tenant.

8

TENANT'S NAME:
BY:		Date:

Name:

Title: Its President

STATE OF	)
	)	ss.
COUNTY OF	)

        On this                        day of                        , 19    , before me, the undersigned, a Notary Public in and for the said                        , residing therein, duly commissioned and sworn, personally                        appeared to me personally known, who by me duly sworn, did say that he/she is                                                 a                                                                          of                                                                          , [that the seal affixed to the foregoing instrument is the corporate seal of said                         , and that said instrument was signed and sealed in behalf of said                        by authority of its Board of Directors] and as the free act and deed of said                         .

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in said County the day and year in this certificate first above written.

Notary Public in and for said

My commission expires:

1196(a)

12/27/94

9

EXHIBIT "K"

THE "PROJECT AREA"

[Map of the Boston Area]

EXHIBIT "L"

$10,000,000.00	Andover, Massachusetts October , 1995

PROMISSORY NOTE

        This Promissory Note is entered into pursuant to Section 24.17(f) of that certain Lease, dated as of October     , 1995, between PictureTel Corporation and the Undersigned (the "Lease"), and is the "LC Note" referred to therein.

        FOR VALUE RECEIVED, the Undersigned, 100 Minuteman Limited Partnership, a Massachusetts limited partnership, promises to pay to PictureTel Corporation ("PictureTel"), or to its order, at such address as may be designated by PictureTel, the sum of all amounts which shall have been drawn by the beneficiary under any Letter of Credit issued by the First National Bank of Boston or any other entity on behalf of PictureTel in favor of the Undersigned or of the Mellon Bank, N. A. pursuant to the Lease and which amounts are treated as "LC Advances" pursuant to Section 24.17(f) of the Lease (and if no such amounts are drawn, then no amounts shall be due under this Promissory Note), with interest on any such amounts accruing from the date of the draw to the date the first payment is due PictureTel hereunder, at the Interest Rate or Interest Rates specified herein below, with such accrued interest as of the date the first payment is due hereunder converting to principal as of the date such first payment is due, in monthly installments with interest as provided herein or as otherwise provided herein.

        The applicable Interest Rate at any time with respect to any such amounts drawn under the Letter of Credit shall be, for the period that the loan from Mellon Bank, N. A., remains outstanding, the average interest rate of all borrowings under the Mellon Bank loan to Landlord (hereafter the "Mellon Rate"), provided however, that if Landlord does not obtain a permanent loan by October 15, 1997, or if Landlord has obtained a permanent loan and amounts remain due PictureTel under this Note, the applicable Interest Rate shall be the Mellon Rate plus 75 basis points, unless there is a material adverse change to PictureTel's financial condition, in which case the applicable Interest Rate shall be the same rate payable on the first mortgage loan encumbering the Premises, and provided further that if at any time there is no first mortgage loan encumbering the Premises, then during such period the Interest Rate shall be the stated rate of the first mortgage loan most recently encumbering the Premises.

        Notwithstanding anything to the contrary, payments otherwise due hereunder shall be subject to the following:

  (a)
  All such payments shall be subject and subordinate in all respects to the prior payment in full of all amounts then due under the first mortgage loan.

  (b)
  The amount of each such payment, when added to the monthly amounts payable under the first mortgage loan, shall not exceed the base rent paid by PictureTel under the Lease for that month, and each such payment shall be reduced if necessary so as not to exceed such limit.

  (c)
  Any deficits or reductions in or failure to pay such payments resulting from the operation of clauses (a) or (b) above shall not be deemed defaults hereunder, but the unpaid amounts shall be added to the principal balance due hereunder as of the date they otherwise would have been due from the Undersigned.

  (d)
  If there is a "default" (as defined in the Lease) under the Lease, in addition to any rights under the Lease, the Undersigned may offset and deduct amounts payable by it hereunder against amounts due to the Landlord under the Lease. The Tenant shall not have the right to offset or deduct against the amount payable by it under the Lease any amounts due to

1

    PictureTel hereunder except as may be specifically set forth in the Lease with respect to amounts drawn under the Letter of Credit.

        The first monthly installment payable to PictureTel pursuant to this Promissory Note shall be due beginning the first day of the first full month for which PictureTel is obligated to pay base rent to the Undersigned under the Lease. The amount of the principal payable on the first such installment and each subsequent installment shall be that monthly amount which is necessary to fully amortize the then outstanding principal balance due PictureTel hereunder (including any interest which has accrued prior to the date the first such installment is due) in equal monthly installments over the initial term of the Lease, assuming an interest rate of nine percent (9%) per annum. The amount of interest payable each month shall be calculated by applying the applicable Interest Rate to the then remaining principal balance. If after the first installment is due additional amounts are drawn under the Letter of Credit and treated as "LC Advances" or principal is prepaid by the Undersigned, the amount of principal due in each monthly installment from that date forward shall be determined in the same manner as set forth above but using the increased or decreased principal amount, as the case may be, and assuming amortization over the then remaining initial term of the Lease at the same assumed nine percent (9%) interest rate.

        Notwithstanding any other provision hereof, this Note shall be due and payable in full without further notice or demand if: (i) the Undersigned shall fail within fifteen (15) days after written notice from PictureTel to make any payment when due hereunder, unless Tenant is then in default under the Lease; or (ii) if the Undersigned defaults under the first mortgage loan encumbering the Premises and the lender successfully completes a foreclosure thereunder, provided that such default did not arise as a result of Tenant's breach of its obligations under the Lease and provided that the Tenant is not then in default under the Lease.

        The Undersigned may prepay the principal amount outstanding in whole or in part without penalty. The Undersigned shall partially or entirely prepay the principal amount outstanding and all accrued interest if and to the extent that the Undersigned receives proceeds from the funding of a permanent loan that are in excess of all amounts due under the initial first mortgage loan encumbering the Premises. Payments under this Note will be applied first against interest due and any excess to the principal amount outstanding.

        Amounts due hereunder shall be payable in lawful money of the United States of America, in immediately available funds, at the place PictureTel may designate from time to time in writing to the Undersigned.

        In case any payment herein provided for shall not be paid when due, the Undersigned promises to pay all reasonable cost of successful collection and enforcement of this Note, including all reasonable attorneys' fees.

        This Note shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts.

        The Undersigned and all endorsers of this Note hereby waive presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note.

        This Note is not negotiable and may not be assigned or pledged by PictureTel, except that this Note may be assigned to a permitted assignee under the Lease.

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        This Note will take effect as a sealed instrument.

100 MINUTEMAN LIMITED PARTNERSHIP
By:	Niuna-Minuteman, Inc., general partner
By:
John Kusmiersky, President Hereunto Duly Authorized

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Exhibit "M"

          8.15    PictureTel Letter of Credit.    Nothwithstanding anything to the contrary contained herein, it is understood and agreed with respect to the PictureTel Letter of Credit that:

        (a)  if the PictureTel Letter of Credit is not renuewed at least thirty (30) days prior to its expiration date, Lender shall always be entitled to draw on the whole amount thereof and hold the proceeds thereof in escrow as substitute collateral, drawable under the same circumstances that Lender is permitted to draw under the PictureTel Letter of Credit, except that if, within thirty (30) days after Lender notifies Borrower that Lender has so drawn upon the PictureTel Letter of Credit, a substitute letter of credit from an issuer and in amount, form and substance satisfactory to Lender has been deposited with the Lender, then Lender shall return such proceeds to Key Tenant;

        (b)  prior to Permanent Commitment Approval and Final Plan Approval Lender shall be entitled to draw on the PictureTel Letter of Credit upon the occurrence of any Event of Default (except as otherwise provided in Section 2.06(a) of the Mortgage with respect to an Event of Default under 7.01(j) of this Agreement) and to apply the proceeds thereof to the Secured Obligations in such order as Lender determines;

        (c)  prior to Permanent Commitment Approval and Final Plan Approval, if all Loan proceeds that the Lender is obligated to advance pursuant to Section 2.04 prior to Permanent Commitment Approval and Final Plan Approval have been advanced, then Lender shall be entitled to draw on the PictureTel Letter of Credit and use the proceeds thereof to complete the Improvements in the same manner and in progress payments as the Loan Advances under this Agreement would have been disbursed;

        (d)  upon Permanent Commitment Approval and Final Plan Approval and provided there exists no Event of Default or Potential Default, subject to the terms and conditions hereof generally governing the making of Loan Advances, Borrwer shall have the right to requisition and Lender shall be obliged to fund available Loan proceeds for the purpose of refunding to Key Tenant such amounts previously drawn under the PictureTel Letter of Credit as may have been applied in lieu of Loan proceeds to complete the Improvements as otherwise provided in this Agreement. In connection with any such disbursement to repay Key Tenant and subject to the terms and conditions hereof generally governing the making of Loan Advances, Borrwer may draw upon the Interest Reserve category of the Project Budget and Lender shall be obliged to fund available Loan proceeds (subject to any adjustments to the Interrest Reserve as provided in Section 2.05 above) in order to pay to the Key Tenant interest on any such refunded amount at a rate equal to the EURO Rate Option under the Note for the period that such refunded funds were outstanding;

        (e)  after Permanent Commitment Approval and Final Plan Approval, should the Permanent Commitment be later terminated or amended without Lender's prior written consent or should the Permanent Lender fail or refuse to fund the Permanent Commitment in accordance with its terms and the Tri-Party Agreement, Lender shall be entitled to draw upon the PictureTel Letter of Credit and apply the proceeds thereof to complete the Improvements in the same manner and in Progress Payments as the Loan Proceeds under this Agreement would have been disbursed if the Permanent Commitment had been in force (provided,however, that if the Permanent Commitment shall be terminated by the Borrower or if Borrwer shall fail to satisfy any condition to the funding of the Permanent Commitment on or before the Maturity Date, then Lender may also elect to draw and apply the proceeds of the PictureTel Letter of Credit to reduce the principal balance of the Loan to $13,000,000):

        (f)    except as provided to the contrary in (c) above, after Permanent Commitment Approval and Final Plan Approval and prior to completion of the Improvements, Lender shall be entitled to draw upon the PictureTel Letter of Credit and apply the proceeds to the Secured Obligations in such order

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as Lender determines only upon a default by Key Tenant under the Key Lease after notice thereof and lapse of applicable cure periods thereunder;

        (g)  before Permanent Commitment Approval and Final Plan Approval and before completion of the Improvements, the face amount of the PictureTel Letter of Credit shall be reduced from the time to time by an amount equal to each draw under said Letter of Credit. Upon Permanent Commitment Approval and Final Plan Approval and provided Key Tenant has been reimbursed for previous draws under the PictureTel Letter of Credit as set forth in subsection (d) above, the PictureTel Letter of Credit shall be increased to $10,000,000 subject only to the reductions provided under subsection (h) below; and

        (h)  after Permanent Commitment Approval and Final Plan Approval and after completion of the Improvements, the face amount of the PictureTel Letter of Credit shall be subject to reduction on an annual basis as set forth in Exhibit 8.15 attached hereto and Lender shall be entitled to draw upon the PictureTel Letter of Credit and apply the proceeds thereof to the Secured Obligations in such order as Lender determines only upon a default by Key Tenant under the Key Lease after notice thereof and lapse of applicable cure periods thereunder or upon the occurrence of an Event of Default.

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ADDENDUM #1

ROOFTOP COMMUNICATIONS EQUIPMENT

        Subject to the following and the rest of this Article and this Lease, Tenant may install satellite dishes and other communications equipment and antennas of reasonable size on the roof of the Building in a mutually agreeable location, or in another mutually agreeably location. Notwithstanding anything to the contrary, Tenant will be responsible for all Liabilities in connection with these satellite dishes and antennas and associated Systems and Equipment, including, without limitation, installation, removal, operation, maintenance, insurance, taxes and other costs and fees, and any necessary alterations or improvements to the Building or the rest of the Premises. Tenant also will be solely responsible for securing all federal, state and local permits in connection with the installation and operation of these satellite dishes and antennas prior to installation and for complying with all applicable Laws. If these satellite dishes and antennas are on a roof, Tenant will secure from the membrane roofing manufacturer certification that the installation is compatible with all design requirements and that this installation will not void the existing roof warranty. This certification must be delivered to Landlord before installation begins. Tenant also will use only a manufacturer-authorized roofing contractor for any work that requires the penetration of the existing membrane roofing system. Upon the expiration or earlier termination of this Lease, Tenant, at its expense, will remove these satellite dishes or antennas and all associated Systems and Equipment and repair all damage. Notwithstanding anything to the contrary, Landlord will have no Liabilities in connection with these satellite dishes or antennas and associated Systems and Equipment, and Tenant will indemnify Landlord for and hold it free and harmless from all Liabilities arising out of or in connection with these satellite dishes or antennas and all associated Systems and Equipment.

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ADDENDUM #2

EXTENSION OPTIONS

        1.    Grant of Extension Options.    Landlord grants to Tenant seven (7) options (the "Extension Options") to extend the Lease term for additional terms of ten (10) years each on the same terms and conditions as this Lease, except that there will be no further right to extend and except as set forth below. Except as specifically set forth in Section 4 below, the Extension Options can be exercised only by Tenant delivering unconditional written notice of exercise to Landlord on or before the later of: two (2) years before the expiration of the then-current term; or fifteen (15) days after Landlord's written notice to Tenant of Tenant's failure to exercise, which notice may be given at any time after two (2) years before the expiration of the then-current term. If for any reason Landlord does not actually receive Tenant's unconditional written notice of exercise when required, at Landlord's election the Extension Options will lapse and become null and void and there will be no further right to extend the Lease term. If Tenant does not validly exercise an Extension Option, that Extension Option and all subsequent Extension Options shall, at Landlord's election, lapse and become null and void. The Extension Options are personal to the Tenant originally named in this Lease and may not be exercised by anyone else (except for an assignee pursuant to a valid assignment of this Lease, and then only if prior to the date for exercise set forth in this Lease the assignor and the assignee deliver to Landlord a jointly executed and unconditional written notice stating that the specific Extension Option may be exercised by the assignee; provided that notwithstanding anything to the contrary, if there is a valid assignment of this Lease then thereafter only the assignee will have the right to exercise any Extension Options and such exercise shall be subject to the terms above). The Extension Options are granted to and may be exercised by Tenant on the express condition that, at the time of the exercise and at all times before the beginning of each Extension Option period, Tenant is not in default (and has not committed acts which would constitute a default with the passage of time or the giving of notice). TIME IS ABSOLUTELY OF THE ESSENCE.

        2.    No Additional Work.    Landlord will not be required to perform or pay for any work or other improvement to the Premises, and subject to the other terms of this Lease Tenant will accept the Premises in its then "as is" condition in all respects. The annual base rent for each Lease Year of each Extension Option period will be as set forth in Exhibit "D."

        3.    Cancellation.    Tenant shall not have the right or power to exercise any Extension Options if it first has exercised the Cancellation Option or if this Lease has otherwise expired or been terminated pursuant to its terms, and Tenant shall not have the right to exercise the Cancellation Option if it first has exercised any of the Extension Options.

        4.    Special Extension Option.    If pursuant to Addendum #4 Tenant exercises the third (3rd) Purchase Option at the end of the sixteenth (16th) Lease Year and thereafter Landlord fails to close on the sale of the Premises to Tenant due to Landlord's default under Addendum #4, or if Landlord commences any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or similar official for it or for all or any substantial part of its property, or any such case, proceeding or action is commenced against Landlord and is not stayed or dismissed before the closing and Landlord fails to close as a result thereof (the "Landlord Bankruptcy"), THEN, the Extension Options granted to Tenant in accordance with this Addendum #2 shall be exercisable by Tenant in accordance with this Addendum #2, except that Tenant may exercise the first (1st) Extension Option by giving Landlord written notice thereof in accordance with Section 1 above within thirty (30) days after the earlier of the scheduled closing date or the date of the Landlord Bankruptcy, but in any case prior to the expiration of the initial Lease term, and otherwise in accordance with this Addendum. Exercise of the first (1st) Extension Option by Tenant as provided in this Section 4 shall in no manner affect or extinguish the rights and obligations of Landlord and Tenant under or in connection with Tenant's exercise of the third (3rd) Purchase Option.

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ADDENDUM #3

NET PROCEEDS

          1.    Cash Proceeds.    "Cash Proceeds" means: all cash proceeds actually received by or on behalf of Landlord that Landlord is permitted to retain (for example, if Landlord must refund an overpayment to Tenant or a third party, the amount refunded will not be deemed to be "retained" by Landlord nor shall it be a part of Cash Proceeds hereunder) from the sale, leasing (including base rent and additional rent), assignment, subleasing, initial financing (including, without limitation, the initial financing secured by the Premises and any financing secured by the Letter of Credit, but subject, however, to Addendum #7), refinancing, encumbrance, Condemnation or other disposition of all or any portion of the Premises or any interest therein (including any additional buildings constructed on the Premises), and any casualty and rental insurance proceeds received by or on behalf of Landlord that Landlord is permitted to retain in connection with all or any portion of the Premises, any loans, advances or capital contributions made to Landlord, indemnities paid by Tenant to Landlord and any interest or investment income received by Landlord on such cash proceeds. Notwithstanding the foregoing, Cash Proceeds do not include any amounts paid to or receivable by Landlord for, as a result of or in connection with: an exercise of the Cancellation Option or any Purchase Options; Tenant's defaults, or any judgments, settlements or awards paid by Tenant or its Affiliates; amounts drawn under the Letter of Credit or the application(s) of any cash security deposit, or any late charges or interest payable by Tenant; the Transfer of any interest in Landlord or in any of its partners or other Control Affiliates; or development fees, management fees or fees in lieu thereof payable to Landlord or its Affiliates pursuant to this Lease or in connection with Landlord's Work or in connection with the construction of any additional buildings on the Premises or the enlargement or other modification of the Building or the rest of the Premises; or any Excess Refinancing Proceeds as described in Section 3 of Addendum #5; or any Net Proceeds distributed or distributable to Landlord pursuant to Section 3 below.

          2.    Costs.    "Costs" means: all bona fide costs and expenses of any type paid by Landlord or its Affiliates, or reasonably anticipated by Landlord to be payable by Landlord or its Affiliates, for, as a result of or in connection with all or any portion of the Premises or any interest therein or any ownership, operation, management, maintenance, repair, restoration, replacement, improvement, leasing (other than the payment of Net Proceeds hereunder), financing, refinancing or Transfer by Landlord thereof (whether or not included as part of Operating Costs, but not including any sale or conveyance to any of Landlord's Control Affiliates), or the establishment and maintenance of Landlord's existence in good standing as an entity, or any rights or Liabilities in connection with any of the foregoing, including, without limitation, costs and expenses for: the acquisition, sale or other disposition of all or any portion of the Premises and any rights appurtenant thereto (including, without limitation, all costs for due diligence, investigations, remedial work, closing costs, escrow and title fees, legal fees, professional fees and commissions); Landlord's Work and all other labor, services and materials supplied to or for the benefit of the Premises (including any additional buildings constructed on the Premises) and/or Tenant under or in connection with this Lease (including, without limitation, costs for designers, architects, engineers, draftsmen, supervision, permits and approvals, development fees (other than those payable to Landlord or its Affiliates which are excluded from Cash Proceeds as set forth in Section 1 above), fees, profit and savings payable to construction managers, contractors and subcontractors, and all other reasonably related "hard" and "soft" costs); financing, refinancing and encumbrance of the Premises or any interest therein (including, without limitation, payment of all principal, interest, fees, commissions, appraisals, escrow and title fees, other closing costs, interest rate hedges, "caps" or "floors," and other costs in connection therewith and other amounts owed under any of the loan documents); the repayment of all bona fide capital contributions, loans or advances made by Landlord or its partners or their respective Affiliates (including, without limitation, the repayment of such amounts and commercially reasonable interest on such loans and a

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  commercially reasonable rate of return on such contributions or advances, which in any case will be at least equal to the Bank of Boston's (or its successor's) prime rate plus one percent (1%), or the maximum rate permitted by law, whichever is less, and commercially reasonable closing costs, commissions and/or loan fees or similar fees in order to obtain such loans, contributions or advances); the payment and performance of all of Landlord's Liabilities and the exercise of Landlord's rights under or in connection with this Lease or the Premises or agreements in connection therewith (including, without limitation, costs for Taxes, Operating Costs, amounts in connection with Hazardous Substances and environmental protection, compliance will all Laws, indemnity and defense costs, and other costs in connection therewith and other amounts owed under any of the loan documents); attorneys' fees and other costs in connection with the defense or prosection of any litigation, proceedings, claims or counterclaims or as otherwise deemed necessary by Landlord; the payment and performance of all of Landlord's liabilities under or in connection with Tenant's existing leases at the Tower of Northwoods in Danvers, Massachusetts, judgments, claims, awards or settlements, whether due to the fault of Landlord or its partners or otherwise; an amount per calendar year equal to forty percent (40%) of an amount (the "Tax Payments") equal to: Landlord's taxable income (if any) in the prior calendar year (other than the taxable income resulting solely from the sale or the conveyance of the Premises) less the amounts paid to Landlord for that prior calendar year pursuant to this Subclause of this Section 2, and if in any year the Tax Payments are not fully paid, then the unpaid Tax Payments shall cumulate and be paid as Costs as soon as there are sufficient Cash Proceeds; the preparation of Landlord's annual audited financial statements and any other information to be provided by Landlord under this Lease (including audits of Net Proceeds) and tax returns; corporate or partnership license fees, filing fees, business and franchise taxes and fees, and similar charges; and reserves deemed reasonably necessary by Landlord in connection with any of the foregoing. Unless otherwise specifically agreed and set forth in this Lease (e.g., with respect to the interest rate on loans or the return on capital, or with respect to management fees or fees in lieu thereof, or budgeted development fees), amounts payable as Costs by Landlord to any of its Affiliates for services rendered shall not exceed the prevailing rates that would be payable to unaffiliated third parties in an arms-length transaction. Costs do not include any of the above amounts which are directly paid by Tenant or which are funded by insurance.

          3.    Payment of Net Proceeds.    "Net Proceeds" means, from time to time, an amount equal to the positive amount, if any, obtained by taking an amount equal to the current amount of Cash Proceeds and deducting therefrom an amount equal to the current amount of Costs. Prior to any distribution of Net Proceeds to Landlord or any of its Control Affiliates, Landlord first will pay to Tenant Net Proceeds in amount equal to: the unrepaid Reconstruction Costs (if any) until the Reconstruction Costs have been repaid in full; and the unrepaid Cure Payments (if any) until the unrepaid Cure Payments have been repaid in full; and the reasonable costs and expenses incurred by Tenant in good faith to third parties in validly exercising its Right of Self Help as set forth in Section 14.4, but excluding therefrom any of such costs and expenses that otherwise would qualify as Operating Costs under Article 7. Thereafter, Landlord will pay to Tenant one-half (1/2) of all Net Proceeds available for distribution at the same times as Net Proceeds are distributed by Landlord to its Control Affiliates. These payments to Tenant will be deemed to be a reduction in Tenant's rent already paid from time to time under this Lease (although they may not be credited, offset or deducted against Tenant's current or future rent payments owed). Payments of Net Proceeds to Tenant during any year shall be subject to an annual reconciliation for that year (which shall occur after the end of that year), and any amounts overpaid to Tenant or owed by Landlord shall be adjusted in cash between the parties within thirty (30) days after such annual reconciliation is delivered. Upon Tenant's written request in each instance, Landlord will furnish to Tenant reasonable backup information for its annual reconciliations, including copies of Landlord's most recent financial statements. Within ninety (90) days after delivery of each of Landlord's annual reconciliations, and upon at least fourteen (14) days' prior written notice to Landlord, not

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  more than once in each calendar year Tenant may audit Landlord's books and records applicable to the period after the last annual reconciliation in order to verify the accuracy of Landlord's calculation of Net Proceeds. Such audit will be conducted only during regular business hours where Landlord maintains its books and records (which Landlord agrees will be in Massachusetts or California) and Tenant will deliver a copy of the audit to Landlord within fifteen (15) days after receipt by Tenant. All audits will be conducted at Tenant's cost and expense and shall be conducted only by Tenant or its designated professional representatives.

          4.    Termination of Rights.    Notwithstanding anything to the contrary, as of the date of the first occurrence of any or all of the following, at Landlord's election all of Tenant's rights and Landlord's obligations under or in connection with this Addendum will terminate and lapse completely, except that the entity that is the Landlord immediately prior to the occurrence of any or all of the following shall remain obligated to pay to Tenant (or at such entity's election credit against amounts owed by Tenant to such entity) Tenant's share of undistributed Net Proceeds (if any) existing as of the date of such occurrence:

        (a)  The termination or expiration of this Lease in accordance with its terms, by reason of the exercise of Tenant's Cancellation Option or otherwise.

        (b)  A default by Tenant under this Lease.

        (c)  The closing of any Purchase Option or, unless the No-sale Election first has been validly elected, another bona fide sale or other conveyance by Landlord of all or any portion of the Premises, or any interest therein (which shall not be deemed to include an interest in Landlord), which sale or conveyance is not prohibited under this Lease, but Tenant's rights and Landlord's obligations with respect to Net Proceeds shall continue with respect to the portions of the Premises or interests therein, if any, still retained by Landlord and with respect to any Net Proceeds received by Landlord in connection with such sale or other conveyance (except with respect to a sale pursuant to a Purchase Option).

          5.    Unaffected Parties.    Notwithstanding anything to the contrary, Tenant's rights and Landlord's obligations under this Addendum will not be binding on and will not affect or otherwise apply in any way to:

        (a)  Any party that, in a bona fide transaction, purchases or otherwise acquires all or any portion of the Premises or any interest therein, or its successors, assigns and purchasers, or their respective Affiliates (unless the No-sale Election first has been validly elected or unless any such sale or conveyance is prohibited under this Lease); or

        (b)  Landlord's Mortgagees, whether or not they take title to or acquire all or any portion of the Premises or any interest therein, and their successors, assigns and purchasers, or their respective Affiliates.

          6.    Personal Rights.    Notwithstanding anything to the contrary, the rights granted to Tenant under or in connection with this Addendum are granted to and may be exercised only by the Tenant originally named in this Lease, and they may not be exercised by anyone else (other than by an assignee to whom such rights have been entirely assigned pursuant to a valid assignment of this Lease, if at the time of such assignment the assignor and the assignee deliver to Landlord a jointly executed written notice stating unconditionally that the assignee has the right to exercise such rights), and Tenant shall not, and shall not have the right or power to, otherwise assign or Transfer any of these rights. If at the time of a valid assignment the assignor and the assignee deliver to Landlord a jointly executed written notice directing Landlord to pay a portion of the Net Proceeds otherwise payable to the assignee instead to the assignor, then Landlord will continue to pay that portion of the Net Proceeds to the assignor until and unless Landlord receives from the assignor and the assignee a jointly executed written notice changing such direction to Landlord and then Landlord shall pay in accordance with the new direction.

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ADDENDUM #4

PURCHASE OPTIONS

        1.    Grant and Exercise.    Provided that this Lease is in full force and effect, and subject to the terms hereof, Landlord grants to Tenant three (3) options (the "Purchase Options") to purchase the Premises from Landlord, which Purchase Options must be exercised during the following periods:

          (a)  The first (1st) Purchase Option can be exercised only during the first month of the fifth (5th) Lease Year.

          (b)  The second (2nd) Purchase Option can be exercised only during the first month of the tenth (10th) Lease Year.

          (c)  The third (3rd) Purchase Option can be exercised only during the last month of the sixteenth (16th) Lease Year.

The Purchase Options can be exercised only by Tenant delivering unconditional written notice of exercise to Landlord as and when required together with a cashier's check or the wire transfer of funds to Landlord in an amount equal to five percent (5%) of the total purchase price under the applicable Purchase Option. These funds shall be placed by Landlord into a separate interest-bearing account or other mutually agreeable investment instrument and these funds and all interest earned thereon collectively are called the "Deposit." When and if the closing under the applicable Purchase Option occurs, the Deposit shall be credited against the cash portion of the purchase price payable by Tenant thereunder. If the Deposit is in excess of the cash portion of the purchase price payable by Tenant, the excess shall be returned to Tenant as of the closing. If for any reason Landlord does not actually receive this unconditional written notice of exercise and the Deposit as and when required, at Landlord's option the applicable Purchase Option will lapse and become null and void.

        At Landlord's election, the Purchase Options and all of Tenant's rights and Landlord's obligations under this Addendum and Addendum #5 shall lapse and become null and void if: (i) Tenant defaults under the rest of this Lease at any time prior to the exercise of a Purchase Option or any closing thereunder; or (ii) Tenant defaults under this Addendum, or defaults in connection with any closing under, or fails to close as required after the exercise of, a Purchase Option (a "Purchase Option Default"). If Tenant commits a Purchase Option Default Tenant also shall waive as against Landlord and its Affiliates all Liabilities and defaults (if any) of or by any of them under this Lease that directly arise from or in connection with the Purchase Option Default, and Landlord shall retain the Deposit as its sole and liquidated damages for the Purchase Option Default, and if Tenant commits more than one Purchase Option Default, at Landlord's election the Purchase Options and all of Tenant's rights and Landlord's obligations under this Addendum and Addendum #5 shall lapse and become null and void. (A Purchase Option Default is not the same as a default described in Section 4(c) of this Addendum.)

        2.    Purchase Price.

        (a)  The cash portion of the purchase price for the Premises shall be payable by cashier's check or wire transfer of immediately available funds to or at the direction of Landlord and will be payable in full on or before the scheduled closing date. In addition to the cash portion of the purchase price, as of the closing Tenant shall either repay in full all mortgage loan(s) secured by the Premises, and any other loan secured by the Letter of Credit (if separate from such mortgage loan(s)), other than those that are Unpermitted Financing (the "Existing Loans") (including, without limitation, any prepayment or "breakage" fees or similar charges) or assume the Existing Loans, and in any case Tenant will cause the lender(s) to release Landlord and its Affiliates as of the closing from all Liabilities in connection with the Existing Loans and Tenant shall indemnify and hold Landlord and its Affiliates harmless from all further Liabilities in connection with the Existing Loans. In addition to the purchase price, Tenant shall pay all closing costs of any type (other than Landlord's attorneys' fees and costs), including, without

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limitation, commissions (if any) and the costs of deed stamps and documentary and transfer taxes and fees, surveys, title insurance, escrows, recording and other similar fees and costs. Base rent will be prorated between the parties as of the closing date, but there will be no other prorations or adjustments.

        (b)  The cash portion of the purchase price for the Premises shall be never be less than zero, but otherwise shall be equal to the following amounts:

            (i)  For the first (1st) Purchase Option, an amount equal to: (x) ten (10) times the "Current Base Rent Amount" (defined below); less (y) the "Existing Mortgage Balance" (as defined below). The "Current Base Rent Amount" means the scheduled annual base rent payable under this Lease as of the date of closing, without any deductions, offsets or abatements of any type, and including, without limitation, scheduled annual base rent payable in connection with any other space leased or agreed to be leased from Landlord in a new building or new buildings, or an enlargement of the Building, on the Premises. If an agreement has been entered into to lease such other space or a right to lease such other space has been exercised prior to closing but the full base rent applicable thereto has not commenced or cannot be accurately determined as of the closing, then the scheduled annual base rent applicable to that Expansion Option shall be reasonably estimated by Landlord. (As a hypothetical example, if the scheduled annual base rent at the closing is $3,000,000.00, this amount would be $30,000,000.00.) The "Existing Mortgage Balance" means the outstanding principal balance (not including any prepayment or "breakage" fees or similar charges) as of the closing date under an exercised Purchase Option of any Existing Loans.

          (ii)  For the second (2nd) Purchase Option, an amount equal to: (x) eight and one-half (8 1/2) times the Current Base Rent Amount; less (y) the Existing Mortgage Balance; and less (z) the purchase price paid by Tenant to 1776 Limited Partnership if Tenant has previously purchased the 1776 Premises from 1776 Limited Partnership.

          (iii)  For the third (3rd) Purchase Option, an amount equal to: (x) five (5) times the Current Base Rent Amount; less (y) if the No-sale Election first has been validly elected, one-half (1/2) of any Excess Refinancing Proceeds distributed to Landlord or its Control Affiliates; and less (z) the outstanding principal balance of any Unpermitted Financing secured by the Premises (and Tenant shall then either repay in full or assume such Unpermitted Financing, and if and to the extent that the deduction of such outstanding principal balance otherwise would reduce the Purchase Price below zero, Landlord shall pay to Tenant at the Closing cash an amount equal to the amount by which the Purchase Price otherwise would have been reduced below zero).

As a hypothetical example, if the second (2nd) Purchase Option is validly exercised, the Current Base Rent Amount is $3,000,000.00, and as of the closing the Existing Mortgage Balance is $17,000,000.00, then the cash portion of the purchase price payable to Landlord would be only $8,500,000.00 and Tenant would repay or assume the existing $17,000,000.00 mortgage loan secured by the Premises, for a total purchase price of $25,500,000.00.

        3.    Closing.    The closing under an exercised Purchase Option will occur at a location in Massachusetts and on a date specified by Landlord pursuant to written notice to Tenant, which date will be: during the last four (4) months of the fifth (5th) Lease Year (for the first (1st Purchase Option); during the last four (4) months of the tenth (10th) Lease Year (for the second (2nd) Purchase Option); and during the ninth (9th), tenth (10th) and eleventh (11th) months of the last Lease Year of the initial Lease term (for the third (3rd) Purchase Option). At the closing, Landlord will execute and deliver to Tenant a Massachusetts Quitclaim Deed (which will be subject to all matters of record and all title and survey exceptions), an affidavit of Landlord stating Landlord's U.S. taxpayer identification number and that Landlord is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended or Landlord shall provide the necessary forms if Landlord is a "foreign person"), and a blanket assignment to Tenant of all third party guaranties, warranties,

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permits, certificates, consents and approvals pertaining to the Premises that are assignable by Landlord, to the extent assignable at no cost or Liabilities to Landlord (unless Tenant advances such costs and discharges such Liabilities, in which case they shall be assigned to the extent assignable by Landlord).

        4.    Additional Terms.

        (a)  Tenant specifically acknowledges and agrees that Landlord will sell and Tenant will purchase the Premises on an "as is with all faults" basis, subject to all exceptions to and defects of title, whether or not of record (but subject also to Tenant's rights and Landlord's obligations as set forth below), and that Tenant will not rely on nor will Landlord or any of its Affiliates be deemed to have made, any representations or warranties of any kind, express or implied including, without limitation, those in connection with the physical condition of the Premises (including, without limitation, any matters involving Hazardous Substances or compliance with any Laws), or the nature of title to the Premises, or the advisability of Tenant's purchase of the Premises). However, until and unless Tenant otherwise agrees in writing or defaults Landlord will not voluntarily execute any documents affecting title that materially adversely affect Tenant's operations or that render title to the Premises unmarketable (but easements, dedications or other documents for utilities or curb cuts, or as otherwise may be needed to comply with applicable Laws or to enable Landlord to meet its obligations under this Lease or in connection with the construction of any new building(s) or the enlargement of the Building per this Lease, will not be deemed to be violations of this restriction). If this restriction is violated after the exercise of a Purchase Option, Tenant shall have the right to terminate that Purchase Option without liability and receive the Deposit back. Notwithstanding the foregoing, even if Tenant has validly exercised a Purchase Option, Tenant shall have the right to terminate that Purchase Option without liability (except for Landlord's out-of-pocket costs) and shall not be required to close the purchase if, after the exercise of the Purchase Option but prior to closing, there is a casualty that causes damage of the type and to the extent described in Section 16.2(b)(x) such that Tenant otherwise would have the right to terminate this Lease, and in the reasonable judgement of a qualified independent contractor hired by Landlord it will take more than two (2) years from the date of the damage to restore access or restore or replace the destroyed parking spaces or substantially complete the repairs that Landlord would have been required to make, and Tenant notifies Landlord of its intent to terminate within thirty (30) days after receiving the notice from Landlord's contractor, which shall be provided as soon as reasonably practicable after the damage occurs. If these circumstances occur, the closing date shall be extended as necessary to accommodate this thirty (30)-day period. If Tenant does not so terminate, or if Tenant is not permitted to so terminate as a result of a casualty, as of the closing Landlord will assign to Tenant all casualty insurance proceeds otherwise payable to Landlord on account of the damage and all rights and claims in connection therewith (other than those which Landlord was entitled to receive for the period and/or for the work and services performed prior to the closing). Notwithstanding anything to the contrary, if Landlord is in the process of repairing or rebuilding casualty damage and Tenant subsequently validly exercises a Purchase Option: Landlord will continue the process of repairing or rebuilding as otherwise required in this Lease until the closing date under the Purchase Option; Tenant will be deemed to have waived its right to terminate this Lease under Article 16, and its right to terminate the Purchase Option in connection with that casualty or any repairs or rebuilding in connection therewith; Landlord will assign to Tenant as of the closing all casualty insurance proceeds otherwise payable to Landlord on account of the damage and all rights and claims in connection therewith (other than those which Landlord was entitled to receive for the period and/or for the work and services performed prior to the closing), and Landlord shall assign to Tenant and Tenant shall assume all rights and Liabilities of Landlord under the contracts entered into in connection with the repair or rebuilding to the extent assignable and Tenant shall indemnify Landlord and its Affiliates for and hold them harmless from all Liabilities in connection therewith; and Landlord shall be obligated to continue to repair or rebuild after the closing date only if and to the extent actually agreed to by Landlord and Tenant in good faith and in writing at the time.

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        (b)  As of the closing, Tenant and its Affiliates will be deemed to have released and discharged Landlord and its Affiliates from, and to have waived, all Liabilities of any type, known or unknown, including, without limitation, Liabilities under or in connection with this Lease and/or the Premises (except as set forth in the last sentence of Subsection (c) below). As a condition to closing, Landlord may require that Landlord's Mortgagees release Landlord and its Affiliates from Liabilities under or in connection with any Superior Leases or Mortgages. From and after the closing, Tenant shall indemnify, defend and hold Landlord free and harmless from all Liabilities under or in connection with this Lease and/or the Premises and/or the purchase thereof (except as set forth in the last sentence of Subsection (c) below).

        (c)  Time is of the essence in this Addendum. If Tenant defaults hereunder after the closing under a Purchase Option or Tenant or Landlord defaults under any of the documents delivered by it in connection therewith, in addition to any rights and remedies available to each of the respective parties, each party shall have all rights and remedies at law and in equity, all of which are cumulative and not exclusive, including, without limitation, the right to require specific performance. The exercise of a Purchase Option or any closing as a result thereof shall not relieve Tenant or Landlord from any Liabilities for any defaults under this Lease, nor will they extinguish Liabilities for any indemnities or other obligations that survive pursuant to the terms of the rest of this Lease or this Addendum.

        (d)  Notwithstanding anything to the contrary, as of the date of the first occurrence of any of the following, at Landlord's election all of Tenant's rights and Landlord's obligations under or in connection with this Addendum will lapse and become null and void upon:

            (i)  The exercise of Tenant's Cancellation Option or the expiration of the Lease term (as validly extended) or termination of this Lease in accordance with its terms prior to the exercise of a Purchase Option or any closing thereunder; or

        (ii) The bona fide purchase or other acquisition of all or substantially all of the Premises by any person or entity (including, without limitation, Tenant or its Affiliates) other than by any of Landlord's Control Affiliates prior to the exercise of a Purchase Option and other than any sale or conveyance which is prohibited under this Lease.

        (e) Notwithstanding anything to the contrary, Tenant's rights and Landlord's obligations under or in connection with this Addendum will not be binding on and will not affect or otherwise apply in any way to Landlord's Mortgagees or their successors, assigns and purchasers, or their respective Affiliates, whether or not they take title to or acquire all or substantially all of the Premises.

          5.    Personal Rights.    Notwithstanding anything to contrary, the Purchase Options are granted only to and may be exercised only by the Tenant originally named in this Lease, and they may not be exercised by anyone else (other than by an assignee to whom the right to exercise a Purchase Option has been assigned pursuant to a valid assignment of this Lease, if at the time of such assignment the assignor and the assignee deliver to Landlord a jointly executed written notice stating unconditionally that the assignee has the right to exercise such Purchase Option) and Tenant shall not, and shall not have the right or power to, otherwise assign or otherwise Transfer any of the Purchase Options or any rights in connection therewith. Tenant may assign this Lease without granting to the assignee the right to exercise any or all of the Purchase Options, and in such event Tenant will retain the rights to exercise any Purchase Options whose exercise rights have not been validly assigned as set forth in this Addendum, if and only if Tenant has not become a Released Assignor in connection with its assignment of this Lease.

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ADDENDUM #5

RIGHT OF FIRST OFFER TO PURCHASE

          1.    Grant of Rights.

        (a)  Subject to the terms of this Addendum, before Landlord sells or conveys the Premises during the first eighteen (18) Lease Years (other than pursuant to a sale or conveyance to any of Landlord's Control Affiliates) Landlord shall notify Tenant in writing (the "Offer Notice") of the purchase price and the terms of payment thereof (e.g., all cash, or cash and purchase money financing or assumption of debt) that Landlord intends to accept for the Premises (the "Offer Price").

        (b)  Within ninety (90) days after delivery of the Offer Notice, Tenant shall notify Landlord in writing that it unconditionally elects one of the three (3) following alternatives:

            (i)  To purchase the Premises for the applicable Offer Price and otherwise on the terms of this Addendum. (Tenant's election of the alternative described in this Subsection (i) is referred to as the "Purchase Election.")

          (ii)  To cause Landlord not to sell the Property during the first eighteen (18) Lease Years . (Tenant's election of the alternative described in this Subsection (ii) is referred to as the "No-sale Election.")

          (iii)  To permit Landlord to sell or convey the Premises in accordance with Addendum and to continue to lease the Premises on the terms of this Lease. (Tenant's election of the alternative described in this Subsection (iii) is called the "Existing Lease Election.")

        (b)  TIME IS ABSOLUTELY OF THE ESSENCE. If for any reason Landlord does not actually receive Tenant's unconditional written notice of election as and when required, Tenant shall be deemed to have elected the No-sale Election. At Landlord's election, all of Tenant's rights and Landlord's obligations under or in connection with this Addendum and Addendum #4 shall lapse and become null and void if Tenant defaults hereunder or under the rest of this Lease at any time prior to the exercise of its rights hereunder or any closing hereunder, or if Tenant defaults in connection with any closing hereunder or fails to close as required after its election of the Purchase Election (an "Offer Default"). Any amounts payable under this Addendum in connection with the Purchase Election are deemed to be amounts payable under the Lease, and any default hereunder will be deemed to be a default under the Lease and in such case Landlord shall be entitled to all rights and remedies hereunder and under the rest of the Lease, including, without limitation, the right to require specific performance from Tenant. If Tenant commits an Offer Default, Tenant also shall indemnify and hold Landlord harmless from and against all Liabilities incurred by Landlord that arise from or in connection with the Offer Default.

          2.    Purchase Election.    If Tenant validly exercises the Purchase Election, then Landlord shall sell and Tenant shall purchase the Premises and the following terms and conditions of Addendum #4 are incorporated herein and shall apply with respect to this Addendum and such sale and purchase as if it were the sale and purchase under an exercised Purchase Option: Section 2(a) (except that the applicable purchase price and the terms of the payment thereof shall be as set forth in the Offer Price, or if there is an outstanding mortgage or mortgages on the Premises at such time Tenant shall assume the mortgage(s) and the cash portion of the Offer Price shall be deemed reduced by the outstanding principal balance of the mortgage(s) assumed); Section 3 (except that the closing date will be a date specified by Landlord that will be at least three (3) months but no more than six (6) months after Tenant's notice of election; and Sections 4(a), (b), (c) and (e).

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          3.    No-sale Election.    If Tenant validly elects the No-sale Election, then:

        (a)  Until and unless Tenant otherwise agrees in writing, or Tenant defaults under this Lease or Tenant's rights under this Addendum #5 terminate, or the 18th Lease Year expires (whichever is earliest), Landlord will not sell or convey the Premises except to one of Landlord's Control Affiliates or to Tenant or one of its Related Entities or pursuant to the exercise of a Purchase Option; and

        (b)  Notwithstanding anything to the contrary, all "Excess Refinancing Proceeds" (defined below) shall belong solely to Landlord and no portion thereof shall be deemed to be part of Cash Proceeds pursuant to Addendum #3 or otherwise payable or distributable to Tenant. However, if Tenant validly exercises the third (3rd) Purchase Option in accordance with Addendum #4, then Tenant shall receive the credit against the purchase price payable by Tenant as described in Section 2(b) (iii) of Addendum #4. "Excess Refinancing Proceeds" means all of the net proceeds actually distributed to Landlord that are directly traceable to and result from excess proceeds from mortgage refinancings first encumbering the Premises after the No-sale Election if and to the extent that the disbursed principal balance of each such refinancing exceeds: the outstanding principal balance and all accrued and unpaid interest and other charges (including, without limitation, prepayment and "breakage" fees and similar charges) under loan(s) that were repaid by such refinancing; plus any other Liabilities and reserves therefor that were paid with the proceeds of such refinancing. There shall not be deemed to be any Excess Refinancing Proceeds arising from the funding of the financing described in Section 19.4(a).

          4.    Existing Lease Election.

        (a)  If Tenant validly elects (or is deemed to have elected) the Existing Lease Election, then for the next twelve (12) months after Tenant's election, Landlord may not sell or convey the Premises (other than pursuant to a sale or conveyance to any of Landlord's Control Affiliates) for a purchase price which is less than ninety-seven percent (97%) of the applicable Offer Price without first delivering to Tenant a new Offer Notice with an Offer Price equal to such new, lower purchase price. If Landlord delivers such a new Offer Notice, then Tenant shall have the right to elect either the Purchase Election or the No-sale Election or the Existing Lease Election in accordance with the procedures established in Section 1 above, except that Tenant will have forty-five (45) days, and not ninety (90) days, within which to respond to Landlord's new Offer Notice. If within twelve (12) months after Tenant validly elects the Existing Lease Election in accordance with this Section 3 Landlord has not executed a binding agreement to sell or convey the Premises for a purchase price which is equal to or greater than ninety-seven percent (97%) of the new, lower Offer Price, or if Landlord has entered into such a binding agreement within the twelve (12)-month period but fails to close thereunder, then the terms and conditions in Section 1 above again will apply.

        (b)  If Tenant validly elects the Existing Lease Election, then Tenant will have the right, upon written request to Landlord, to participate reasonably and in good faith with Landlord in the negotiations conducted by Landlord to sell or convey the Premises, which negotiations will be subject to Landlord's control and direction. Tenant acknowledges and agrees that the manner and substance of these negotiations are critical to Landlord, and so Tenant will support Landlord's negotiating positions (provided that, unless Tenant otherwise agrees, such negotiating positions do not attempt to change Tenant's rights and obligations under this Lease) and will not attempt to delay, obstruct or hinder these negotiations. Landlord will have the right at any time and in its sole discretion to suspend, terminate or continue such negotiations and, subject to Subsection (a) above, Articles 6 and 7 of this Addendum and the parenthetical in the preceding sentence, to accept or reject terms offered by prospective buyers and to execute documents and agreements, binding or otherwise, in connection with a sale or conveyance of the Premises. Tenant shall have not have the right or power nor shall it attempt to bind Landlord in connection with a sale or conveyance of the Premises or to deal directly or negotiate alone with any prospective buyer or its agents without Landlord's prior written consent.

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          5.    Termination of Rights.    Notwithstanding anything to contrary, at Landlord's election all of Tenant's rights and Landlord's obligations under or in connection with this Addendum will lapse and become null and void upon:

        (a)  The exercise of the Cancellation Option, or the termination or expiration of the Lease term in accordance with its terms, prior to the exercise of Tenant's rights hereunder or any closing hereunder; or

        (b)  Unless the No-sale Election first has been validly elected, the bona fide purchase or other acquisition of all or substantially all of the Premises other than by any of Landlord's Control Affiliates prior to the valid exercise of the Purchase Election hereunder and other than any sale or conveyance which is prohibited under this Lease; or

        (c)  As set forth in Section 9 below; or

        (d)  At the end of the eighteenth (18th) Lease Year.

          6.    No Sale to Direct Competitors.    Unless and until Tenant's rights under this Addendum have lapsed or terminated, Landlord shall not sell or convey the Premises to: AT&T, Intel or Compression Laboratories, Inc.

          7.    Restrictions on Landlord's Sale Rights.    Until and unless Tenant defaults hereunder or the rest of the Lease, Landlord agrees that it will not sell or convey the Premises to anyone other than Tenant or any of its Control Affiliates or any of Landlord's Control Affiliates: for the first five (5) Lease Years; or other than for cash or cash equivalents (which will be deemed to include, without limitation, purchase money financing and/or the purchaser assuming or taking subject to debt); or if Tenant has validly elected the No-Sale Election.

          8.    Unaffected Parties.    Notwithstanding anything to the contrary, Tenant's rights and Landlord's obligations under or in connection with this Addendum will not be binding on and will not affect or otherwise apply in any way to Landlord's Mortgagees or their successors, assigns and purchasers or their respective Affiliates, whether or not they take title to or acquire all or substantially all of the Premises.

          9.    Personal Rights.    Notwithstanding anything to contrary, the rights of Tenant in this Addendum are granted only to and may be exercised only by the Tenant originally named in this Lease, and they may not be exercised by anyone else (other than by an assignee to whom such rights have been entirely assigned pursuant to a valid assignment of this Lease pursuant to which Tenant has become a Released Assignor, if at the time of such assignment the assignor and the assignee deliver to Landlord a jointly executed written notice stating unconditionally that the assignee has the right to exercise such rights) and Tenant shall not, and shall not have the right or power to, otherwise assign or otherwise Transfer any of its rights under or in connection this Addendum. Tenant may assign this Lease without granting to the assignee the rights of Tenant under this Addendum, and in such event: Tenant will retain those rights if and only if Tenant has not become a Released Assignor in connection with its valid assignment of this Lease; and Tenant no longer will have the right thereafter to exercise the No-sale Election, and if Tenant fails to make its written election as and when required it will be deemed to have elected the Existing Lease Election.

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ADDENDUM #7

BUDGET SAVINGS

          1.    Total Project Costs.    "Total Project Costs" means all costs and expenses of any type incurred or payable by Landlord or its Affiliates that arise from or in connection with the acquisition of the Premises, the initial financing (including without limitation any mortgage loans, loans secured by the Letter of Credit and any permanent financing) of or for the Premises, Landlord's Work, or any Liabilities of Landlord arising as a result of or in connection with Tenant's existing leases at The Tower at Northwoods in Danvers, Massachusetts, including, without limitation, costs and expenses for: the purchase price for the Premises and any rights appurtenant thereto (including, without limitation, all costs for due diligence, investigations, remedial work, closing costs, escrow and title fees, legal fees, professional fees and commissions); all labor, services and materials, designers, architects, engineers, draftsman, supervision, permits and approvals, development fees, and other fees, profit and savings payable to construction managers, contractors and subcontractors, and all other "hard" and "soft" costs in connection with Landlord's Work; all loan fees, commissions, appraisals, escrow and title fees, other closing costs, interest rate hedges, "caps" or "floors," interest and principal (if any) during the construction period and other costs in connection with the initial financing of the Premises; and other Liabilities arising out of or in connection with any of the foregoing or as set forth in Schedule "7AAA" to this Addendum. (The parties acknowledge and agree that Schedule "7AAA" is for illustrative purposes only, and is not binding in any way on the parties nor is it a representation and warranty by Landlord of any type, express or implied.)

          2.    Application of Savings.    If and to the extent that the total amount that Landlord is able to draw down and retain under the initial financing of the Premises exceeds the Total Project Costs (after the Total Project Costs are finally determined), then those excess proceeds shall be used by Landlord for any or all of the following uses: as an interest reserve; to purchase interest rate protection for floating rate financing (including, without limitation, for hedges, swaps, caps or floors); or to reduce the principal balance of any financing, or capital contributions or advances made by or on behalf of Landlord or its Control Affiliates.

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SCHEDULE "7AAA"

TOTAL PROJECT COSTS

$/(%)
24.52	$7,600,000.00		Purchase of Land and Building Improvements
3.55	1,100,000.00		Commissions and Fees
..65	200,000.00		Purchase Closing Costs
2.58	800,000.00		BHKR Architectural & Engineering Fee design/supervision
16.13		5,000,000.00	Base Building Hardcost
..81		250,000.00	Site Work (parking/landscaping)
16.12		5,000,000.00	TI Allowance

33.06	10,250,000.00		Construction Hardcost Total
1.61	500,000.00		Operating Expenses during Construction
2.26	700,000.00		PictureTel Danvers Lease Tail Settlement
2.74	850,000.00		Developer's Overhead (3.4%)
..97	300,000.00		Mortgage Points, Legal, Appraisal, Title, Env., etc.
3.23	1,000,000.00		Interest Reserve
1.61	500,000.00		Contingency - Construction hard costs
1.61	500,000.00		Contingency - Legal, soft costs, miscellaneous
3.23	1,000,000.00		Cash Collateral a/c - contingency

80.65	$25,000,000.00		TOTAL PROJECT COSTS

AMENDMENT #1 TO LEASE
(100 MINUTEMAN)

        1.    Parties.

        This Amendment, dated as of July 10, 1996, is between 100 Minuteman Limited Partnership ("Landlord") and PictureTel Corporation ("Tenant").

        2.    Recitals.

        2.1    Landlord and Tenant have entered into a Lease, dated October 10, 1995, for improved property located at 100 Minuteman Drive, Andover, MA. This Lease, together with all amendments thereto, collectively is called the "Lease." Unless otherwise defined, terms used herein have the same meanings as those used in the Lease.

        2.2    Landlord and Tenant wish to amend the Lease. To accomplish this, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree and the Lease is amended as follows:

        3.    Amendments.

        3.1    The size and configuration of the land leased by Tenant as part of the Premises and upon which the Building is located has been (or shortly will be) changed. Accordingly, Exhibit "A" (Project Site Plan) and Exhibit "B" (Legal Description of Premises) are deleted, and Exhibit "A" and Exhibit "B," respectively, attached hereto and incorporated by this reference, are substituted therefor.

        3.2    The Commencement Date under the Lease is agreed to be July 1, 1996.

        3.3    In Section 1.3 of the Lease, the phrase "and parking and associated improvements for the 1776 Premises in accordance with easements to be granted to 1776 Limited Partnership (the "1776 Easements")" is deleted, and the following is substituted therefor:

    ", drainage, utilities and services (including cabling), and associated improvements in accordance with easements that are or may be granted for adjacent properties,"

        3.4    Tenant's Cancellation Option is terminated and is null and void, and Section4(b) of the Lease is deleted and null and void.

        3.5    The first sentence of Section 4(a) and the entire Section 4(c) of the Lease are deleted and null and void, and the following is substituted for the first sentence of Section 4(a):

    "(a) This Lease is effective as of the date first set forth above, and the term begins on the first Occupancy Date for a Phase and ends on September 1, 2014, unless terminated earlier or extended in accordance with this Lease."

        3.6    The address to which rent should be paid and notices delivered to Landlord is changed to "The Plaza at Continental Park, Suite 5252, 2101 Rosecrans Avenue, El Segundo, California 90245-4709."

        3.7    In Section 6.4 of the Lease, Tenant's right to contest Taxes with the appropriate governmental authorities is subject to terms of the pre-existing agreement entered into by Landlord and Digital Equipment Corporation with respect to the tax fiscal years ending June 30, 1995 and June 30, 1996.

        3.8    [INTENTIONALLY OMITTED]

        3.9    The phrase "located in Massachusetts" is deleted from Section 18.5(b) on page 40 of the Lease.

        3.10    Notwithstanding anything to the contrary, Tenant agrees that the Subordination, Non-Disturbance and Attornment Agreement attached as Exhibit "JJ", and incorporated herein by this reference complies with all of the requirements of Section 19.1 of the Lease, and on Landlord's request

Tenant will execute and deliver that document (or if requested a document that materially substantially conforms thereto or to Exhibit "J").

        3.11    Tenant acknowledges having received from Landlord a copy of the Mortgage Loan Commitment, dated as of May 9, 1996, pursuant to which AEGON committed to fund to Landlord a $15 Million permanent mortgage loan (the "AEGON Loan") to be secured by the Premises, among other security. Tenant agrees that the AEGON Loan and Landlord's existing mortgage loan from Mellon Bank (the "Mellon Loan") are permitted financings that comply with the terms of Sections 19.4(a) and (b) of the Lease and are not "Unpermitted Financing" as defined in that Section.

        3.12    Each loan obtained from time to time by Landlord in compliance with the Lease which is secured by the Letter of Credit (other than the Mellon Loan) sometimes is referred to as the "Letter of Credit Loan." The lender of the initial Letter of Credit Loan is intended to be The Bank of Nova Scotia for an amount of approximately $9.5 Million. Notwithstanding Section 24.17, on the repayment of the Mellon Loan, the release of the Letter of Credit by Mellon Bank and Landlord's obtaining the Letter of Credit Loan, the terms of the Letter of Credit will be changed as follows:

          (a)  The initial face amount of the Letter of Credit will be reduced to $9.5 Million.

          (b)  The beneficiary of the Letter of Credit will be issued (or reissued) in favor of the lender from time to time of the Letter of Credit Loan.

          (c)  Until and unless the Letter of Credit is drawn upon, starting as of the applicable date in Section 24.17(b) of the Lease, the face amount of the Letter of Credit shall be reduced in an amount equal to the annual principal reduction that would result from a direct reduction loan amortization schedule, assuming an interest rate equal to the interest rate used to calculate principal amortization under the Letter of Credit Loan (such schedule to be provided by the lender of the Letter of Credit Loan), which will have the effect of reducing the Letter of Credit to zero over the initial Lease term, as such term may be extended pursuant to Section 4(c) of the Lease. In addition, the phrase "twenty (20) days" in the last sentence of Section 24.17(b) is deleted and "thirty (30) days" is substituted therefor.

          (d)  The aggregate term of the Letter of Credit will be extended so that it expires at the scheduled expiration date of the initial Lease term.

          (e)  Exhibit "M" to the Lease and the first paragraph of Section 24.17(f) of the Lease will be deemed deleted and null and void, and Exhibit "M" attached hereto and incorporated herein by this reference, and the first paragraph of Section 24.17(f) as set forth below, respectively, will be deemed substituted into the Lease:

      "(f)    In addition to the other circumstances set forth in this Lease pursuant to which the beneficiary of the Letter of Credit may draw thereunder, beneficiary may draw under the Letter of Credit in accordance with the terms of Exhibit "M" or terms substantially similar thereto."

            (f)  Exhibit "L" to the Lease will be deemed deleted and null and void, and Exhibit "L" attached hereto and incorporated herein by this reference will be deemed substituted into the Lease

        4.    No Other Changes.

        Except as set forth above, the Lease remains unchanged and in full force and effect.

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        IN WITNESS WHEREOF, intending to be legally bound, the parties have executed this Amendment as of the date in Article 1 above.

100 MINUTEMAN LIMITED PARTNERSHIP
By: Niuna-Minuteman, Inc., its general partner
By:	/s/ MARTIN SPAGAT Martin Spagat, Vice President Authorized Signature
PICTURETEL CORPORATION
By:	/s/ LAWRENCE M. BORNSTEIN Name: Lawrence M. Bornstein Title: Vice President Authorized Signature
By:	/s/ NORMAN E. GANT Name: Norman E. Gant Title: President Authorized Signature

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EXHIBIT A

[PROJECT SITE PLAN]

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        A CERTAIN PARCEL OF LAND LOCATED IN ANDOVER, COUNTRY OF ESSEX, MASSACHUSETTS, SITUATED NORTHERLY OF RIVER ROAD, BEING SHOWN AS PARCEL "A-1" ON A PLAN ENTITLED, "PLAN OF LAND PREPARED FOR 1776 LIMITED PARTNERSHIP", ANDOVER, MA, SCALE: 1'=100' DATED: APRIL 17, 1996 REVISED APRIL 25, 1996, PREPARED BY OWN HASKELL, INC.

        SAID PARCEL "A-1" BEING FURTHER BOUNDED AND DESCRIBED AS FOLLOWS:

          BEGINNING AT THE MOST SOUTHERLY CORNER OF THE PARCEL HEREIN DESCRIBED AT A POINT ON THE EASTERLY SIDELINE OF MINUTEMAN ROAD AND THE NORTHWESTERLY CORNER OF PARCEL "C-2" AS SHOWN OF SAID PLAN; THENCE,

          ALONG THE EASTERLY SIDELINE OF MINUTEMAN ROAD THE FOLLOWING THREE COURSES:

            N 36° 11' 50" W, SIX HUNDRED SEVENTY THREE AND 81/100 FEET (673.81') TO A STONE BOUND,

            BY A CURVE TO THE RIGHT HAVING A RADIUS OF NINE HUNDRED FORTY EIGHT AND 00/100 FEET (948.00') A LENGTH OF FIVE HUNDRED ELEVEN AND 47/100 FEET (511.47') TO A STONE BOUND, AND

            N 05° 17' 06" W FORTY AND 38/100 FEET (40.38') TO A POINT AT THE LAND NOW OR FORMERLY OF HEWLETT-PACKARD COMPANY; THENCE,

          ALONG THE LAND NOW OR FORMERLY OF HEWLETT-PACKARD COMPANY THE FOLLOWING FIVE COURSES:

            N 49° 45' 20" E ONE THOUSAND TWENTY FOUR AND 08/100 FEET (1024.08') TO A STONE BOUND,

            N 49° 45' 20" E THREE HUNDRED NINETEEN AND 99/100 FEET (319.99')

            S 38° 36' 25" E ONE HUNDRED SEVENTY NINE AND 29/100 FEET (179.29'),

            BY A CURVE TO THE LEFT HAVING A RADIUS OF TWO HUNDRED ELEVEN AND 37/100 FEET A LENGTH OF ONE HUNDRED SEVENTY THREE AND 05/100 FEET (173.05') AND

            S 85° 31' 00" E FIFTY FIVE AND 08/100 FEET (55.08'), TO A POINT ON THE WESTERLY SIDELINE OF SHATTUCK ROAD; THENCE,

          ALONG THE WESTERLY SIDELINE OF SHATTUCK ROAD THE FOLLOWING TWO COURSES:

            BY A CURVE TO THE LEFT HAVING A RADIUS OF ONE THOUSAND FIFTY TWO AND 00/100 FEET (1052.08') A LENGTH OF THREE HUNDRED SIXTY THREE AND 19/100 FEET (363.19'), AND

            BY A CURVE TO THE LEFT HAVING A RADIUS OF TWO THOUSAND FIVE HUNDRED FIFTY TWO AND 00/100 FEET (2552.00') A LENGTH OF TWO HUNDRED SIXTH AND 22/100 FEET (260.22') TO A POINT AT THE NORTHERLY CORNER OF PARCEL "B-1"; THENCE,

          WESTERLY BY PARCELS "B-1" AND "C-2" AS SHOWN ON THE ABOVE PLAN, THE FOLLOWING SEVEN COURSES:

            S 64° 22' 25" W THREE HUNDRED EIGHTY THREE AND 53/100 FEET (383.53'),

5

            BY A CURVE TO THE LEFT HAVING A RADIUS OF ONE HUNDRED SIXTY AND 00/100 FEET (160.00') A LENGTH OF ONE HUNDRED SIXTY EIGHT AND 85/100 FEET (168.85'),

            S 03° 54' 32" W NINETY ONE AND 96/100 FEET (91.96'),

            S 14° 03' 17" E EIGHTY THREE AND 40/100 FEET (83.40'),

            S 12° 18' 48" W ONE HUNDRED SEVENTY SIX AND 00/100 FEET (176.00'),

            S 33° 07' 37" W FOUR HUNDRED FIFTEEN AND 00/100 FEET (415.00'), AND

            S 62° 29' 10" W TWO HUNDRED THIRTY AND 00/100 FEET (230.00'), TO A POINT ON THE EASTERLY SIDELINE OF MINUTEMAN ROAD AND THE POINT OF BEGINNING.

            PARCEL "A-1" CONTAINING 1,497,394 SQUARE FEET OR 34.375 ACRES, MORE OR LESS.

6

Exhibit "JJ"

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

        THIS AGREEMENT, is made this 10th day of July, 1996 by PICTURETEL CORPORATION, a Delaware corporation, having its principal office and place of business located at The Tower at Northwoods, 222 Rosewood Drive, Danvers, Massachusetts 01923 ("Tenant") and Life Investors Insurance Company of America, an Iowa corporation, having its principal place of business located at 4333 Edgewood Road, N.E., Cedar Rapids, Iowa 52499 ("Lender"), with reference to the following facts:

RECITALS

          A.  100 Minuteman Limited Partnership, a Massachusetts limited partnership ("Landlord"), and Tenant entered into a certain lease, dated as of October 10, 1995, and amended by Amendment #1 to Lease dated July 10, 1996 (collectively, together with any extensions, renewals of replacements thereof the "Lease"), covering land and a building, and other improvements thereon located in Andover, Massachusetts, which property is more particularly described in the Mortgage (as hereinafter defined ("Property");

          B.  Lender has agreed to make a loan ("Loan") to Landlord, which Loan is to be evidenced by a note and secured, inter alia, by a first mortgage and security agreement in favor of Lender and upon the terms and conditions described therein, which shall be recorded in the Registry of Deeds, Essex County (said mortgage and security agreement, and all amendments, modifications, renewals, substitutions, extensions, consolidations and replacements are hereinafter collectively referred to as "Mortgage");

          C.  It is a condition precedent to obtaining the Loan that (i) the Mortgage unconditionally be and remain at all times a first lien or charge upon the Property prior and superior to the Lease and to any rights of offsets, defenses or credits that Tenant may have under Section 19.5 of the Lease in connection with that certain Letter of Credit issued by Bank of Boston, dated October 10, 1995, in the original face amount of $10,000,000 and any renewals, replacements or amendments thereof (the "Letter of Credit"); (ii) Tenant specifically and unconditionally subordinate the Lease and its rights under the Letter of Credit to the lien or charge of the Mortgage; and (iii) Tenant attorn to Lender and its successor and assigns in the event of the foreclosure or other proceeding to enforce the Mortgage;

        NOW, THEREFORE, in consideration of the mutual benefits accruing to the parties hereto and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Lender to enter into the above-reference Loan, Lender and Tenant hereby agree as follows:

        1.    Subordination    The Mortgage is and shall unconditionally be and remain at all times a lien or charge upon the Property prior and superior to the Lease and any rights of offset, credit, deduction, reimbursement or payment that Tenant may have in connection with the Letter of Credit under Section 19.5 of the Lease and/or the "LC Note" (as defined in the Lease), the leasehold estate created thereby and all rights and privileges of Tenant or any other tenant thereunder, and the Lease, the leasehold estate created thereby and all rights and privileges of Tenant or any other tenant under the Lease, including, without limitation, in connection with the Letter of Credit under Section 19.5 of the Lease and/or the LC Note, are hereby unconditionally subjected and made subordinate to the lien or charge of the Mortgage.

        2.    Lender's Exercise of Remedies.    In the event of (a) the institution of any foreclosure, trustee's sale or other like proceeding, (b) the appointment of a receiver for the Landlord or the Property, (c) the exercise of rights to collect rents under the Mortgage or an assignment of rents, (d) the recording by Lender or its successor or assignee of a deed in lieu of foreclosure for the property, or (e) any transfer or abandonment of possession of the Property to Lender or its successor or assigns in connection with any proceedings affecting Landlord under the Bankruptcy Code, 11 U.S.C. § 101 et seq.

(any such foreclosure, recording of a deed in lieu of foreclosure, or transfer or abandonment of the Property referred to in the preceding clauses (a) through (e) is hereinafter called a "Transfer", and Lender or any successor or assignee of Lender taking title to the Property in connection with a Transfer is hereinafter called the "Transferee", such Transferee shall not: (i) be liable for any damages (including, without limitation, consequential damages) or other relief or be subject to any offsets, defenses or counterclaims of any kind attributable to any act, omission or waiver (express or implied) of Landlord or any prior landlord under the Lease, including, without limitation, in connection with the Letter of Credit under Section 19.5 of the Lease and/or the LC Note, or otherwise; (ii) be obligated to complete any construction or improvements at the Property, Premises or elsewhere agreed to be done by Landlord or any prior landlord under the Lease, including, without limitation, Landlord's obligations under that certain Agency Agreement between Landlord and Tenant dated October 10, 1995, and Landlord's obligation of construction contained in Exhibit C to the Lease, or otherwise, or to reimburse Tenant for any prior construction work done by Tenant, or be subject to any offsets, defenses or counterclaims therefor, (iii) be bound by any prepayment by Tenant of more than one month's installment of rent unless such prepayment has been specifically approved in writing by Lender, or be liable or responsible for any security deposit or other sums which Tenant may have paid under the Lease unless such deposit or other sums have been physically delivered to Transferee, (iv) be bound by any modification of or amendment to the Lease, unless such amendment or modification shall have been approved in writing by Lender, (v) be bound by any notices given by Tenant to Landlord, (vi) be required after a fire, casualty or condemnation of the Property or Premises to repair or rebuild the same to the extent that such repair or rebuilding requires funds in excess of the insurance or condemnation proceeds specifically allocable to the Premises and arising out of such fire, casualty or condemnation which have actually been received by Transferee, and then only to the extent required by the terms of the Lease, (vii) be responsible to provide any additional space at the Property or elsewhere for which Tenant has any option or right under the Lease, or otherwise, unless Transferee at its option elects to provide the same, and Tenant hereby releases Transferee from any obligation to provide the same, and agrees that Tenant shall have no right to cancel the Lease and shall possess no right to any claim against Transferee as a result of the failure to provide any such additional space, (viii) be liable for or incur any obligation with respect to any representations or warranties of any nature set forth in the Lease or otherwise, including, but not limited to, representations or warranties relating to any latent or patent defects in construction with respect to the Property or the Premises Landlord's title or compliance of the Property or Premises with applicable environmental, building, zoning or other laws, including, but not limited to, the Americans with Disabilities Act and any regulations pursuant thereto, or (ix) be subject to the obligation to reimburse or credit against rent those amounts paid by Tenant to the issuer of the Letter of Credit, which right is set forth in Section 5(b) of the Lease.

        3.    Attornment and Non-Disturbance.    Except as set forth in Paragraph 2 above, provided (a) Tenant complies with this Agreement, (b) Tenant is not in default under the terms of the Lease and no event has occurred which, with the passage of time or the giving of notice or both, would constitute a default under the Lease, (c) the Lease is in full force and effect, both as of the date Lender files a lis pendens, or otherwise commences a foreclosure action, or at any time thereafter, and (d) Tenant shall be in possession of the Premises, no default under the Mortgage and no proceeding to foreclose the same will disturb Tenant's possession under the Lease and the Lease will not be affected or cut off thereby, and notwithstanding any such foreclosure or other Transfer of the Property to Transferee, the Lease will be recognized as a direct lease from Transferee to Tenant upon the Transfer for the balance of the term thereof.

        Tenant shall attorn to Transferee, including Lender if Lender becomes a Transferee, as the landlord under the Lease. Said attornment is subject to the limitation of Transferee's obligations set forth in Paragraph 2 above and shall be effective and self-operative without the execution of any further instruments upon Transferee succeeding to the interest of the landlord under the Lease. Within

2

ten (10) days after receipt of written request therefor from Transferee, Tenant agrees to provide Transferee a written confirmation of its attornment to Transferee and any other matter set forth in this Agreement. Failure to provide such written confirmation shall, at Transferee's sole option, constitute a default under the Lease, but failure to receive such a written confirmation from Tenant shall not derogate from Tenant's obligations to Transferee hereunder.

        4.    Miscellaneous.

        (a)  This Agreement shall inure to the benefit of the parties hereto, their successors and assigns; provided, however, that in the event of the assignment or transfer of the interest of Transferee, all obligations and liabilities of Transferee under this Agreement shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom Transferee's interest is assigned or transferred; and provided further that the interest of Tenant under this Agreement may not be assigned or transferred except to the extent the assignment of Tenant's interest in the Lease is permitted under the Lease.

        (b)  Tenant acknowledges that it has notice that the Lease and the rent and all other sums due thereunder have been assigned to the Lender as part of the security for the note secured by the Mortgage and upon written notice from Lender of a default under the Mortgage, Tenant shall pay its rent and all other sums due under the Lease directly to Lender.

        (c)  Tenant covenants and acknowledges that it has certain rights and options to purchase the Property or the real property of which the Property is a part, as set forth in Addendums 4 and 5 of the Lease and elsewhere in the Lease, and Tenant hereby expressly agrees that such rights shall be subject and subordinate to the Mortgage and such rights are hereby waived and released as against Transferee.

        (d)  Anything herein or in the Lease to the contrary notwithstanding, in the event that Transferee shall acquire title to the Property, Transferee shall have no obligation, nor incur any liability, beyond Transferee's then interest in the Property, and Tenant shall look exclusively to such interest of Transferee in the Property for the payment and discharge of any obligations imposed upon Transferee hereunder or under the Lease, or otherwise, subject to the limitation of Transferee's obligations provided for in Paragraph 2 above.

        (e)  This Agreement is the whole and only agreement between the parties hereto with regard to the subordination of the Lease to the lien or charge of the Mortgage, and shall supersede and cancel all other subjection or subordination agreements, including, but not limited to, those provisions, if any, contained in the Lease which provide for the subjection or subordination of said Lease to a deed of trust or to a mortgage or mortgages. This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto.

          (f)  This Agreement shall be deemed to have been made in the state where the Property is located and the validity, interpretation and enforcement of this Agreement shall be determined in accordance with the laws of such state.

        (g)  In the event any legal action or proceeding is commenced to interpret or enforce the terms of, or obligations arising out of, this Agreement, or to recover damages for the breach thereof, the party prevailing in any such action or proceeding shall be entitled to recover from the non-prevailing party all reasonable attorneys' fees, costs and expenses incurred by the prevailing party.

        (h)  Any notices or communications required or permitted to be given or made hereunder or under the Lease with respect to or involving the Lender as a Landlord's Mortgagee shall be governed by this provision, and the parties hereto expressly acknowledge that this provision shall control the Lender's obligation to provide notice. Tenant agrees that Section 19.5(A) of the Lease is amended as follows: Lender will make a good faith effort to provide notice to Tenant in the event of default by Landlord, and shall in the Loan Docoments list Tenant as an additional party to receive a courtesy

3

copy of any default notice sent by Lender to Landlord, but Lender shall not be obligated to provide such notice and Lender will not be liable for the failure to provide notice to Tenant, nor will such failure be a default under the Lease. Notice shall be deemed to be so given or made when in writing and delivered in person or sent by United States registered or certified mail, postage prepaid, or by nationally recognized overnight courier service, directed to the parties at the following addresses or such other addresses as they may from time to time designate in writing:

Lender:	AEGON USA Realty Advisors, Inc. Attention: Gary Whittington, Esq. 4333 Edgewood Road, N.E. Cedar Rapids, IA 52499
Tenant:	PictureTel Corporation Attention: Chief Financial Officer The Tower at Northwoods 222 Rosewood Drive Danvers, MA 01923

        Notices or communications mailed in the U.S. mail shall be deemed to be served on the third business day following mailing, notices or communication serviced by hand or by overnight courier shall be deemed served upon receipt.

        The parties hereto represent and warrant that their respective signatories to this Agreement have been duly authorized by the Tenant and Lender, as applicable.

          (i)  In the event Landlord exercises its option to repair the Property in the event of damage pursuant to Section 16.2 of the Lease, Tenant hereby agrees to provide an additional estoppel letter to Lender confirming Tenant's obligation to continue to perform in accordance with the Lease.

          (j)  Tenant agrees to establish the collection account required by Section 5(a) of the Lease, at the written request of Lender, so long as the Loan is encumbering the Property.

        (k)  Tenant also agrees to furnish to Lender all financial information it must provide to Landlord under Section 20(b) of the Lease.

4

        IN WITNESS WHEREOF, this Agreement has been signed and delivered as of the date and year first above set forth.

TENANT:
PICTURETEL CORPORATION
/s/ LAWRENCE M. BORNSTEIN By: Lawrence M. Bornstein Its: Vice President—Picturetel Corp.
LENDER:
LIFE INVESTORS INSURANCE COMPANY OF AMERICA
By: Its:
Consented to by Landlord:
100 MINUTEMEN LIMITED PARTNERSHIP
By NIUNA-MINUTEMAN, INC., Its General Partner
/s/ JOHN KUSMIERSKY By: John Kusmiersky Its: President

5

STATE OF Massachusetts	)
) ss.
COUNTY OF Essex	)

        Before me personally appeared the above-named Lawrence M. Bornstein, of Picturetel Corp., as aforesaid, and acknowledged the foregoing instrument to be his free act and deed as Vice President of Picturetel Corp. and the free act and deed of Lawrence M. Bornstein.

/s/ KATHLEEN M. CUMMINGS Notary Public My Commission Expires: My Commission Expires Nov. 10, 2000
STATE OF Massachusetts	)
) ss.
COUNTY OF Essex	)

        Before me personally appeared the above-named John Kusmiersky, of Niuna-Minuteman, Inc., as aforesaid, and acknowledged the foregoing instrument to be his free act and deed as President of Niuna-Minuteman, Inc. and the free act and deed of John Kusmiersky.

/s/ KATHLEEN M. CUMMINGS Notary Public My Commission Expires: My Commission Expires Nov. 10, 2000

6

Exhibit "L"

$10,000,000.00	Andover, Massachusetts
July 10, 1996

PROMISSORY NOTE

        This Promissory Note is entered into pursuant to Section 24.17(f) of that certain Lease, dated as of October 10, 1995, as amended, between PictureTel Corporation and the Undersigned (the "Lease"), and is the "LC Note" referred to therein.

        FOR VALUE RECEIVED, the Undersigned, 100 Minuteman Limited Partnership, a Massachusetts limited partnership, promises to pay to PictureTel Corporation ("PictureTel"), or to its order, at such address as may be designated by PictureTel, the sum of all amounts, up to a maximum of $10 million ($9.5 million when the loan from Mellon Bank, N.A. is no longer outstanding), which shall have been drawn by the beneficiary under any Letter of Credit issued by the First National Bank of Boston or any other entity on behalf of PictureTel in favor of the Undersigned or of the Mellon Bank, N.A., or of the Bank of Nova Scotia, or of another lender, pursuant to the Lease and which amounts are treated as "LC Advances" pursuant to Section 24.17(f) of the Lease (and if no such amounts are drawn, then no amounts shall be due under this Promissory Note), with interest on any such amount accruing from the date of the draw to the date of first payment is due PictureTel hereunder, at the Interest Rate or Interest Rates specified herein below, with such accrued interest as of the date the first payment is due hereunder converting to principal as of the date such first payment is due, in monthly installments with interest as provided herein or as otherwise provided herein.

        The applicable Interest Rate at any time with respect to any such amounts drawn under the Letter of Credit shall be:

        (a)  for the period that the loan from Mellon Bank, N.A., remains outstanding, the average interest rate of all borrowings under the Mellon Bank loan to Landlord (hereafter the "Mellon Rate"), provided however, that if Landlord does not obtain a permanent loan by October 15, 1997, or if Landlord has obtained a permanent loan and amounts remain due PictureTel under this Note, the applicable Interest Rate shall be the Mellon Rate plus 75 basis points, unless there is a material adverse change to PictureTel's financial condition, in which case the applicable Interest Rate shall be the same rate payable on the first mortgage loan encumbering the Premises;

        (b)  after the date that the loan from Mellon Bank, N.A. is no longer outstanding, the same rate payable on the first mortgage loan encumbering the Premises;

provided however, that if at any time there is no first mortgage loan encumbering the Premises, then during such period the Interest Rate shall be the state rate of the first mortgage loan most recently encumbering the Premises.

        Notwithstanding anything to the contrary, payments otherwise due hereunder shall be subject to the following:

  (a)
  All such payment shall be subject and subordinate in all respects to the prior payment in full of all amounts then due under the first mortgage loan.

  (b)
  The amount of each such payment, when added to the monthly amounts payable under the first mortgage loan, shall not exceed the base rent paid by PictureTel under the Lease for that month, and each such payment shall be reduced if necessary so as not to exceed such limit.

  (c)
  Any deficits or reductions in or failure to pay such payments resulting from the operation of clauses (a) or (b) above shall not be deemed defaults hereunder, but the unpaid amounts shall be added to the principal balance due hereunder as of the date they otherwise would have been due from the Undersigned.

  (d)
  If there is a "default" (as defined in the Lease) under the Lease, in addition to any rights under the Lease, the Undersigned may offset and deduct amounts payable by it hereunder against amounts due to the the Landlord under the Lease. The Tenant shall not have the right to offset or deduct against the amount payable by it under the Lease any amounts due to PictureTel hereunder except as may be specifically set forth in the Lease with respect to amounts drawn under the Letter of Credit.

        The first monthly installment payable to PictureTel pursuant to this Promissory Note shall be due beginning the first day of the first full month after the first amounts are drawn under the Letter of Credit which are deemed to be "LC Advances" pursuant to the Lease. The amount of principal payable on the first such installment and each subsequent installment shall be that monthly amount which is necessary to fully amortize the then outstanding principal balance due PictureTel hereunder (including any interest which has accrued prior to the date the first such installment is due) in equal monthly installments over the initial term of the Lease, assuming an interest rate of nine percent (9%) per annum. The amount of interest payable each month shall be calculated by applying the applicable Interest Rate to the then remaining principal balance. If after the first installment is due additional amounts are drawn under the Letter of Credit and treated as "LC Advances" or principal is prepaid by the Undersigned, the amount of principal due in each monthly installment from that date forward shall be determined in the same manner as set forth above but, using the increased or decreased principal amount, as the case may be, and assuming amortization over the then remaining initial term of the Lease at the same assumed nine percent (9%) interest rate.

        Notwithstanding any other provision hereof, this note shall be due and payable in full without further notice or demand if: (i) the Undersigned shall fail within fifteen (15) days after written notice from PictureTel to make any payment when due hereunder, unless Tenant is then in default under the Lease; or (ii) if the Undersigned defaults under the first mortgage loan encumbering the Premises and the lender successfully completes a foreclosure thereunder, provided that such default did not arise as a result of Tenant's breach of its obligations under the Lease and provided that the Tenant is not then in default under the Lease.

        The Undersigned may prepay the principal amount outstanding in whole or in part without penalty. The Undersigned shall partially or entirely prepay the principal amount outstanding and all accrued interest if and to the extent that the Undersigned receives proceeds from the funding of a permanent loan that are in excess of all amounts due under any existing first mortgage loan then encumbering the Premises. Payments under this Note will be applied first against interest due and any excess to the principal amount outstanding.

        Amounts due hereunder shall be payable in lawful money of the United States of America, in immediately available funds, at the place PictureTel may designate from time to time in writing to the Undersigned.

        In case any payment herein provided for shall not be paid when due, the Undersigned promises to pay all reasonable cost of successful collection and enforcement of this Note, including all reasonable attorneys' fees.

        This note shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts.

        The Undersigned and all endorsers of this Note hereby waive presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note.

        This Note is not negotiable and may not be assigned or pledged by PictureTel, except that this Note may be assigned to a permitted assignee under the Lease.

        This Note will take effect as a sealed instrument.

100 MINUTEMAN LIMITED PARTNERSHIP
By:	Niuna-Minuteman, Inc. general partner
	By:	/s/ JOHN KUSMIERSKY John Kusmiersky, President Hereunto Duly Authorized

EXHIBIT "M"

         The Bank of Nova Scotia, as beneficiary under the Letter of Credit, may draw under the Letter of Credit from time to time on one or more occasions on the occurrence of an "Event of Default" as defined in that certain Loan Agreement, and any amendments thereto, between Landlord and The Bank of Nova Scotia.

AMENDMENT #2 TO LEASE
(100 MINUTEMAN)

        1.    Parties.

        This Amendment, dated as of August 19, 1996, is between 100 Minuteman Limited Partnership ("Landlord") and PictureTel Corporation ("Tenant").

        2.    Recitals.

        2.1    Landlord and Tenant have entered into a Lease, dated October 10, 1995, for improved property located at 100 Minuteman Drive, Andover, MA. This Lease, together with all amendments thereto, collectively is called the "Lease." Unless otherwise defined, terms used herein have the same meanings as those used in the Lease.

        2.2    Landlord and Tenant wish to amend the Lease. To accomplish this, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree and the Lease is amended as follows:

        3.    Amendments.

        3.1    Section 10(c) of the Lease is deleted.

        3.2    In Section 17(c) of the Lease, the phrase "mutatis mutandis," is added after the phrase "Section 16.1," in the sixth line thereof, and in the last sentence thereof, the phrase ", Taxes and Operating Costs" is deleted.

        3.3    In Section 24.1, the phrase "tenancy at sufferance" is substituted for the phrase "tenancy at will" in the eighth line from the end of that Section.

        3.4    Exhibit "L" to the Lease, which is a copy of a $10 Million Promissory Note, dated July 10, 1996, executed by Landlord in favor of Tenant and attached to Amendment #1 to Lease (the "Existing Note"), is deleted and is replaced by Exhibit "L" attached hereto and incorporated herein by this reference. The original of the Existing Note, which Landlord executed and delivered to Tenant pursuant to the provisions of the Lease, is hereby deemed amended to conform to Exhibit "L" hereto. Landlord will execute and deliver to Tenant a new $9.5 Million Promissory Note on the terms of Exhibit "L" hereto (the "New Note"), and upon such delivery Tenant will surrender the original of the Existing Note to Landlord and the Existing Note will be deemed cancelled and terminated.

        3.5    In Section 3 of Addendum #3 to the Lease, the phrase "any of Landlord's" is substituted for the phrase "Landlord or any of its" in the fifth and sixth lines thereof.

        3.6    In Addendum #3 to the Lease, the phrase "and still is in full force and effect" is added after the words "validly elected" in the second line of Section 4(c) and the fifth line of Section 5(a).

        3.7    In Section 1(b)(iii) of Addendum #5 to the Lease, the word "this" is added before the word "Addendum" in the second line thereof.

        3.8    In Section 1(b) on Page 2 of Addendum #5 to the Lease, "(b)" is changed to "(c)" at the beginning of the paragraph, and the phrase "the exercise of its rights hereunder or" in the eighth and ninth lines thereof is deleted.

        3.9    In Section 5(a) of Addendum #5 to the Lease, the phrase "the exercise of Tenant's rights hereunder or" is deleted.

        3.10    In Section 5(b) of Addendum #5 to the Lease, the phrase "and is still in full force and effect" is added after the word "elected" in the second line thereof.

        3.11    In Section 7 of Addendum #5 to the Lease, the phrase "or the Lease expires or terminates" is added after the phrase "rest of the Lease" in the second line thereof, and at the end of that Section the phrase "or from the date that Tenant validly elects the No-sale Election until the end of the 18th Lease Year." is substituted for the phrase "or if Tenant has validly elected the No-sale Election."

        3.12    In the first paragraph of Section 16.2 on page 29 of the Lease, delete everything after the words "to complete such repairs" in the twelfth line from the bottom of that paragraph.

        4.    No Other Changes.

        Except as set forth above, the Lease remains unchanged and in full force and effect.

        IN WITNESS WHEREOF, intending to be legally bound, the parties have executed this Amendment as of the date in Article 1 above.

100 MINUTEMAN LIMITED PARTNERSHIP			PICTURETEL CORPORATION
By:	Niuna-Minuteman, Inc., its general partner		By:
Name: Title:
	By:			Authorized Signature
John Kusmiersky, President
By:
Name: Title: Authorized Signature

Exhibit "L"

$9,500,000.00
Andover, Massachusetts
August 26, 1996

PROMISSORY NOTE

        This Promissory Note is entered into pursuant to Section 24.17(f) of that certain Lease, dated as of October 10, 1995, as amended between PictureTel Corporation and the Undersigned (the "Lease"), and is the "LC Note" referred to therein.

        FOR VALUE RECEIVED, the Undersigned, 100 Minuteman Limited Partnership, a Massachusetts limited partnership, promises to pay to PictureTel Corporation ("PictureTel"), or to its order, at such address as may be designated by PictureTel, the sum of all amounts, up to a maximum of $9.5 million, which shall have been drawn by the beneficiary under any Letter of Credit issued by the First National Bank of Boston or any other entity on behalf of PictureTel in favor of the Undersigned, or of the Bank of Nova Scotia, or of another lender, pursuant to the Lease and which amounts are treated as "LC Advances" pursuant to Section 24.17(f) of the Lease (and if no such amounts are drawn, then no amounts shall be due under this Promissory Note), with interest on any such amounts accruing from the date of the draw to the date the first payment is due PictureTel hereunder, at the Interest Rate or Interest Rates specified herein below, with such accrued interest as of the date the first payment is due hereunder converting to principal as of the date such first payment is due, in monthly installments with interest as provided herein or as otherwise provided herein.

        The applicable Interest Rate at any time with respect to any such amounts drawn under the Letter of Credit shall be the same rate payable on the first mortgage loan encumbering the "Premises" (as defined in the Lease); provided however, that if at any time there is no first mortgage loan encumbering the Premises, then during such period the Interest Rate shall be the stated rate of the first mortgage loan most recently encumbering the Premises.

        Notwithstanding anything to the contrary, payments otherwise due hereunder shall be subject to the following:

  (a)
  All such payments shall be subject and subordinate in all respects to the prior payment in full of all amounts then due under the first mortgage loan.

  (b)
  The amount of each such payment, when added to the monthly amounts payable under the first mortgage loan, shall not exceed the base rent paid by PictureTel under the Lease for the month, and each such payment shall be reduced if necessary so as not to exceed such limit.

  (c)
  Any deficits or reductions in or failure to pay such payments resulting from the operation of clauses (a) or (b) immediately above shall not be deemed defaults hereunder, but the unpaid amounts shall be added to the principal balance due hereunder as of the date they otherwise would have been due from the Undersigned.

  (d)
  If there is a "default" (as defined in the Lease) under the Lease, in addition to any rights under the Lease, the Undersigned may offset and deduct amounts payable by it hereunder against amounts due to the Landlord under the Lease. The "Tenant" (as defined in the Lease) shall not have the right to offset or deduct against the amount payable by it under the Lease any amounts due to PictureTel hereunder except as may be specifically set forth in the Lease with respect to amounts drawn under the Letter of Credit.

        The first monthly installment payable to PictureTel pursuant to this Promissory Note shall be due beginning the first day of the first full month after the first amounts are drawn under the Letter of

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Credit which are deemed to be "LC Advances" pursuant to the Lease. The amount of the principal payable on the first such installment and each subsequent installment shall be that monthly amount which is necessary to fully amortize the then outstanding principal balance due PictureTel hereunder (including any interest which has accrued prior to the date the first such installment is due) in equal monthly installments over the initial term of the Lease, assuming an interest rate of nine percent (9%) per annum. The amount of interest payable each month shall be calculated by applying the applicable Interest Rate to the then remaining principal balance. If after the first installment is due additional amounts are drawn under the Letter of Credit and treated as "LC Advances" or principal is prepared by the Undersigned, the amount of principal due in each monthly installment from that date forward shall be determined in the same manner as set forth above but using the increased or decreased principal amount, as the case may be, and assuming amortization over the then remaining initial term of the Lease at the same assumed nine percent (9%) interest rate.

        This Note shall be due and payable in full without further notice or demand if: (i) the Undersigned shall fail within fifteen (15) days after written notice from PictureTel to make any payment when due hereunder, unless Tenant is then in default under the Lease; or (ii) if the Undersigned defaults under the first mortgage loan encumbering the Premises and the lender successfully completes a foreclosure thereunder, provided that such default did not arise as a result of Tenant's breach of its obligations under the Lease and provided that the Tenant is not then in default under the Lease. However, in any such event, the provisions of Subsections (a), (b), (c) and (d) above still will apply.

        The Undersigned may prepay the principal amount outstanding in whole or in part without penalty. The Undersigned shall partially or entirely prepay the principal amount outstanding and all accrued interest if and to the extent that the Undersigned receives proceeds from the funding of a permanent loan that are in excess of all amounts due under any existing first mortgage loan then encumbering the Premises. Payments under this Note will be applied first against interest due and any excess to the principal amount outstanding.

        Amounts due hereunder shall be payable in lawful money of the United States of America, in immediately available funds, at the place PictureTel may designate from time to time in writing to the Undersigned.

        In case any payment herein provided for shall not be paid when due, the Undersigned promises to pay all reasonable cost of successful collection and enforcement of this Note, including all reasonable attorneys' fees.

        This Note shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts.

        The Undersigned and all endorsers of this Note hereby waive presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note.

        This Note is not negotiable and may not be assigned or pledged by PictureTel, except that this Note may be assigned to a permitted assignee under the Lease.

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        This Note will take effect as a sealed instrument.

100 MINUTEMAN LIMITED PARTNERSHIP
By:	Niuna-Minuteman, Inc., general partner
	By:	John Kusmiersky, President Hereunto Duly Authorized

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AMENDMENT #3 TO LEASE
(100 MINUTEMAN)

        1.    Parties.

        This Amendment, dated as of March 19, 1997, is between 100 Minuteman Limited Partnership ("Landlord") and PictureTel Corporation ("Tenant").

        2.    Recitals.

        2.1    Landlord and Tenant have entered into a Lease, dated October 10, 1995, for improved property located at 100 Minuteman Road, Andover, Massachusetts. This Lease, together with all amendments thereto, collectively is called the "Lease." Unless otherwise defined, terms used herein have the same meanings as those used in the Lease.

        2.2    Landlord and Tenant wish to amend the Lease. To accomplish this, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree and the Lease is amended as follows:

        3.    Amendments.

        3.1    The parties agree that: (i) the Premises shall no longer include the land that is shown in Exhibit "AA" attached hereto and more particularly described in Exhibit "BB" attached hereto or any improvements thereon or appurtenances thereto (the "150 Land"); (ii) the Lease no longer shall apply to or cover the 150 Land and Tenant shall not have any right, title or interest in and to the 150 Land pursuant to the Lease; (iii) all references in the Lease to the Premises shall now mean the Premises without the 150 Land; and (iv) there shall be no reduction in base rent under the Lease resulting from the reduction in size of the Premises.

        3.2    In Section 17(c), the phrase "Taxes and Operating Costs" is deleted from the second to last line thereof.

        3.3    In Section 18.3, the first two sentences are deleted and replaced by the following:

            "Landlord will not unreasonably withhold or delay its consent to an assignment or sublease by Tenant, but Landlord may withhold its consent to any other Transfer (including, without limitation, any hypothecation or assignment for security purposes) arbitrarily and in its sole discretion."

        3.4    In Section 19.4, the second to last paragraph beginning with the words "In any case..." is deleted.

        3.5    In Section 20(b), the phrase "(and if requested, to Landlord's Mortgagees)" is added after the word "Landlord" in the 11th line thereof and the phrase "or Landlord's Mortgagees" is added after the word "Landlord" in the second to last line thereof.

        3.6    The phrase "(or its successor)" is added after the phrase "Bank of Boston" in the eighth line of Section 22.2(e).

        3.7    In Section 24.18(b), the phrase "(including without limitation the Andover Site Plan Special Permit and any amendments thereto)" is added after the word "permits" in the forth line thereof.

        3.8    In Exhibit "D", Paragraph 3 thereof is deleted and the following is added at the end of Paragraph 2 thereof: "The annual base rent during the extension Options shall be determined in accordance with Exhibit "DD" attached to Amendment #3 to Lease." Said Exhibit "DD" is attached hereto.

        3.9    Exhibit "J" attached hereto is incorporated as part of and in addition to the rest of Exhibit "J" attached to the Lease.

        3.10    Tenant did not exercise and no longer has a third Purchase Option, and so Section 4 of Addendum #2 is deleted.

        3.11    Addendum #3, Addendum #4 and Addendum #5 are deleted, and Addendum #3, Addendum #4 and Addendum #5 attached to this Amendment, respectively, are substituted therefor.

        4.    No Other Changes.

        Except as set forth above, the Lease remains unchanged and in full force and effect.

        IN WITNESS WHEREOF, intending to be legally bound, the parties have executed this Amendment as of the Date in Article 1 above.

100 MINUTEMAN LIMITED PARTNERSHIP			PICTURETEL CORPORATION
By:	Niuna-Minuteman, Inc., its general partner
			By:	/s/ LAWRENCE H. BORNSTEIN
Name: Lawrence M. Bornstein Title: Vice President Authorized Signature
	By:	/s/ JOHN KUSMIERSKY
Name: John Kusmiersky Title: President Authorized Signature
			By:	/s/ [ILLEGIBLE]
Name: Title: Authorized Signature

EXHIBIT "AA"

PLAN OF LAND
[MAP]

EXHIBIT "BB"

PARCEL DESCRIPTION

PARCEL "A-3"

        A CERTAIN PARCEL OF LAND LOCATED IN ANDOVER, COUNTY OF ESSEX, MASSACHUSETTS, SITUATED NORTHERLY OF RIVER ROAD AND ON THE WESTERLY SIDE OF 1776 DRIVE, BEING SHOWN AS PARCEL "A-3" ON A PLAN ENTITLED, "PLAN OF LAND PREPARED FOR NIUNA—100 RIVER, INC.", ANDOVER, MA, SCALE: 1"=100' DATED: DECEMBER 10, 1996, REVISED JANUARY 28, 1997, PREPARED BY OWEN HASKELL, INC.

        SAID PARCEL "A-3" BEING FURTHER BOUNDED AND DESCRIBED AS FOLLOWS:

            BEGINNING AT THE MOST NORTHEASTERLY CORNER OF THE PARCEL HEREIN DESCRIBED AT A POINT ON THE WESTERLY SIDELINE OF 1776 DRIVE AND THE LAND NOW OR FORMERLY OF HEWLETT PACKARD COMPANY

            SOUTHERLY BY THE WESTERLY SIDELINE OF 1776 DRIVE BY A CURVE TO THE LEFT HAVING A RADIUS OF ONE THOUSAND FIFTY TWO AND 00/100 FEET (1052.00') A LENGTH OF THREE HUNDRED SIXTY THREE AND 19/100 FEET (363.19') TO A POINT; THENCE,

            SOUTHERLY BY THE WESTERLY SIDELINE OF 1776 DRIVE BY A CURVE TO THE LEFT HAVING A RADIUS OF TWO THOUSAND FIVE HUNDRED FIFTY TWO AND 00/100 FEET (2552.00') A LENGTH OF TWO HUNDRED TEN AND 12/100 FEET (210.12') TO A POINT AT THE NORTHEASTERLY CORNER OF PARCEL "A-2", AS SHOWN ON SAID PLAN; THENCE,

            BY THE NORTHERLY LINE OF PARCEL "A-2" THE FOLLOWING SIX COURSES:

            S 64° 22' 25" W TWO HUNDRED SIXTY NINE AND 94/100 FEET (269.94'),

            N 25° 37' 35" W ONE HUNDRED TWENTY EIGHT AND 39/100 FEET (128.39'),

            BY A CURVE TO THE LEFT HAVING A RADIUS OF FOUR HUNDRED SEVENTY THREE AND 00/100 FEET (473.0') A LENGTH OF SIX HUNDRED EIGHT AND 09/100 FEET (608.09'),

            N 09° 17' 09" W SEVENTY THREE AND 88/100 FEET (73.88'),

            N 40° 14' 40" W NINETY AND 77/100 FEET (90.77') TO A POINT AT THE LAND OF HEWLETT PACKARD COMPANY; THENCE,

            BY THE LAND OF SAID HEWLETT PACKARD THE FOLLOWING FIVE COURSES:

            N 49° 45' 20" E TWO HUNDRED SIXTY FOUR AND 00/100 FEET (264.00') TO A STONE BOUND ON LINE,

            N 49° 45' 20" E THREE HUNDRED NINETEEN AND 99/100 FEET (319.99'),

            S 38° 36' 25" E ONE HUNDRED SEVENTY NINE AND 29/100 FEET (179.29'),

            BY A CURVE TO THE LEFT HAVING A RADIUS OF TWO HUNDRED ELEVEN AND 37/100 FEET (211.37') A LENGTH OF ONE HUNDRED SEVENTY THREE AND 05/100 FEET (173.05'),

            S 85° 31' 00" E FIFTY FIVE AND 08/100 (55.08) FEET TO A POINT ON THE WESTERLY SIDELINE OF 1776 DRIVE AND THE POINT OF BEGINNING.

        PARCEL "A-3" CONTAINING 370,803 SQUARE FEET OR 8.513 ACRES, MORE OR LESS.

EXHIBIT "DD"

BASE RENT DURING EXTENSION OPTIONS

        The annual base rent for each year of each Extension Option will be the "Fair Rental Value" of the Premises determined as follows separately for each Extension Option, but not less than the scheduled annual base rent under the Lease for the year immediately preceeding the applicable Extension Option term (without giving effect to any abatements or reductions in that rent):

          (a)  If Landlord and Tenant can't agree on the annual base rent for each Lease Year of the applicable Extension Option term at least eight (8) months before the beginning of that Extension Option term, then unless otherwise agreed in writing by Landlord and Tenant, Landlord and Tenant will try to agree in writing on a single appraiser at least seven (7) months before the beginning of that Extension Option term. If Landlord and Tenant can't agree on a single appraiser within this time period, then Landlord and Tenant each will appoint, in writing, one appraiser not later than six (6) months before the beginning of the that Extension Option term. Within fifteen (15) days after their appointment, the two appointed appraisers will appoint a third appraiser. If the two appraisers can't agree, a third appraiser will be appointed by the American Institute of Real Estate Appraisers (or if this organization refuses to act or no longer exists, then by an organization deemed by Landlord to be reasonably equivalent) not later than five (5) months before the beginning of that Extension Option term. If either Landlord or Tenant fails to appoint its appraiser within the prescribed time period, the single appraiser appointed will determine the Fair Rental Value. If both parties fail to appoint appraisers within the prescribed time periods, then the first appraiser validly appointed by a party will determine the Fair Rental Value. Appraisers must have at least five (5) years' experience in the appraisal of office property in the area in which the Premises is located and be members of professional organizations such as the American Institute of Real Estate Appraisers or the equivalent.

          Landlord and Tenant will instruct the appraiser(s) to complete and submit their determination of the Fair Rental Value not later than four (4) months before the beginning of that Extension Option term.

          (b)  For purposes of this Lease, the term "Fair Rental Value" means: ninety-five percent (95%) of the annual net base rent that a ready and willing tenant would pay for the Premises during each year of that Extension Option term to a ready and willing landlord of the Premises, taking into account free parking and other economic benefits of this Lease in determining that rent, assuming that the Premises was exposed for lease on the open market for a reasonable period of time, could be used for any lawful use and was improved to its then-existing level, and assuming the following factors, among others, also are taken into account and given effect: improvements, if any, agreed to be made by Landlord, the location of the Premises, the Lease term, and tenant improvement and other leasing concessions then being given by other landlords of comparable space. If only a single appraiser is appointed as described above, then that appraiser will determine the Fair Rental Value. Otherwise, the Fair Rental Value will be the arithmetic average of the two (2) of the three (3) appraisals which are closest in amount, and the third appraisal will be disregarded.

          (c)  If for some reason the Fair Rental Value is not determined before the beginning of that Extension Option period, then Tenant will pay to Landlord base rent at the scheduled rate most recently payable until the Fair Rental Value is determined. When the Fair Rental Value is determined, Landlord will notify Tenant, and Tenant will pay to Landlord, within thirty (30) days after receipt of such notice, any difference between the base rent actually paid by Tenant to Landlord and the new base rent determined hereunder (if the new base rent is higher).

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Exhibit "J"

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

        THIS AGREEMENT, made this 26th day of August, 1996, by and among PictureTel Corporation, a Delaware corporation with offices at 100 Minuteman Road, Andover, Massachusetts 01810 (hereinafter called "Tenant"), 50 Minuteman Limited Partnership, a Massachusetts limited partnership with offices c/o Brickstone Properties, Inc., 300 Brickstone Square, Andover, Massachusetts 01810 (hereinafter called "Landlord") and MELLON BANK, N.A., a national banking association having a mailing address at 1735 Market Street, Real Estate Finance-4th Floor, Philadelphia, Pennsylvania 19103 (hereinafter called "Mortgagee").

W I T N E S S E T H:

        WHEREAS, the Tenant has entered into a certain lease (the "Lease") dated August 26, 1996, with Landlord covering premises located in Andover, Massachusetts (the "Premises") and more particularly described in Exhibit "A" attached hereto and incorporated herein; and

        WHEREAS, the Mortgagee has agreed to make a mortgage loan (the "Loan") to Landlord secured by, among other security, a mortgage (the "Mortgage"; which term includes all modifications, renewals, replacements, consolidations and extensions thereof) on the Premises from Landlord and a certain Assignment of Leases and Rents from Landlord to Mortgagee (the "Assignment"; which term includes all modifications, renewals, replacements, consolidations and extensions thereof) pertaining to the Premises; and

        WHEREAS, Mortgagee has been requested by Tenant and Landlord to enter into a nondisturbance agreement with Tenant.

        NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Mortgagee to make the Loan to Landlord, the parties hereto covenant and agree as follows:

          1.    The Lease and any extensions, renewals, replacements or modifications thereof, and all of the right, title and interest of the Tenant in and to said Premises are and shall be subject and subordinate to the Mortgage and to all of the terms and conditions contained therein, except as otherwise set forth in this Agreement. With respect to the obligations to make available insurance proceeds to restore the Premises as a result of fire or other casualty, so long as no other event of default has occurred under the Mortgage, to the extent there is an inconsistency between the Lease and the Mortgage, the Lease shall govern.

          2.    In the event of foreclosure of said Mortgage, or in the event Mortgagee comes into possession, makes entry upon or acquires title to the Premises as a result of the enforcement or foreclosure of the Mortgage or the promissory note, or the Assignment or as a result of any other means, Mortgagee agrees that the Lease shall not thereby be terminated and further agrees that Tenant shall not be disturbed in its possession of the premises demised under the Lease for any reason other than one which would entitle the Landlord to terminate the Lease under its terms or would cause, without any further action by such Landlord, the termination of the Lease or would entitle such Landlord to dispossess the Tenant from such demised premises.

          3.    Tenant agrees with Mortgagee that, if the interests of Landlord in the Premises shall be transferred to and owned by Mortgagee by reason of foreclosure or other proceedings brought by it, or by any other manner, or if Mortgagee takes possession of or makes entry upon the Premises pursuant to the Mortgage, the Assignment or any other document evidencing or securing the Loan, Tenant shall be directly bound to Mortgagee under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining and any extensions or

1

  renewals thereof which may be effected in accordance with any option therefor in the Lease, with the same force and effect as if Mortgagee were the Landlord under the Lease, and Tenant does hereby attorn to Mortgagee as its Landlord, said attornment to be effective and self-operative without the execution of any further instruments on the part of any of the parties hereto immediately upon Mortgagee succeeding to the interest of the Landlord in the Premises. Tenant agrees, however, upon the election of and written demand by Mortgagee within twenty (20) days after Mortgagee receives title to the Premises to execute an instrument in confirmation of the foregoing provisions, satisfactory to Mortgagee, in which Tenant shall acknowledge such attornment and shall set forth the terms and conditions of its tenancy.

          4.    Tenant agrees with Mortgagee that, if Mortgagee shall succeed to the interest of Landlord under the Lease, Mortgage shall not be (a) liable for any act, waiver, representation (express or implied), or omission of any prior landlord (the term "prior landlord" as used in this Section 4 includes, without limitation, the Landlord) under the Lease or otherwise, or (b) subject to any offsets, counterclaims or defenses which Tenant might have against any prior landlord, or (c) bound by any rent, percentage rent or additional rent or charges which Tenant might have paid for more than one month in advance to any prior landlord, or (d) bound by any security deposit or tax and/or insurance escrow which Tenant may have paid to any prior landlord, except to the extent such deposit and escrowed funds are in an escrow fund controlled by Mortgagee, or (e) bound by any amendment or modification of the Lease or any consent by any prior landlord under the Lease to any assignment or sublease of the lessee's interest in the Lease made without Mortgagee's prior written consent, or (f) bound by any provision in the Lease which obligates the Landlord to erect or complete any building or to perform any construction work or to make any improvements to the Premises or any parts thereof, (including, without limitation, "Landlord's Work", as defined in the Lease), provided that nothing herein shall require Tenant to pay rent under the Lease except as provided in the Lease or (g) bound with respect to breaches other than those occurring during Mortgagee's possession of the Premises or ownership of the landlord's interest under the Lease or (h) bound by any of the provisions contained in Section 19.4 (Unpermitted Financing), Addendum #3 (Net Proceeds), Addendum #4 (Purchase Options) or Addendum #5 (Right of Offer to Purchase). Notwithstanding the provisions of clause (f), above, Tenant agrees that Mortgagee shall have the election (but not the obligation) to complete, directly or indirectly, the Landlord's Work in accordance with the Lease, with Tenant being obligated to accept such as performance under the terms of the Lease. In addition, Tenant agrees to look solely to the landlord's interest in the Premises or if the Mortgagee acquires fee title to the Premises, to the Mortgagee's interest in the Premises for recovery of any judgment from Mortgagee, it being specifically agreed that neither Mortgagee nor anyone claiming under the Mortgagee shall ever be personally liable for any such judgment. Tenant further agrees with Mortgagee that Tenant will not voluntarily subordinate the Lease to any lien or encumbrance without Mortgagee's prior written consent.

          5.    Tenant hereby acknowledges that all of Landlord's right, title and interest as lessor under the Lease (and in any guarantees of Tenant's obligations thereunder) are being duly assigned to the Mortgagee pursuant to the terms of the Mortgage and/or the Assignment and that pursuant to the terms thereof all rental payments under the Lease shall continue to be paid to Landlord in accordance with the terms of the Lease unless and until Tenant is otherwise notified in writing by the Mortgagee. Upon receipt of any such written notice from the Mortgagee, Tenant covenants and agrees to make payment of all rental payments and other charges and payments then due or to become due under the Lease directly to the Mortgagee or to the Mortgagee's agent designated in such notice, whether or not the Mortgagee has made entry or become mortgagee in possession pursuant to the Mortgage or the Assignment, and to continue to do so until otherwise notified in writing by the Mortgagee. Landlord hereby irrevocably directs and authorizes Tenant to make rental payments directly to the Mortgagee following receipt of such notice, and covenants and

2

  agrees that Tenant shall have the right to rely on such notice without any obligation to inquire as to whether any default exists under the Mortgage or the Assignment or the indebtedness secured thereby, and notwithstanding any notice or claim of Landlord to the contrary, and that Landlord shall have no right or claim against Tenant for or by reason of any rental payments made by Tenant to the Mortgagee following receipt of such notice Tenant further acknowledges and agrees: (a) that under the provisions of the Mortgage and/or Assignment, the Lease (and any guarantees thereof) cannot be terminated (nor can Landlord accept any surrender of the Lease) or modified in any of its terms, or consent be given to the waiver or release of Tenant from the performance or observance of any obligation under the Lease or to any assignments or subleases thereof not permitted by the terms of the Lease without the prior written consent of the Mortgagee, which consent shall not be unreasonably withheld, and without the prior written consent of the Mortgage no rent may be collected or accepted by Landlord more than one month in advance; (b) that the interest of Landlord as lessor under the Lease (and in any guarantees of Tenant's obligations thereunder) have been assigned to the Mortgagee for the purposes specified in Mortgage and/or Assignment and the Mortgagee assumes no duty, liability or obligation under the Lease, except only under the circumstances, terms and conditions specifically set forth in the Mortgage and/or the Assignment, copies of which are being recorded concurrently herewith; and (c) that a default by Tenant under the Lease (as "default" is defined in the Lease) which is not cured within the earlier of (i) the applicable cure period provided under the Lease or (ii) the thirty (30) day period following the occurrence of such default will constitute, at Mortgagee's election, an event of default under the Loan with the Mortgagee having no obligation to provide Tenant with any notice thereof or cure opportunity therefor and notwithstanding the existance of any longer cure period provided to Tenant under the Lease.

          6.    Tenant, as lessee under the Lease, hereby covenants and agrees to give the Mortgagee written notice properly specifying wherein the landlord under the Lease has failed to perform any of the covenants or obligations of the landlord under the Lease, simultaneously with the giving of any notice of such default to the landlord under the provisions of the Lease. Tenant agrees that the Mortgagee shall have the right, but not the obligation, within sixty (60) days after receipt by the Mortgagee of such notice (or within such additional time as is reasonably required to correct any such default or is provided for in the Lease, whichever is longer) to correct or remedy, or cause to be corrected or remedied, each such default before the lessee under the Lease may take any action under the Lease by reason of such default. Such notices to the Mortgagee shall be delivered in duplicate to:

                Mellon Bank, N.A.
                1735 Market Street
                Real Estate Finance - 4th Floor
                Philadelphia, Pennsylvania 19103

                with a copy to:
                Michael J. Moran, Esquire
                Goulston & Storrs
                400 Atlantic Avenue
                Boston, MA 02110

or to such other address as the Mortgagee shall have designated to Tenant by giving written notice to Tenant at:

                PictureTel Corporation
                100 Minuteman Road
                Andover, MA 01810
                Attn: Chief Financial Office

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                with a copy to:
                Thomas Zimmer, Esq.
                One Militia Drive
                Lexington, MA 02173

or to such other address as may be designated by written notice from Tenant to the Mortgagee. All written notices required or permitted hereunder shall be sent by registered or certified mail, return receipt requested, or by recognized overnight delivery service (such as Federal Express) by telex or fax with confirmation in writing mailed first-class, in all cases with postage and charges prepaid, and shall be considered effective when received or refused.

          7.    Tenant and Landlord acknowledge that Mortgagee is the beneficiary under the Letter of Credit (as defined in the Lease) and notwithstanding anything contained in the Mortgage or other Loan documents to the contrary, Mortgagee agrees that it will draw under the Letter of Credit only in accordance with Section 8.15 of that certain construction loan agreement between Mortgagee and Landlord of even date herewith, a copy of which section is attached hereto and incorporated herein. Each of Tenant and Landlord agree with Mortgagee, notwithstanding anything to the contrary contained in the Lease, that until such time as all of the conditions to Mortgagee's obligation to advance the final $10,000,000 of loan proceeds under the Loan have been satisfied, (a) the face amount of the Letter of Credit shall not be reduced as set forth in Section 24.17(b) of the Lease (although the face amount shall be reduced as provided in the Lease starting one year after the "Commencement Date" (as defined in the Lease) if such conditions have then been satisfied); and (b) the Mortgagee shall not be subject to any restriction in the Lease that seeks to prevent draws under the Letter of Credit prior to substantial completion of Landlord's Work (although draws shall remain subject to Section 8.15 attached); and until all indebtedness secured by the Mortgage is repaid, (c) Tenant shall not seek to exercise any rights it may have under the Lease to substitute for the Letter of Credit by a cash deposit or otherwise unless Mortgagee gives its prior consent to such substitution; (d) the Letter of Credit secures, inter alia all obligations of Landlord to Mortgagee under the Loan; and (e) the form of the Letter of Credit and the issuer thereof (and all replacements and subsequent issuers thereof) shall be subject to Mortgagee's approval at all times, which approval shall not be unreasonably withheld (i) as to any issuer meeting the requirements of Section 24.17(c) of the Lease (and First National Bank of Boston and Chemical Bank are hereby approved as issuers) and (ii) as to any form that is no less favorable to Mortgagee than the form of letter of credit attached hereto as Exhibit LC. Tenant further acknowledges and agrees with Mortgagee that all rights of and liabilities owed to Tenant (whether arising directly or indirectly, by operation of law, contract or otherwise) on account of any draws made under the Letter of Credit by Mortgagee in accordance with Section 8.15 attached are expressly subordinated in all respects, including the right to payment and lien status, to the Loan and its prior repayment to Mortgagee and all security and collateral provided to Mortgagee in connection with the Loan. Such subordination shall not be affected or impaired by any act or omission on the part of Mortgagee in connection with the Loan, any noncompliance by Landlord with any obligation owed Mortgagee under the Loan or any waiver, failure to perfect, release, amendment, restraint, compromise or settlement of any obligations owed Mortgagee under the Loan or with respect to any of the security provided to Mortgagee in connection with the Loan. So long as any of the indebtedness under the Loan is committed or outstanding, Tenant (i) agrees not to exercise or enforce any of its rights and remedies (whether arising directly or indirectly, by operation of law or otherwise) against Landlord or any of Landlord's assets on account of draws made by Mortgagee under the Letter of Credit in accordance with Section 8.15 attached, except to the extent strictly necessary to prevent the lapse of Tenant's rights and remedies against Landlord (as opposed to the pursuit of such rights or remedies). Tenant further agrees to provide directly to

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  any lender who refinances the Loan the benefit of the foregoing terms and conditions of this Section 7 (except for those in clause (c) above).

          8.    Tenant and Landlord agree with Mortgagee that, prior to the establishment of any collection account for the receipt and disbursement of rent under the Lease (as set forth in Section 5(a) of the Lease), they will notify Mortgagee of their intent to set up such account and obtain Mortgagee's prior written consent thereof which will not be unreasonably withheld or delayed. Once established such account shall not be changed without Mortgagee's prior written consent. In the event there occurs any event of default under the Loan or a condition exists or event occurs that with the passage of time and/or giving of notice could constitute an event of default under the Loan, Tenant and Landlord agree, at Mortgagee's election, to cooperate with Mortgagee in having the funds from such account transferred to an account immediately controlled solely by Mortgagee.

          9.    Provided that Tenant is not in default under the Lease, Mortgage agrees to give Tenant written notice of any default by Landlord under the Mortgage (and if a notice of default is given to the Landlord, then concurrently with giving notice of such default to Landlord) and to accept from Tenant a cure of any such default (if such default is curable by Tenant) within the same cure period, if any, allowed to Landlord under the Mortgage or 10 days after delivery of such notice, whichever is greater.

          10.  This agreement shall bind and inure to the benefit of the parties hereto, their successors and assigns. Whenever a reference is made herein to a requirement for Mortgagee's consent, such reference shall mean that Mortgagee may give or withhold consent in its sole discretion, except as otherwise expressly provided in this Agreement. As used herein, the term "Tenant" shall include the Tenant, its successors and assigns, and the term "Landlord" shall include the Landlord and its successors and assigns. The foregoing references to successors and assigns of Tenant and Landlord is not intended to and does not constitute a consent by Landlord or Mortgagee to any assignment or sublease by Tenant of its interests under the Lease or any consent by Mortgagee to any assignment by Landlord of its interests under the Lease. The words "foreclosure" and "foreclosure sale" as used herein shall be deemed to include the acquisition of Landlord's estate in the Premises by voluntary deed (or assignment) in lieu of foreclosure, and the word "Mortgagee" shall include the Mortgagee herein specifically named and any of its successors and assigns, and anyone who shall have succeeded to Landlord's interest in the Premises by, through or under foreclosure of the Mortgage, including, without limitation, any purchaser of the Premises through foreclosure or any successor or assign thereof.

          10.  This Agreement shall not be modified or amended except in writing signed by all parties hereto.

          11.  The use of the neuter gender in this Agreement shall be deemed to include any other gender, and words in the singular number shall be held to include the plural, when the sense requires.

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        IN WITNESS WHEREOF, the parties hereto have placed their hands and seals, the day and year first above written.

WITNESS:	TENANT:
PICTURETEL CORPORATION
a Delaware corporation
/s/ WILLIAM D. KRASNOW	By:	/s/ LAWRENCE M. BORNSTEIN
	Its:	VICE PRESIDENT
Hereunto duly authorized
WITNESS:	LANDLORD:
50 MINUTEMAN LIMITED PARTNERSHIP, a Massachusetts limited partnership
	By:	NIUNA-50 MINUTEMAN, INC. a Massachusetts corporation, its sole general partner
/s/ [ILLEGIBLE]	By:	/s/ JOHN KUSMIERSKY
John Kusmiersky
	Its:	President
Hereunto duly authorized
WITNESS:	MORTGAGEE:
MELLON BANK, N.A.
/s/ [ILLEGIBLE]	By:	/s/ RONALD J. BLOCH
	Name:	Ronald J. Bloch
	Its:	VICE PRESIDENT
Hereunto duly authorized

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ADDENDUM #3

NET PROCEEDS

        1.    Cash Proceeds.    "Cash Proceeds" means: all cash proceeds actually received by or on behalf of Landlord that Landlord is permitted to retain (for example, if Landlord must refund an overpayment to Tenant or a third party, the amount refunded will not be deemed to be "retained" by Landlord nor shall it be a part of Cash Proceeds hereunder) from the sale, leasing (including base rent and additional rent), assignment, subleasing, initial financing (including, without limitation, the initial financing secured by the Premises and any financing secured by the Letter of Credit, but subject, however, to Addendum #7), refinancing, encumbrance, Condemnation or other disposition of all or any portion of the Premises or any interest therein (including any additional buildings constructed on the Premises), and any casualty and rental insurance proceeds received by or on behalf of Landlord that Landlord is permitted to retain in connection with all or any portion of the Premises, any loans, advances or capital contributions made to Landlord, indemnities paid by Tenant to Landlord and any interest or investment income received by Landlord on such cash proceeds. Notwithstanding the foregoing, Cash Proceeds do not include any amounts paid to or receivable by Landlord for, as a result of or in connection with: an exercise of any Purchase Options; Tenant's defaults, or any judgments, settlements or awards paid by Tenant or its Affiliates; amounts drawn under the Letter of Credit or the application(s) of any cash security deposit, or any late charges or interest payable by Tenant; the Transfer of any interest in Landlord or in any of its partners or other Control Affiliates; or development fees, management fees or fees in lieu thereof payable to Landlord or its Affiliates pursuant to this Lease or in connection with Landlord's Work or in connection with the construction of any additional buildings on the Premises or the enlargement or other modification of the Building or the rest of the Premises; or any Net Proceeds distributed or distributable to Landlord pursuant to Section 3 below.

        2.    Costs.    "Costs" means: all bona fide costs and expenses of any type paid by Landlord or its Affiliates, or reasonably anticipated by Landlord to be payable by Landlord or its Affiliates, for, as a result of or in connection with all or any portion of the Premises or any interest therein or any ownership, operation, management, maintenance, repair, restoration, replacement, improvement, leasing (other than the payment of Net Proceeds hereunder), financing, refinancing or Transfer by Landlord thereof (whether or not included as part of Operating Costs, but not including any sale or conveyance to any of Landlord's Control Affiliates), or the establishment and maintenance of Landlord's existence in good standing as an entity, or any rights or Liabilities in connection with any of the foregoing, including, without limitation, costs and expenses for: the acquisition, sale or other disposition of all or any portion of the Premises and any rights appurtenant thereto (including, without limitation, all costs for due diligence, investigations, remedial work, closing costs, escrow and title fees, legal fees, professional fees and commissions); Landlord's Work and all other labor, services and materials supplied to or for the benefit of the Premises (including any additional buildings constructed on the Premises) and/or Tenant under or in connection with this Lease (including, without limitation, costs for designers, architects, engineers, draftsmen, supervision, permits and approvals, development fees (other than those payable to Landlord or its Affiliates which are excluded from Cash Proceeds as set forth in Section 1 above), fees, profit and savings payable to construction managers, contractors and subcontractors, and all other reasonably related "hard" and "soft" costs); financing, refinancing and encumbrance of the Premises or any interest therein (including, without limitation, payment of all principal, interest, fees, commissions, appraisals, escrow and title fees, other closing costs, interest rate hedges, "caps" or "floors," and other costs in connection therewith and other amounts owed under any of the loan documents); the repayment of all bona fide capital contributions, loans or advances made by Landlord or its partners or their respective Affiliates (including, without limitation, the repayment of such amounts and commercially reasonable interest on such loans and a commercially reasonable rate of return on such contributions or advances, which in any case will be at least equal to the Bank of

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Boston's (or its successor's) prime rate plus one percent (1%), or the maximum rate permitted by law, whichever is less, and commercially reasonable closing costs, commissions and/or loan fees or similar fees in order to obtain such loans, contributions or advances); the payment and performance of all of Landlord's Liabilities and the exercise of Landlord's rights under or in connection with this Lease or the Premises or agreements in connection therewith (including, without limitation, costs for Taxes, Operating Costs, amounts in connection with Hazardous Substances and environmental protection, compliance will all Laws, indemnity and defense costs, and other costs in connection therewith and other amounts owed under any of the loan documents); attorneys' fees and other costs in connection with the defense or prosecution of any litigation, proceedings, claims or counterclaims or as otherwise deemed necessary by Landlord; judgments, claims, awards or settlements, whether due to the fault of Landlord or its partners or otherwise; an amount per calendar year equal to forty percent (40%) of an amount (the "Tax Payments") equal to: Landlord's taxable income (if any) in the prior calendar year (other than the taxable income resulting solely from the sale or the conveyance of the Premises) less the amounts paid to Landlord for that prior calendar year pursuant to this Subclause of this Section 2, and if in any year the Tax Payments are not fully paid, then the unpaid Tax Payments shall cumulate and be paid as Costs as soon as there are sufficient Cash Proceeds; the preparation of Landlord's annual audited financial statements and any other information to be provided by Landlord under this Lease (including audits of Net Proceeds) and tax returns; corporate or partnership license fees, filing fees, business and franchise taxes and fees, and similar charges; and reserves deemed reasonably necessary by Landlord in connection with any of the foregoing. Unless otherwise specifically agreed and set forth in this Lease (e.g., with respect to the interest rate on loans or the return on capital, or with respect to management fees or fees in lieu thereof, or budgeted development fees), amounts payable as Costs by Landlord to any of its Affiliates for services rendered shall not exceed the prevailing rates that would be payable to unaffiliated third parties in an arms-length transaction. Costs do not include any of the above amounts which are directly paid by Tenant or which are funded by insurance.

        3.    Payment of Net Proceeds.    "Net Proceeds" means, from time to time, an amount equal to the positive amount, if any, obtained by taking an amount equal to the current amount of Cash Proceeds and deducting therefrom an amount equal to the current amount of Costs. Prior to any distribution of Net Proceeds to any of Landlord's Control Affiliates, Landlord first will pay to Tenant Net Proceeds in amount equal to: the unrepaid Reconstruction Costs (if any) until the Reconstruction Costs have been repaid in full; and the unrepaid Cure Payments (if any) until the unrepaid Cure Payments have been repaid in full; and the reasonable costs and expenses incurred by Tenant in good faith to third parties in validly exercising its Right of Self Help as set forth in Section 14.4, but excluding therefrom any of such costs and expenses that otherwise would qualify as Operating Costs under Article 7. Thereafter, Landlord will pay to Tenant one-half (1/2) of all Net Proceeds available for distribution at the same times as Net Proceeds are distributed by Landlord to its Control Affiliates. These payments to Tenant will be deemed to be a reduction in Tenant's rent already paid from time to time under this Lease (although they may not be credited, offset or deducted against Tenant's current or future rent payments owed). Payments of Net Proceeds to Tenant during any year shall be subject to an annual reconciliation for that year (which shall occur after the end of that year), and any amounts overpaid to Tenant or owed by Landlord shall be adjusted in cash between the parties within thirty (30) days after such annual reconciliation is delivered. Upon Tenant's written request in each instance, Landlord will furnish to Tenant reasonable backup information for its annual reconciliations, including copies of Landlord's most recent financial statements. Within ninety (90) days after delivery of each of Landlord's annual reconciliations, and upon at least fourteen (14) days' prior written notice to Landlord, not more than once in each calendar year Tenant may audit Landlord's books and records applicable to the period after the last annual reconciliation in order to verify the accuracy of Landlord's calculation of Net Proceeds. Such audit will be conducted only during regular business hours where Landlord maintains its books and records (which Landlord agrees will be in Massachusetts or California) and Tenant will deliver a copy of the audit to Landlord within fifteen (15) days after receipt by Tenant. All audits will

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be conducted at Tenant's cost and expense and shall be conducted only by Tenant or its designated professional representatives.

        4.    Termination of Rights.    Notwithstanding anything to the contrary, as of the date of the first occurrence of any or all of the following, at Landlord's election all of Tenant's rights and Landlord's obligations under or in connection with this Addendum will terminate and lapse completely, except that the entity that is the Landlord immediately prior to the occurrence of any or all of the following shall remain obligated to pay to Tenant or at such entity's election credit against amounts owed by Tenant to such entity) Tenant's share of undistributed Net Proceeds (if any) existing as of the date of such occurrence:

          (a)  The termination or expiration of this Lease in accordance with its terms.

          (b)  A default by Tenant under this Lease.

          (c)  The closing of any Purchase Option, or the closing of another bona fide sale or other conveyance by Landlord of all or any portion of the Premises, or any interest therein (which shall not be deemed to include an interest in Landlord), which sale or conveyance is not prohibited under this Lease, but Tenant's rights and Landlord's obligations with respect to Net Proceeds shall continue with respect to the portions of the Premises or interests therein, if any, still retained by Landlord and with respect to any Net Proceeds received by Landlord in connection with such sale or other conveyance (except with respect to a sale pursuant to a Purchase Option or a sale associated with an "LC Return" as defined in Subsection (d) below).

          (d)  The sale or other conveyance by Landlord of all or any portion of the Premises or any interest therein, which sale or conveyance is not prohibited under this Lease, provided that prior to or on or about the closing of such sale or conveyance, the Letter of Credit is returned to Tenant undrawn (or if drawn upon, with any outstanding LC Advances repaid in full) and with no obligation on the part of Tenant to supply additional Letters of Credit under this Lease, and in such event Tenant shall not have any continuing rights nor shall Landlord have any continuing obligations with respect to Net Proceeds, whether received by Landlord in connection with such sale or conveyance or otherwise. The return of the Letter of Credit to Tenant as described above is called the "LC Return."

        5.    Unaffected Parties.    Notwithstanding anything to the contrary, Tenant's rights and Landlord's obligations under this Addendum will not be binding on and will not affect or otherwise apply in any way to:

          (a)  Any party that, in a bona fide transaction, purchases or otherwise acquires all or any portion of the Premises or any interest therein, or its successors, assigns and purchasers, or their respective Affiliates (unless any such sale or conveyance is prohibited under this Lease); or

          (b)  Landlord's Mortgagees, whether or not they take title to or acquire all or any portion of the Premises or any interest therein, and their successors, assigns and purchasers, or their respective Affiliates.

        6.    Personal Rights.    Notwithstanding anything to the contrary, the rights granted to Tenant under or in connection with this Addendum are granted to and may be exercised only by the Tenant originally named in this Lease, and they may not be exercised by anyone else (other than by an assignee to whom such rights have been entirely assigned pursuant to a valid assignment of this Lease, if at the time of such assignment the assignor and the assignee deliver to Landlord a jointly executed written notice stating unconditionally that the assignee has the right to exercise such rights), and Tenant shall not, and shall not have the right or power to, otherwise assign or Transfer any of these rights. If at the time of a valid assignment the assignor and the assignee deliver to Landlord a jointly executed written notice directing Landlord to pay a portion of the Net Proceeds otherwise payable to the assignee instead to the assignor, then Landlord will continue to pay that portion of the Net Proceeds to the assignor until and unless Landlord receives from the assignor and the assignee a jointly executed written notice changing such direction to Landlord and then Landlord shall pay in accordance with the new direction.

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ADDENDUM #4

PURCHASE OPTIONS

        1.    Grant and Exercise    Provided that this Lease is in full force and effect and subject to the terms hereof, Landlord grants to Tenant two (2) options (the "Purchase Options") to purchase the Premises from Landlord, which Purchase Options must be exercised during the following periods:

          (a)  The first (1st) Purchase Option can be exercised only during the first month of the fifth (5th) Lease Year.

          (b)  The second (2nd) Purchase Option can be exercised only during the first month of the tenth (10th) Lease Year.

The Purchase Options can be exercised only by Tenant delivering unconditional written notice of exercise to Landlord as and when required together with a cashier's check or the wire transfer of funds to Landlord in an amount equal to five percent (5%) of the total purchase price under the applicable Purchase Option. These funds shall be placed by Landlord into a separate interest-bearing account or other mutually agreeable investment instrument and these funds and all interest earned thereon collectively are called the "Deposit." When and if the closing under the applicable Purchase Option occurs, the Deposit shall be credited against the cash portion of the purchase price payable by Tenant thereunder. If the Deposit is in excess of the cash portion of the purchase price payable by Tenant, the excess shall be returned to Tenant as of the closing. If for any reason Landlord does not actually receive this unconditional written notice of exercise and the Deposit as and when required, at Landlord's option the applicable Purchase Option will lapse and become null and void.

        At Landlord's election, the Purchase Options and all of Tenant's rights and Landlord's obligations under this Addendum and Addendum #5 shall lapse and become null and void if: (i) Tenant defaults under the rest of this Lease at any time prior to the exercise of a Purchase Option or any closing thereunder; or (ii) Tenant defaults under this Addendum, or defaults in connection with any closing under, or fails to close as required after the exercise of, a Purchase Option (a "Purchase Option Default"). If Tenant commits a Purchase Option Default Tenant also shall waive as against Landlord and its Affiliates all Liabilities and defaults (if any) of or by any of them under this Lease that directly arise from or in connection with the Purchase Option Default, and Landlord shall retain the Deposit as its sole and liquidated damages for the Purchase Option Default, and if Tenant commits more than one Purchase Option Default, at Landlord's election the Purchase Options and all of Tenant's rights and Landlord's obligations under this Addendum and Addendum #5 shall lapse and become null and void. (A Purchase Option Default is not the same as a default described in Section 4(c) of this Addendum.)

        2.    Purchase Price

          (a)  The cash portion of the purchase price for the Premises shall be payable by cashier's check or wire transfer of immediately available funds to or at the direction of Landlord and will be payable in full on or before the scheduled closing date. In addition to the cash portion of the purchase price, as of the closing Tenant shall either repay in full all mortgage loan(s) secured by the Premises, and any other loan secured by the Letter of Credit (if separate from such mortgage loan(s)), other than those that are Unpermitted Financing (the "Existing Loans") (including, without limitation, any prepayment or "breakage" fees or similar charges) or assume the Existing Loans, and in any case Tenant will cause the lender(s) to release Landlord and its Affiliates as of the closing from all Liabilities in connection with the Existing Loans and Tenant shall indemnify and hold Landlord and its Affiliates harmless from all further Liabilities in connection with the Existing Loans. In addition to the purchase price, Tenant shall pay all closing costs of any type (other than Landlord's attorney's fees and costs), including, without limitation, commissions (if any) and the costs of deed stamps and documentary and transfer taxes and fees, surveys, title

1

  insurance, escrows, recording and other similar fees and costs. Base rent will be prorated between the parties as of the closing date, but there will be no other prorations or adjustments.

          (b)  The cash portion of the purchase price for the Premises shall be never be less than zero, but otherwise shall be equal to the following amounts:

              (i)  For the first (1st) Purchase Option, an amount equal to: (x) ten (10) times the "Current Base Rent Amount" (defined below); less (y) the "Existing Mortgage Balance" (as defined below). The "Current Base Rent Amount" means the scheduled annual base rent payable under this Lease as of the date of closing, without any deductions, offsets or abatements of any type, and including, without limitation, scheduled annual base rent payable in connection with any other space leased or agreed to be leased from Landlord in a new building or new buildings, or an enlargement of the Building, on the Premises. If an agreement has been entered into to lease such other space or a right to lease such other space has been exercised prior to closing but the full base rent applicable thereto has not commenced or cannot be accurately determined as of the closing, then the scheduled annual base rent applicable to that Purchase Option shall be reasonably estimated by Landlord. (As a hypothetical example, if the scheduled annual base rent at the closing is $3 Million, the Current Base Rent Amount for the first (1st) Purchase Option would be $3 Million.) The "Existing Mortgage Balance" means the outstanding principal balance (not including any prepayment or "breakage" fees or similar charges) as of the closing date under an exercised Purchase Option of any Existing Loans.

            (ii)  For the second (2nd) Purchase Option, an amount equal to: (x) eight and one-half (8 1/2) times the Current Base Rent Amount; less (y) the Existing Mortgage Balance.

As as hypothetical example, if the second (2nd) Purchase Option is validly exercised, the Current Base Rent Amount is $3 Million, and as of the closing the Existing Mortgage Balance is $17 Million, then the cash portion of the purchase price payable to Landlord would be only $8.5 Million and Tenant would repay or assume the existing $17 Million mortgage loan secured by the Premises, for a total purchase price of $25.5 Million.

        3.    Closing.    The closing under an exercised Purchase Option will occur at a location in Massachusetts and on a date specified by Landlord pursuant to written notice to Tenant, which date will be: during the last four (4) months of the fifth (5th) Lease Year (for the first (1st Purchase Option); and during the last four (4) months of the tenth (10th) Lease Year (for the second (2nd) Purchase Option). At the closing, Landlord will execute and deliver to Tenant a Massachusetts Quitclaim Deed (which will be subject to all matters of record and all title and survey exceptions), an affidavit of Landlord stating Landlord's U.S. taxpayer identification number and that Landlord is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended or Landlord shall provide the necessary forms if Landlord is a "foreign person"), and a blanket assignment to Tenant of all third party guaranties, warranties, permits, certificates, consents and approvals pertaining to the Premises that are assignable by Landlord, to the extent assignable at no cost or Liabilities to Landlord (unless Tenant advances such costs and discharges such Liabilities, in which case they shall be assigned to the extent assignable by Landlord).

        4.    Additional Terms.

          (a)  Tenant specifically acknowledges and agrees that Landlord will sell and Tenant will purchase the Premises on an "as is with all faults" basis, subject to all exceptions to and defects of title, whether or not of record (but subject also to Tenant's rights and Landlord's obligations as set forth below), and that Tenant will not rely on nor will Landlord or any of its Affiliates be deemed to have made, any representations or warranties of any kind, express or implied including, without limitation, those in connection with the physical condition of the Premises (including, without

2

  limitation, any matters involving Hazardous Substances or compliance with any Laws), or the nature of title to the Premises, or the advisability of Tenant's purchase of the Premises). However, until and unless Tenant otherwise agrees in writing or defaults Landlord will not voluntarily execute any documents affecting title that materially adversely affect Tenant's operations or that render title to the Premises unmarketable (but easements, dedications or other documents for access, drainage, utilities or services (including cabling), curb cuts, or as otherwise may be needed to comply with applicable Laws or to enable Landlord to meet its obligations under this Lease or in connection with the construction of any new building(s) or the enlargement of the Building per this Lease will not be deemed to be violations of this restriction). If this restriction is violated after the exercise of a Purchase Option, Tenant shall have the right to terminate that Purchase Option without liability and receive the Deposit back. Notwithstanding the foregoing, even if Tenant has validly exercised a Purchase Option, Tenant shall have the right to terminate that Purchase Option without liability (except for Landlord's out-of-pocket costs) and shall not be required to close the purchase if, after the exercise of the Purchase Option but prior to closing, there is a casualty that causes damage of the type and to the extent described in Section 16.2(b)(x) such that Tenant otherwise would have the right to terminate this Lease, and in the reasonable judgement of a qualified independent contractor hired by Landlord it will take more than two (2) years from the date of the damage to restore access or restore or replace the destroyed parking spaces or substantially complete the repairs that Landlord would have been required to make, and Tenant notifies Landlord of its intent to terminate within thirty (30) days after receiving the notice from Landlord's contractor, which shall be provided as soon as reasonably practicable after the damage occurs. If these circumstances occur, the closing date shall be extended as necessary to accomodate this thirty (30)-day period. If Tenant does not so terminate, or if Tenant is not permitted to so terminate as a result of a casualty, as of the closing Landlord will assign to Tenant all casualty insurance proceeds otherwise payable to Landlord on account of the damage and all rights and claims in connection therewith (other than those which Landlord was entitled to receive for the period and/or for the work and services performed prior to the closing). Notwithstanding anything to the contrary, if Landlord is in the process of repairing or rebuilding casualty damage and Tenant subsequently validly exercises a Purchase Option: Landlord will continue the process of repairing or rebuilding as otherwise required in this Lease until the closing date under the Purchase Option; Tenant will be deemed to have waived its right to terminate this Lease under Article 16, and its right to terminate the Purchase Option in connection with that casualty or any repairs or rebuilding in connection therewith; Landlord will assign to Tenant as of the closing all casualty insurance proceeds otherwise payable to Landlord on account of the damage and all rights and claims in connection therewith (other than those which Landlord was entitled to receive for the period and/or for the work and services performed prior to the closing), and Landlord shall assign to Tenant and Tenant shall assume all rights and Liabilities of Landlord under the contracts entered into in connection with the repair or rebuilding to the extent assignable and Tenant shall indemnify Landlord and its Affiliates for and hold them harmless from all Liabilities in connection therewith; and Landlord shall be obligated to continue to repair or rebuild after the closing date only if and to the extent actually agreed to by Landlord and Tenant in good faith and in writing at the time.

          (b)  As of the closing, Tenant and its Affiliates will be deemed to have released and discharged Landlord and its Affiliates from, and to have waived, all Liabilities of any type, known or unknown, including, without limitation, Liabilities under or in connection with this Lease and/or the Premises (except as set forth in the last sentence of Subsection (c) below). As a condition to closing, Landlord may require that Landlord's Mortgagees release Landlord and its Affiliates from Liabilities under or in connection with any Superior Lease or Mortgages. From and after the closing, Tenant shall indemnify, defand and hold Landlord free and harmless from all Liabilities

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  under or in connection with this Lease and/or the Premises and/or the purchase thereof (except as set forth in the last sentence of Subsection (c) below).

          (c)  Time is of the essence in this Addendum. If Tenant defaults hereunder after the closing under a Purchase Option or Tenant or Landlord defaults under any of the documents delivered by it in connection therewith, in addition to any rights and remedies available to each of the respective parties, each party shall have all rights and remedies at law and in equity, all of which are cumulative and not exclusive, including, without limitation, the right to require specific performance. The exercise of a Purchase Option or any closing as a result thereof shall not relieve Tenant or Landlord from any Liabilities for any defaults under this Lease, nor will they extinguish Liabilities for any indemnities or other obligations that survive pursuant to the terms of the rest of this Lease or this Addendum.

          (d)  Notwithstanding anything to the contrary, as of the date of the first occurrence of any of the following, at Landlord's election all of Tenant's rights and Landlord's obligations under or in connection with this Addendum will lapse and become null and void upon:

              (i)  The expiration of the Lease term (as validly extended) or termination of this Lease in accordance with its terms prior to the exercise of a Purchase Option or any closing thereunder; or

            (ii)  The bona fide purchase or other acquisition of all or substantially all of the Premises by any person or entity (including, without limitation, Tenant or its Affiliates) other than by any of Landlord's Control Affiliates prior to the exercise of a Purchase Option and other than any sale or conveyance which is prohibited under this Lease; or

            (iii)  [INTENTIONALLY OMITTED]

          (e)  Notwithstanding anything to the contrary, Tenant's rights and Landlord's obligations under or in connection with this Addendum will not be binding on and will not affect or otherwise apply in any way to Landlord's Mortgagees or their successors, assigns and purchasers, or their respective Affiliates, whether or not they take title to or acquire all or substantially all of the Premises.

        5.    Personal Rights.    Notwithstanding anything to contrary, the Purchase Options are granted only to and may be exercised only by the Tenant originally named in this Lease, and they may not be exercised by anyone else (other than by an assignee to whom the right to exercise a Purchase Option has been assigned pursuant to a valid assignment of this Lease, if at the time of such assignment the assignor and the assignee deliver to Landlord a jointly executed written notice stating unconditionally that the assignee has the right to exercise such Purchase Option) and Tenant shall not, and shall not have the right or power to, otherwise assign or otherwise Transfer any of the Purchase Options or any rights in connection therewith. Tenant may assign this Lease without granting to the assignee the right to exercise any or all of the Purchase Options, and in such event Tenant will retain the rights to exercise any Purchase Options whose exercise rights have not been validly assigned as set forth in this Addendum, if and only if Tenant has not become a Released Assignor in connection with its assignment of this Lease.

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ADDENDUM #5

RIGHT OF FIRST OFFER TO PURCHASE

        1.    Grant of Rights.

          (a)  Subject to terms of this Addendum, before Landlord sells or conveys the Premises during the initial Lease term (other than pursuant to a sale of conveyance to any of Landlord's Control Affiliates) Landlord shall notify Tenant in writing (the "Offer Notice") of the purchase price and the terms of payment thereof (e.g., all cash, or cash and purchase money financing or assumption of debt) that Landlord intends to accept for the Premises (the "Offer Price").

          (b)  Within ninety (90) days after delivery of the Offer Notice, Tenant shall notify Landlord in writing that it unconditionally elects one of the three (3) following alternatives:

              (i)  To purchase the Premises for the applicable Offer Price and otherwise on the terms of this Addendum. (Tenant's election of the alternative described in this Subsection (i) is referred to as the "Purchase Election.")

            (ii)  To cause Landlord not to sell the Property, which prohibition on sale shall be effective only during the first ten (10) Lease Years. (Tenant's valid election of the alternative described in this Subsection (ii) is referred to as the "No-sale Election.")

            (iii)  To permit Landlord to sell or convey the Premises in accordance with this Addendum and to continue to lease the Premises on the terms of this Lease. (Tenant's election of the alternative described in this Subsection (iii) is called the "Existing Lease Election.")

          (c)  TIME IS ABSOLUTELY OF THE ESSENCE. If for any reason Landlord does not actually receive Tenant's unconditional written notice of election as and when required during the first nine (9) Lease Years, Tenant shall be deemed to have elected the No-sale Election. If for any reason Landlord does not actually receive Tenant's unconditional written notice of election as when required after the first nine (9) Lease Years, Tenant shall be deemed to have elected the Existing Lease Election. At Landlord's election, all of Tenant's rights and Landlord's obligations under or in connection with this Addendum and Addendum #4 shall lapse and become null and void if Tenant defaults hereunder or under the rest of this Lease at any time prior to any closing hereunder, or if Tenant defaults in connection with any closing hereunder or fails to close as required after its election of the Purchase Election (an "Offer Default"). Any amounts payable under this Addendum in connection with the Purchase Election are deemed to be amounts payable under the Lease, and any default thereunder will be deemed to be a default under the Lease and in such case Landlord shall be entitled to all rights and remedies hereunder and under the rest of the Lease, including, without limitation, the right to require specific performance from Tenant. If Tenant commits an Offer Default, Tenant also shall indemnify and hold Landlord harmless from and against all Liabilities incurred by Landlord that arise from or in connection with the Offer Default.

        2.    Purchase Election.    If Tenant validly exercises the Purchase Election, then Landlord shall sell and Tenant shall purchase the Premises and the following terms and conditions of Addendum #4 are incorporated herein and shall apply with respect to this Addendum and such sale and purchase as if it were the sale and purchase under an exercised Purchase Option: Section 2(a) (except that the applicable purchase price and the terms of the payment thereof shall be as set forth in the Offer Price, or if there is an outstanding mortgage or mortgages on the Premises at such time Tenant shall assume the mortgage(s) and the cash portion of the Offer Price shall be deemed reduced by outstanding principal balance of the mortgage(s) assumed); Section 3 (except that the closing date will be a date

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specified by Landlord that will be at least three (3) months but no more than six (6) months after Tenant's notice of election); and Sections 4(a), (b), (c), and (e).

        3.    No-sale Election.    If Tenant validly elects the No-sale Election, then:

          (a)  Until and unless Tenant otherwise agrees in writing, or Tenant defaults under this Lease or Tenant's rights under this Addendum #5 terminate, or the tenth (10th) Lease Year expires (whichever is earliest), Landlord will not sell or convey the Premises except to one of the Landlord's Control Affiliates or to Tenant or one of its Related Entities or pursuant to the exercise of a Purchase Option; and

          (b)  If Tenant validly elects the No-sale Election with respect to a particular Offer Notice and the No-sale Election subsequently terminates or expires, if Landlord wishes to proceed with the transaction which is the subject of that particular Offer Notice, Landlord shall deliver to Tenant another Offer Notice for that transaction, and Tenant shall have the right to elect the Purchase Election or the Existing Lease Election in connection therewith in accordance with Section 1(b) of this Addendum except that Tenant shall make such election within thirty (30) days after delivery of the new Offer Notes, rather than ninety (90) days as otherwise provided in Section 1(b).

        4.    Existing Lease Election

          (a)  If Tenant validly elects (or is deemed to have elected) the Existing Lease Election, then for the next twelve (12) months after Tenant's election, Landlord may not sell or convey the Premises (other than pursuant to a sale or conveyance to any of Landlord's Control Affiliates) for a purchase price which is less than ninety-seven percent (97%) of the applicable Offer Price without first delivering to Tenant new Offer Notice with an Offer Price equal to such new, lower purchase price. If Landlord delivers such a new Offer Notice, then Tenant shall have the right to elect either the Purchase Election or the No-sale Election (if the tenth (10th) Lease Year has not yet ended) or the Existing Lease Election in accordance with the procedures established in Section 1 above, except that Tenant will have forty-five (45) days, and not ninety (90) days, within which to respond to Landlord's new Offer Notice. If within twelve (12) months after Tenant validly elects (or is deemed to have elected) the Existing Lease Election in accordance with this Section 3 Landlord has not executed a binding agreement to sell or convey the Premises for a purchase price which is equal to or greater than ninety-seven percent (97%) of the new, lower Offer Price, or if Landlord has entered into such a binding agreement within the twelve (12)-month period but fails to close thereunder, then the terms and conditions in Section 1 above again apply.

          (b)  If Tenant validly elects (or is deemed to have elected) the Existing Lease Election, then Tenant will have the right, upon written request to Landlord, to participate reasonably and in good faith with Landlord in the negotiations conducted by Landlord to sell or convey the Premises, which negotiations will be subject to Landlord's control and direction. Tenant acknowledges and agrees that the manner and substance of these negotiations are critical to Landlord, and so Tenant will support Landlord's negotiating positions (provided that, unless Tenant otherwise agrees, such negotiating positions do not attempt to change Tenant's rights and obligations under this Lease) and will not attempt to delay, obstruct or hinder these negotiations. Landlord will have the right at any time and in its sole discretion to suspend, terminate or continue such negotiations and, subject to Subsection (a) above, Articles 6 and 7 of this Addendum and the parenthetical in the preceding sentence, to accept or reject terms offered by prospective buyers and to execute documents and agreements, binding or otherwise, in connection with a sale or conveyance of the Premises. Tenant shall not have the right or power nor shall it attempt to bind Landlord in connection with a sale or conveyance of the Premises or to deal directly or negotiate alone with any prospective buyer or agents without Landlord's prior written consent.

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        5.    Termination of Rights.    Notwithstanding anything to contrary, at Landlord's election all of Tenant's rights and Landlord's obligations under or in connection with this Addendum will lapse and become null and void upon:

          (a)  The termination or expiration of the Lease term in accordance with its terms, prior to any closing hereunder; or

          (b)  The bona fide purchase or other acquisition of all or substantially all of the Premises other than by any of Landlord's Control Affiliates prior to the valid exercise of the Purchase Election hereunder and other than any sale or conveyance which is prohibited under this Lease; or

          (c)  As set forth in Section 9 below; or

          (d)  At the end of the initial Lease term.

        6.    No Sale to Direct Competitors.    Unless and until Tenant's rights under this Addendum have lapsed or terminated, Landlord shall not sell or convey the Premises to: AT&T, Intel, VTEL Corp., and Sony.

        7.    Restrictions on Landlord's Sale Rights.    In addition to the other restrictions and limitations set forth in this Addendum on Landlord's right to sell or convey the Premises, until and unless Tenant defaults hereunder or the rest of the Lease, or the Lease expires or terminates, Landlord agrees that it will not sell or convey the Premises to anyone other than Tenant or any of its Control Affiliates or any of Landlord's Control Affiliates: for the first five (5) Lease Years; or other than for cash or cash equivalents (which will be deemed to include, without limitation, purchase money financing and/or the purchaser assuming or taking subject to debt).

        8.    Unaffected Parties.    Notwithstanding anything to the contrary, Tenant's rights and Landlord's obligations under or in connection with this Addendum will not be binding on and will not affect or otherwise apply in any way to Landlord's Mortgagees or their successors, assigns and purchasers or their respective Affiliates, whether or not they take title to or acquire all or substantially all of the Premises.

        9.    Personal Rights.    Notwithstanding anything to contrary, the rights of Tenant in this Addendum are granted only to and may be exercised only by the Tenant originally named in this Lease, and they may not be exercised by anyone else (other than by an assignee to whom such rights have been entirely assigned pursuant to a valid assignment of this Lease pursuant to which Tenant has become a Released Assignor, if at the time of such assignment the assignor and the assignee deliver to Landlord a jointly executed written notice stating unconditionally that the assignee has the right to exercise such rights) and Tenant shall not, and shall not have the right or power to, otherwise assign or otherwise Transfer any of its rights under or in connection this Addendum. Tenant may assign this Lease without granting to the assignee the rights of Tenant under this Addendum, and in such event: Tenant will retain those rights if and only if Tenant has not become a Released Assignor in connection with its valid assignment of this Lease; and Tenant no longer will have the right thereafter to exercise the No-sale Election, and if Tenant fails to make its written election as and when required it will be deemed to have elected the Existing Lease Election.

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AMENDMENT #4 TO LEASE

(100 MINUTEMAN)

        1.    Parties.

        This Amendment, dated as of September 11, 2000, is between 100 Minuteman Limited Partnership ("Landlord") and PictureTel Corporation ("Tenant").

        2.    Recitals.

          2.1  Landlord and Tenant have entered into a Lease, dated October 10, 1995, for improved property located at 100 Minuteman Road, Andover, Massachusetts. This Lease, together with all amendments thereto, collectively is called the "Lease." Unless otherwise defined, terms used herein have the same meanings as those used in the Lease.

          2.2  The parties wish to increase the base rent, prepay a portion of the base rent and modify the restrictions on Landlord's ability to sell the Premises. To accomplish these and other matters, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree and the Lease is amended as follows as of the date hereof, notwithstanding anything to the contrary:

        3.    Amendments.

          3.1  Starting as of the date hereof, and on the first day of each successive month thereafter during the Lease term through and including August 2014, in addition to any other agreed-upon increases, the scheduled base rent payable by Tenant for the use of the Premises will be increased by a monthly amount equal to the amount corresponding to the date hereof as shown in Exhibit DDD attached hereto and incorporated herein by this reference. The cumulative amount of all these monthly base rent increases is called the "Additional Base Rent." As a hypothetical example, if the date hereof is after July 1, 2000 and on or before September 30, 2000, the monthly base rent increase starting on the date hereof and continuing on the first day of each month thereafter through and including August 2014 would be $$70,785.65 and the Additional Base Rent would be $11,821,203. The Additional Base Rent will be deemed excluded from the "Current Base Rent Amount" when calculating the purchase price under any of the Purchase Options described in Addendum #4 to the Lease.

          3.2  On the date hereof, Tenant will prepay in full by wire transfer of immediately available funds to an account specified by Landlord the entire amount of the Additional Base Rent. For federal income tax purposes, Tenant will report that prepayment as prepaid rent in accordance with Section 467 of the Internal Revenue Code and the Regulations thereunder. All base rent, with the exception of the Additional Base Rent, that is or becomes due and payable under the Lease, is allocated to the period for which it is payable, on account of Tenant's use of the Premises under the Lease.

          3.3  Starting on July 1, 2001, and on the first day of each successive Lease Year thereafter during the Lease term, in addition to any other agreed-upon increases, the scheduled base rent payable by Tenant for the Premises for that Lease Year (excluding any Additional Base Rent) will be increased by two percent (2%) over the scheduled base rent payable by Tenant for the prior Lease Year. For the purposes of calculating these base rent increases, the scheduled base rent will be deemed to be the base rent stated in the Lease for the applicable Lease Year (as increased hereby), ignoring any abatements, offsets, deductions or reductions in the amount actually paid or payable.

          3.4  Sections 1(b)(ii) and 3 of Addendum #5 to the Lease (which Addendum is attached to Amendment #3 to the Lease) are deleted and null and void, and all references to the "No-sale Election" in Addendum #5 and the rest of the Lease are deleted and null and void. Tenant has

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  not exercised the "No-sale Election." At the end of the first sentence of Section 1(c) of Addendum #5 to the Lease, the phrase "Existing Lease Election" is substituted for "No-sale Election."

          3.5  Section 6 of Addendum #5 to the Lease is deleted and null and void. Section 7 of Addendum #5 to the Lease is deleted and null and void and the following is substituted in its place:

    "7. Restrictions on Landlord's Sale Rights. In addition to the other restrictions and limitations set forth in this Addendum on Landlord's right to sell or convey the Premises, until and unless Tenant defaults hereunder or the under the rest of the Lease, or the Lease expires or terminates, Landlord agrees that it will not sell or convey the Premises to anyone other than Tenant or any of its Control Affiliates or any of Landlord's Control Affiliates: before August 1, 2000; or other than for cash or cash equivalents (which will be deemed to include, without limitation, purchase money financing and/or the purchaser assuming or taking subject to debt), except that this restriction to cash and cash equivalents will not apply if the Letter of Credit concurrently is or has been returned pursuant to an LC Return."

        4.    No Other Changes.

        The Lease remains in full force and effect, and except as set forth above, it remains unchanged.

        IN WITNESS WHEREOF, intending to be legally bound, the parties have executed this Amendment under seal as of the date in Article 1 above.

PICTURETEL CORPORATION		100 MINUTEMAN LIMITED PARTNERSHIP
		By:	Niuna-Minuteman, Inc., its general partner
By:	/s/ LEWIS JAFFE Name: Lewis Jaffe Title: President and COO Authorized Signature	By:	/s/ JOHN KUSMIERSKY Name: John Kusmiersky Title: President Authorized Signature
By:	Name: Title: Authorized Signature

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EXHIBIT DDD

Schedule of Additional Base Rent

100 Minuteman LP PictureTel Lease Term	07/01/96-09/01/14
Remaining 100 Minuteman LP PictureTel Lease Term @ 9/30/00	167 months
Amount of Additional Base Rent @ 9/30/00 ("Additional Base Rent")	$11,821,203.00
Additional Monthly Base Rent Effective 10/01/00	$70,785.65

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OPTION AGREEMENT

(100 MINUTEMAN)

        1.    Parties.

        This Option Agreement ("Agreement") is dated as of Aug. 4, 2000, and is between PictureTel Corporation, a Delaware corporation ("PictureTel") and 100 Minuteman Limited Partnership, a Massachusetts limited partnership ("100 Minuteman").

        2.    Recitals.

        2.1    PictureTel and 100 Minuteman are the Tenant and the Landlord, respectively, under a Lease, dated as of 10/10/95, for premises located at 100 Minuteman Road, Andover, Massachusetts (as amended, the "100 Lease").

        2.2    The following documents (collectively, the "Documents") have been executed and delivered by PictureTel and the other parties that are signatories thereto and concurrently herewith have been deposited into an escrow (the "Escrow") with Chicago Title Insurance Company (the "Escrow Agent"), pursuant to an escrow agreement dated as of the date hereof (the "Escrow Agreement"), although the parties all have agreed that the Documents are not yet binding and effective:

          (a)  Amendment #5 to Lease, between PictureTel and 100 Minuteman ("Amendment #5").

          (b)  Original $9.5 Million Promissory Note, dated 8/26/96, and any amendments thereto, made by 100 Minuteman in favor of PictureTel (the "Note").

        2.3    On the terms set forth in this Agreement, 100 Minuteman is granted the right and option (the "Option") to cause the Documents to become binding and effective and to cause all of the transactions set forth in this Agreement and the Escrow to close.

        2.4    To accomplish these and other matters, for One Thousand Dollars ($1,000) and other good and valuable consideration, the receipt and sufficiency is acknowledged, the parties agree as follows:

        3.    Option.

        3.1    PictureTel hereby grants the Option to 100 Minuteman, which 100 Minuteman will have the right, but not the obligation, to exercise on or after 1/1/01 and on or before 3/31/01 (the "Outside Date"), by delivering written notice of exercise to PictureTel at 100 Minuteman Road, Andover, Massachusetts, 01810, Attn: Steve McCready, by hand delivery or overnight courier, or by telecopy at 978-292-3303, and by causing the following conditions (collectively, the "Conditions") to be satisfied:

          (a)  100 Minuteman obtains written approval from Life Investors Insurance Company of America (or its successor or assignee) of Amendment #5, and delivers copies thereof to PictureTel.

          (b)  100 Minuteman obtains a written Payoff Demand from The Bank of Nova Scotia for the full repayment of its $9.5 Promissory Note, dated as of 7/31/96, and any amendments thereto, made by 100 Minuteman as payor. The Payoff Demand will further state that upon or promptly after the Payoff Demand is satisfied, The Bank of Nova Scotia will return directly to or as directed by PictureTel that certain Irrevocable Standby Letter of Credit No.SM412949P, in the amount of $8,365,520, dated as of 6/1/00, issued by First Union National Bank on behalf of PictureTel in favor of The Bank of Nova Scotia, as beneficiary.

        3.2    If the Option is exercised as set forth in 3.1 above, within two (2) business days thereafter PictureTel will deposit into the Escrow by wire transfer of immediately available funds the amount required to be paid by PictureTel as a prepayment of Extra Base Rent (the "Prepayment") under Section 3.1 of Amendment #5.

        3.3    If the Option is exercised as set forth in 3.1 above, and if PictureTel deposits the Prepayment as and when required, as of that date, or as of a later date not more than thirty (30) days thereafter specifically agreed to in writing by 100 Minuteman (which 100 Minuteman has the right, but not the obligation, to agree to), the Documents will be deemed to be binding and effective, these transactions will close, and the funds and Documents in the Escrow will be disbursed and delivered in accordance with the Escrow Agreement.

        4.    Miscellaneous.

        4.1    Time is of the essence in this Agreement. This Agreement is binding on and inures to the benefit of the parties hereto and their successors and assigns. This is an integrated agreement and supersedes all other agreements or understandings between the parties regarding this subject matter. If there is an action or proceeding involving the parties regarding this Agreement or its enforcement, the prevailing party will be entitled to attorneys' fees and costs. This Agreement may not be modified except in a writing signed by PictureTel and 100 Minuteman. If the Option is exercised as set forth in Section 3.1 above but PictureTel does not deposit the Prepayment as and when required: unless otherwise specifically agreed to by 100 Minuteman in writing (which 100 Minuteman has the right, but not the obligation, to agree to), the Documents will not be deemed to be binding or effective, they will become null and void and will be destroyed (except that the Note will remain effective in accordance with its terms and will not be destroyed); the Note will be returned to PictureTel, and all funds deposited into the Escrow by any person or entity other than PictureTel will be promptly returned to that person or entity; and 100 Minuteman will have all rights and remedies available at law and in equity, all of which will be cumulative and not exclusive, including, without limitation, the right to terminate this Agreement or enforce this Agreement on its own behalf and on behalf of the "Minuteman Parties" (defined below). PictureTel and 100 Minuteman each represents and warrants to the other that it has not engaged or employed any broker, agent or similar party that is due compensation or consideration from the other in connection with this Agreement or the Documents or any of the transactions contemplated thereby. Except as may be specifically set forth in the previous sentence or in the Documents (if and when they become binding and effective), the parties and their representatives have made no representations or warranties of any type, express or implied, in connection with this Agreement or the Documents and neither of them is relying on any such representations and warranties in entering into or performing this Agreement or the Documents. This Agreement will not be construed for or against a party because it has drafted this Agreement. Each person or entity executing this Agreement on behalf of PictureTel or 100 Minuteman represents and warrants that he or she has been duly authorized to execute this Agreement on behalf of such entity and that this Agreement has been authorized by all requisite corporate or partnership action. All Exhibits attached hereto are incorporated herein by this reference.

        4.2    Notwithstanding anything to the contrary, if for any reason 100 Minuteman does not exercise the Option as and when required, or if it delivers a notice of exercise but fails to satisfy any one or more of the Conditions as and when required: this Agreement will terminate and the Option will lapse and become null and void; the Documents will not be deemed to be binding or effective and will become null and void (except for the Note, which will remain effective), the Documents will be destroyed (except for the Note), the Note will be returned to PictureTel, and all funds deposited into the Escrow by any person or entity will be promptly returned to that person or entity; PictureTel will have absolutely no claims of any type hereunder or in connection with the Documents (except that the Note will remain effective in accordance with its terms) or these transactions against 100 Minuteman or any of its partners or affiliates (collectively, the "Minuteman Parties") and the Minuteman Parties will have no liability to PictureTel therefor (all such claims and liability are hereby waived by PictureTel for consideration); the Minuteman Parties will have absolutely no claims of any type against PictureTel or its affiliates hereunder or in connection with the Documents (except that the Note will remain effective in accordance with its terms) or these transactions and PictureTel and its affiliates will have no liability to the Minuteman Parties therefor (all such claims and liability are hereby waived for consideration); and it will not be a default under the 100 Lease or any other leases or other agreements between PictureTel and any of the Minuteman Parties, and the rights, obligations and liabilities of the parties

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thereto will not be excused or affected in any way. PictureTel will not have the right otherwise to revoke or renounce the Option.

        In witness whereof, intending to be legally bound, the parties have executed this Agreement under seal as of the date first set forth above.

PICTURETEL CORPORATION		100 MINUTEMAN LIMITED PARTNERSHIP
		By:	Niuna-Minuteman, Inc., general partner
By:	/s/ LEWIS JAFFE Name: Lewis Jaffe Title: President and COO Authorized Signature	By:	/s/ JOHN KUSMIERSKY Name: John Kusmiersky Title: President Authorized Signature
By:	Name: Title: Authorized Signature

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AMENDMENT #1 TO OPTION AGREEMENT

(100 MINUTEMAN)

        1.    Parties.

        This Amendment #1 (the "Amendment") is dated as of 12/11/00, and is between PictureTel Corporation, a Delaware corporation ("PictureTel") and 100 Minuteman Limited Partnership, a Massachusetts limited partnership ("100 Minuteman").

        2.    Recitals.

        2.1    PictureTel and 100 Minuteman entered into an Option Agreement, dated as of 8/4/00 (the "Option Agreement"). Except as otherwise defined in this Amendment, the terms used herein have the same meanings as those in the Option Agreement.

        2.2    The parties wish to amend the Option Agreement by permitting 100 Minuteman to exercise the Option at any time after on or after 12/18/00 and by deleting therefrom the condition requiring approval from Life Investors Insurance Company of America.

        2.3    To accomplish these and other matters, for good and valuable consideration, the receipt and sufficiency is acknowledged, the parties agree as follows:

        3.    Amendments.

        3.1    In the second line of Section 3.1 of the Option Agreement, the date "1/1/01" is changed to "12/18/00", and Section 3.1(a) is deleted.

        3.2    The Option Agreement is in full force and effect, and except as set forth above, the Option Agreement remains unchanged.

        In witness whereof, intending to be legally bound, the parties have executed this Amendment under seal as of the date first set forth above.

PICTURETEL CORPORATION		100 MINUTEMAN LIMITED PARTNERSHIP
By:	/s/ LEWIS JATTE	By:	Niuna-Minuteman, Inc., general partner
Name: Lewis Jatte Title: President & COO
	Authorized Signature		By:	/s/ JOHN KUSMIERSKY
Name: John Kusmiersky
Title: President Authorized Signature
By:
Name: Title: Authorized Signature

AMENDMENT #5 TO LEASE

(100 MINUTEMAN)

        1.    Parties.

        This Amendment, dated as of December 21, 2000, is between 100 Minuteman Limited Partnership ("Landlord") and PictureTel Corporation ("Tenant").

        2.    Recitals.

        2.1    Landlord and Tenant have entered into a Lease, dated October 10, 1995, for improved property located at 100 Minuteman Road, Andover, Massachusetts. This Lease, together with all amendments thereto, collectively is called the "Lease." Unless otherwise defined, terms used herein have the same meanings as those used in the Lease.

        2.2    The parties wish to return the Letter of Credit to Tenant, increase the base rent, and prepay the base rent as so increased. To accomplish these and other matters, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree and the Lease is amended as follows as of the date hereof, notwithstanding anything to the contrary:

        3.    Amendments.

        3.1    Starting as of January 1, 2002, and on the first day of each successive month thereafter during the Lease term through and including August 2014, in addition to any other agreed-upon increases, the scheduled base rent payable by Tenant for the use of the Premises will be increased by a monthly amount equal to $32,894.74. The cumulative amount of all of these monthly base rent increases, a total of $5,000,000, is called the "Extra Base Rent." The Extra Base Rent will be deemed excluded from the "Current Base Rent Amount" when calculating the purchase price under any of the Purchase Options described in Addendum #4 to the Lease, and from the "Cash Proceeds" for all purposes under Addendum #3 to the Lease.

        3.2    On the date hereof, Tenant will prepay in full by wire transfer of immediately available funds to an account specified by Landlord the entire amount of the Extra Base Rent. For federal income tax purposes, Tenant will report that prepayment as prepaid rent in accordance with Section 467 of the Internal Revenue Code and the Regulations thereunder. All base rent, with the exception of the Additional Base Rent described in Amendment #4 to Lease and the Extra Base Rent, that is or becomes due and payable under the Lease, is allocated to the period for which it is payable, on account of Tenant's use of the Premises under the Lease.

        3.3    As consideration for Tenant's prepayment of the Extra Base Rent, and provided that the Letter of Credit has not previously been validly drawn on by the beneficiary thereunder, within five (5) business days after Tenant's prepayment of the Extra Base Rent, Landlord will cause the Letter of Credit to be returned to Tenant, which return will be deemed to be an LC Return as defined in Addendum #3 to the Lease, and thereafter: Tenant will have no further obligation to supply additional Letters of Credit under the Lease; Tenant will not have any rights in and Landlord will not have any obligations to Tenant with respect to Net Proceeds; and Addendum #3 to the Lease and all references thereto and to "Cash Proceeds," "Costs" or "Net Proceeds" will be deemed deleted from the Lease and null and void.

        4.    No Other Changes.

        The Lease remains in full force and effect, and except as set forth above, it remains unchanged.

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        IN WITNESS WHEREOF, intending to be legally bound, the parties have executed this Amendment under seal as of the date in Article 1 above.

PICTURETEL CORPORATION		100 MINUTEMAN LIMITED PARTNERSHIP
By:	/s/ LEWIS JAFFE	By:	Niuna-Minuteman, Inc., its general partner
Name: Lewis Jaffe Title: President & COO Authorized Signature
			By:	/s/ JOHN KUSMIERSKY
Name: John Kusmiersky Title: President
By:				Authorized Signature
Name: Title: Authorized Signature

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100 MINUTEMAN LIMITED PARTNERSHIP
200 Brickstone Square
Andover, Massachusetts 01810
Telephone (978) 749-3000    Fax (978) 749-3009

        October 16, 2001

PictureTel Corporation
100 Minuteman Road
Andover, Massachusetts 01810

– and –

Polycom, Inc.
1565 Barber Lane
Milpitas, California 95035
Attention: Frederick Gonzalez

Re:	100 Minuteman Road, Andover, Massachusetts Proposed Assignment (the "Assignment") between PictureTel Corporation ("Tenant") and Polycom, Inc. ("Assignee")

Ladies and Gentlemen:

        In this letter agreement, the Lease, dated 10/10/1995, between 100 Minuteman Limited Partnership ("Landlord") and Tenant for the premises at 100 Minuteman Road, Andover, Massachusetts, and all current and future amendments thereto, are referred to as the "Main Lease." Unless otherwise defined, terms used in this letter agreement have the same meanings as those used in the Main Lease. Pursuant to the Main Lease, Tenant is leasing the Premises from Landlord. Assignee and Tenant have announced plans pursuant to which Assignee's wholly owned subsidiary will acquire at least a majority of Tenant's shares followed by a merger of that subsidiary and Tenant whereby Tenant will become a wholly-owned subsidiary of Assignee (the "Polycom Transaction"). The parties agree that, under the Lease, the Polycom Transaction will be deemed to be an assignment of the Lease, and Assignee and Tenant have asked for Landlord's consent to that assignment (the "Assignment").

        Landlord hereby consents to the Assignment, subject to the following terms and conditions:

        1.    Notwithstanding anything to the contrary, by consenting to the Assignment Landlord is not: consenting to any modifications of the Main Lease or enlarging any of its obligations or liabilities thereunder; assuming or incurring any additional duties, obligations or liabilities to Tenant or Assignee; releasing Tenant (or any guarantor or any other party liable) in any way under the Main Lease, or modifying Tenant's obligations or liabilities thereunder; approving any provisions of the Assignment; waiving or electing its rights and remedies under the Main Lease, all of which Landlord reserves; or consenting in advance to any other assignments, subleases or other Transfers, or anything else.

        2.    Landlord is not and will not become liable or obligated in any way under or in connection with the Assignment or for any defaults or non-compliance by any party thereunder, and all such claims against Landlord are hereby waived and released by Tenant and Assignee. Effective as of the consummation of the Polycom Transaction, Assignee hereby unconditionally assumes and agrees to perform for the benefit of Landlord all of the obligations, Liabilities, representations and warranties of the Tenant under the Main Lease, whether occurring or arising before or after the Polycom Transaction, and, following the closing of the Polycom Transaction, Assignee will be jointly and severally liable with Tenant therefor.

        3.    Tenant and Assignee agree that Landlord is not responsible for, and they jointly and severally shall indemnify Landlord and its Affiliates and defend and hold them harmless from any and all costs, claims or liabilities (including, without limitation, attorneys fees and costs) arising from or in connection with claims against Landlord or its Affiliates in connection with any brokerage commissions, fees, or other similar consideration arising out of or in connection with the Assignment itself, or the negotiations thereof or any other arrangements between Tenant and Assignee.

        4.    Tenant and Assignee, each to its current actual knowledge, hereby represents that Landlord is not in default in any way under the Main Lease. Tenant, to its current actual knowledge, also represents that there has not occurred any event or condition which, with the giving of notice or the passage of time or both could constitute such a default, nor is there any condition giving rise to a right of Tenant to terminate the Lease or exercise any remedies thereunder for a default thereunder, and all requirements, conditions, representations, warranties and obligations of Landlord under the Lease to date have been complied with to the satisfaction of Tenant.

        5.    Landlord certifies to Polycom that:

          (a)  A true, correct and complete copy of the Lease, including all amendments and modifications, is attached to this letter agreement. The Lease is in full force and effect in accordance with the terms of the attached copy and contains the entire agreement between Landlord and Tenant regarding the Premises, and there are no written or oral terms or conditions other than those described in the Lease. Landlord is the owner and holder of fee simple title to the real property at which the Premises are located.

          (b)  The term of the Lease commenced on July 1, 1996, and will expire on September 1, 2014, unless extended or terminated earlier in accordance with its terms. Base Rent for the Premises under the Lease currently equals $255,000 per month, and all such rent has been paid through October 31, 2001. Base Rent is subject to periodic increase per Amendment #4 and Amendment #5 to the Lease. All Additional Base Rent due Landlord per Amendment #4 has been paid, and all Extra Base Rent due Landlord per Amendment #5 has been paid. Operating Costs (including, without limitation, operating expenses and insurance premiums) for the Premises are currently billed in the "amount of approximately $52,383.00 per month, and such Operating Costs have been paid through October 31, 2001. Real estate taxes are billed quarterly, have been paid through September 30, 2001, and billed through December, 2001 in the approximate amount of $103,200. To Landlord's knowledge payments by Tenant of rent and any other sums due to Landlord under the Lease to date have been paid in full on a timely basis. Landlord does not hold any security deposit under the Lease. Tenant has not currently prepaid any rent under the Lease for more than one month, other than the Additional Base Rent, the Extra Base Rent and real estate taxes that are billed quarterly. During October, 2001, the "Unamortized Costs" under the Lease are $11,396,158.

          (c)  To Landlord's knowledge: there is no default by Tenant under the Lease, nor has there occurred any event or condition which, with the giving of notice or the passage of time or both could constitute such a default, nor is there any condition giving rise to a right of Landlord to terminate the Lease or exercise any remedies thereunder for a default thereunder, and all requirements, conditions, representations, warranties and obligations of Tenant under the Lease to date have been complied with to the satisfaction of Landlord.

          (d)  The transactions contemplated by that certain Option Agreement between 200 Minuteman Limited Partnership and Tenant, dated as of June 26, 2000, as amended by Amendment #l to Option Agreement, dated as of July 26, 2000, were in fact consummated effective on or about September 11, 2000. Accordingly, Amendment #4 to the Lease became effective as of September 11, 2000, and Tenant's Lease with 200 Minuteman Limited Partnership was terminated. A copy of that Option Agreement and Amendment #l to Option Agreement are attached. Tenant never entered into a Lease with Landlord or any of its affiliates for premises at 150 Minuteman Road or 300 Minuteman Road.

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          (e)  The transactions contemplated by that certain Option Agreement between Landlord and Tenant, dated as of August 4, 2000, as amended by Amendment #l to Option Agreement dated December 11, 2000, were in fact consummated effective on or about December 21, 2000. Accordingly, in addition to any other terms set forth in the documents and agreement executed in connection with those transactions (a) Amendment #5 to the Lease became effective as of December 21, 2000, (b) the letters of credit have been returned to Tenant and no letters of credit are required any longer under the Lease, (c) the extension options, rights of first offer and purchase options contained in the Lease remain valid and binding, as they may have been amended in certain of the Amendments to the Lease, and (d) after exercise of the above referenced Option Agreement by Landlord, Landlord no longer has any obligations to Tenant with respect to Net Proceeds. A copy of that Option Agreement and Amendment #l to that Option Agreement is attached.

          (f)    Landlord understands that, when and if Landlord's consent is deemed effective under this letter agreement, Polycom will have relied on Landlord's certifications in this Section 5.

        6.    Each of the parties represents and warrants that it has the valid right and authority to execute this letter agreement and perform the terms hereof, and that this letter agreement is binding on it and its successors and assigns and inures to the benefit of the parties hereto and their respective successors and assigns. This letter agreement may be executed in counterparts. Landlord's consent and its certifications in this letter agreement will be effective only if the Polycom Transaction closes on or before 12/31/2001 and Tenant and Assignee execute and deliver to Landlord at least one counterpart original of this letter agreement. The phrase "to Landlord's knowledge" or similar phrases in this letter agreement mean and refer only to the actual knowledge of Martin Spagat and John Kusmiersky, and not to any constructive or imputed knowledge. In any action or proceeding to enforce or interpret this letter agreement, the prevailing party or parties shall be entitled to reasonable attorneys' fees and costs. This letter agreement is governed by the internal laws of Massachusetts and cannot be amended without the written consent of the affected parties hereto.

Sincerely,
100 MINUTEMAN LIMITED PARTNERSHIP, a Massachusetts limited partnership
By:	Niuna-Minuteman, Inc., general partner
	By:	/s/ JOHN G. BAKER Name: John G. Baker Title: Vice President Authorized Signature

AGREED:

PICTURETEL CORPORATION a Delaware corporation		POLYCOM, INC., a Delaware corporation
By:	/s/ DALTON T. EDGECOMB Name: Dalton T. Edgecomb Title: VP, Chief Financial Officer & Treasurer Authorized Signature	By:	/s/ FREDERICK M. GONZALEZ Name: Frederick M. Gonzalez Title: Vice President & General Counsel Authorized Signature

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QuickLinks

  EXHIBIT 10.18
ANDOVER, MASSACHUSETTS LEASE
TABLE OF CONTENTS
EXHIBIT LIST
LEASE
  EXHIBIT "A"
PROJECT SITE PLAN
  EXHIBIT "B"
LEGAL DESCRIPTION
PARCEL A
  EXHIBIT "C"
WORKLETTER
PICTURETEL WORK LETTER Burt Hill Project 95636.00 Revised: August 17, 1995
  EXHIBIT "CC"
PICTURETEL INITIAL INFORMATION
  EXHIBIT "D"
BASE RENT
  EXHIBIT "E"
RULES AND REGULATIONS
  EXHIBIT "F"
BANKRUPTCY PROVISIONS
  EXHIBIT "G"
LANDLORD'S SERVICES
  EXHIBIT H
UNAMORTIZED COST
  EXHIBIT "I"
[INTENTIONALLY OMITTED]
  EXHIBIT "J"
Pre-Closing
TENANT ESTOPPEL CERTIFICATE OF [TENANT'S NAME]
  EXHIBIT "K"
THE "PROJECT AREA"
  EXHIBIT "L"
  Exhibit "M"
  ADDENDUM #1
ROOFTOP COMMUNICATIONS EQUIPMENT
  ADDENDUM #2
EXTENSION OPTIONS
  ADDENDUM #3
NET PROCEEDS
  ADDENDUM #4
PURCHASE OPTIONS
  ADDENDUM #5
RIGHT OF FIRST OFFER TO PURCHASE
  ADDENDUM #7
BUDGET SAVINGS
  SCHEDULE "7AAA"
TOTAL PROJECT COSTS
AMENDMENT #1 TO LEASE (100 MINUTEMAN)
  EXHIBIT A
  Exhibit "JJ"
SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
RECITALS
  Exhibit "L"
  EXHIBIT "M"
AMENDMENT #2 TO LEASE (100 MINUTEMAN)
  Exhibit "L"
PROMISSORY NOTE
AMENDMENT #3 TO LEASE (100 MINUTEMAN)
  EXHIBIT "AA"
  EXHIBIT "BB"
PARCEL DESCRIPTION PARCEL "A-3"
  EXHIBIT "DD"
BASE RENT DURING EXTENSION OPTIONS
  Exhibit "J"
SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT
W I T N E S S E T H
  ADDENDUM #3
NET PROCEEDS
  ADDENDUM #4
PURCHASE OPTIONS
  ADDENDUM #5
RIGHT OF FIRST OFFER TO PURCHASE
AMENDMENT #4 TO LEASE (100 MINUTEMAN)
  EXHIBIT DDD
Schedule of Additional Base Rent
OPTION AGREEMENT (100 MINUTEMAN)
AMENDMENT #1 TO OPTION AGREEMENT (100 MINUTEMAN)
AMENDMENT #5 TO LEASE (100 MINUTEMAN)
100 MINUTEMAN LIMITED PARTNERSHIP 200 Brickstone Square Andover, Massachusetts 01810 Telephone (978) 749-3000 Fax (978) 749-3009